AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1996


                                                      Registration No. 333-10519
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                               AMENDMENT NO. 4 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ---------------------

                             OBJECTSOFT CORPORATION
                 (Name of small business issuer in its charter)


          Delaware                       7373                      22-3091075
(State of other jurisdiction       (Primary Standard            (I.R.S. Employer
     of incorporation or         Industrial Classification        Identification
       organization)                  Code Number)                    No.)
                              ---------------------

   Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601
                                  (201)343-9100
          (Address and telephone number of principal executive offices)
                              ---------------------

   Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601 (Address of principal place of business or intended principal place of business)
                              ---------------------

                           David E.Y. Sarna, Chairman
                             ObjectSoft Corporation
   Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601
                                  (201)343-9100
            (Name, address and telephone number of agent for service)
                              ---------------------
                                   Copies to:

        Melvin Weinberg, Esq.                 C. Walter Stursberg, Jr., Esq.
Parker Chapin Flattau & Klimpl, LLP                  Stursberg & Veith
     1211 Avenue of the Americas             405 Lexington Avenue - Suite 4949
      New York, New York 10036                 New York, New York 10174-4902
           (212) 704-6000                             (212) 922-1177
                              ---------------------

           APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                              _____________________

                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                            AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF                 TO BE          OFFERING PRICE           AGGREGATE              AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED       PER SECURITY (1)    OFFERING PRICE (1)(2)     REGISTRATION FEE
==========================================================================================================================
Units, each Unit (the "Units")             1,437,500         $     7.00              $10,062,500             $   3,469.55
consisting  of one share of
Common Stock,  par value $.0001
per share  ("Common Stock"), and
one Class A Warrant to purchase
one share of Common Stock ("Class
A Warrant")
--------------------------------------------------------------------------------------------------------------------------
Common Stock included in the               1,437,500            --                          --                    --
Units
--------------------------------------------------------------------------------------------------------------------------
Class A Warrants included in the           1,437,500            --                          --                    --
Units
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon                 1,437,500         $     9.10              $13,081,250             $   4,510.77
exercise of the Class A Warrants
included in the Units
--------------------------------------------------------------------------------------------------------------------------
Representative's Unit Purchase               125,000         $      .0001            $       100             $        .03
Option
--------------------------------------------------------------------------------------------------------------------------
Units issuable upon exercise of the          125,000         $     8.40              $ 1,050,000             $     362.04
Unit Purchase Option
--------------------------------------------------------------------------------------------------------------------------
Common Stock included in the                 125,000            --                          --                    --
Units issuable upon exercise of the
Unit Purchase Option
--------------------------------------------------------------------------------------------------------------------------
Class A Warrants included in the             125,000            --                          --                    --
Units issuable upon exercise of the
Unit Purchase Option
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon                   125,000         $     9.10              $ 1,137,500             $     392.21
exercise of the Class A Warrants
included in the Units issuable upon
exercise of the Unit Purchase
Option
--------------------------------------------------------------------------------------------------------------------------
Units issuable upon exercise of the           37,500         $     7.00              $   262,500             $      90.51
Placement Agent's Warrant
--------------------------------------------------------------------------------------------------------------------------
Common Stock included in the                  37,500            --                          --                    --
Units issuable upon exercise of the
Placement Agent's Warrant
--------------------------------------------------------------------------------------------------------------------------
Class A Warrants included in the              37,500            --                          --                    --
Units issuable upon exercise of the
Placement Agent Warrant
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon                    37,500         $     9.10              $   341,250             $     117.66
exercise of the Class A Warrants
included in the Units issuable upon
exercise of the Placement Agent
Warrant
--------------------------------------------------------------------------------------------------------------------------
Units issuable upon exercise of the          375,000         $     7.00              $ 2,625,000             $     905.51
Bridge Warrants
--------------------------------------------------------------------------------------------------------------------------
Common Stock included in the                 375,000            --                          --                    --
Units issuable upon exercise of the
Bridge Warrants
--------------------------------------------------------------------------------------------------------------------------
Class A Warrants included in the             375,000            --                          --                    --
Units issuable upon exercise of the
Bridge Warrants
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon                   375,000         $     9.10              $ 3,412,500             $   1,176.63
exercise of the Class A Warrants
included in the Units issuable upon
exercise of the Bridge Warrants
--------------------------------------------------------------------------------------------------------------------------
Common Stock issued in the July              273,001         $     7.00              $ 1,911,000             $     658.92
1996 Offering
--------------------------------------------------------------------------------------------------------------------------






==========================================================================================================================
                                            AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF                 TO BE          OFFERING PRICE           AGGREGATE              AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED       PER SECURITY (1)    OFFERING PRICE (1)(2)     REGISTRATION FEE
==========================================================================================================================
Common Stock issuable upon                   182,004         $     7.00              $ 1,274,028             $     439.29
exercise of July 1996 Warrants
issued in the July 1996 Offering
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon                    27,300         $     7.00              $   191,100             $      65.90
exercise of the July Placement
Warrant
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable on                      18,200         $     7.00              $   127,400             $      43.93
exercise of July 1996 Warrants
issuable upon exercise of the July
Placement Warrant
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon                   106,250         $     7.00              $   743,750             $     256.45
exercise of Investor Warrants
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon                    43,333         $     7.00              $   303,331             $     104.59
exercise of Officer Warrants
--------------------------------------------------------------------------------------------------------------------------
Common Stock for resale by                    79,000        $      7.00              $   556,500            $      191.90
certain Selling Securityholders
--------------------------------------------------------------------------------------------------------------------------
           TOTAL                                                                     $37,009,609            $   12,785.86
--------------------------------------------------------------------------------------------------------------------------
      Previously Paid                                                                                       $   12,784.29
--------------------------------------------------------------------------------------------------------------------------
          Amount Due                                                                                        $        1.57
==========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).

(2) Pursuant to Rule 416, there are also being registered such additional number of Units, shares of Common Stock, and Class A Warrants as may be issuable, as the case may be, pursuant to the anti-dilution provisions of the Unit Purchase Option, Class A Warrants, Bridge Warrants, Placement Agent's Warrant, July 1996 Warrants, July Placement Warrant, Investor Warrants and Officer Warrants.


================================================================================
           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE


             This Registration Statement covers the registration of (i) 1,437,500 units ("Units"), including Units to cover over-allotments, if any; each Unit consisting of one share of Common Stock, $.0001 par value ("Common Stock"), of ObjectSoft Corporation, a Delaware corporation (the "Company"), and one redeemable Class A Warrant ("Class A Warrants"), for sale by the Company in an underwritten public offering and (ii) an additional 1,142,088 shares of Common Stock and 412,500 Class A Warrants (collectively, the "Selling Securityholder Securities"), all for resale by the holders thereof or of certain outstanding warrants (the "Selling Securityholders") from time to time, subject to the contractual restriction that certain Selling Securityholders may not sell their Selling Securityholder Securities for periods of nine or 12 months after the completion of the underwritten offering without the prior written consent of the representative of the underwriters.


             The  complete  Prospectus  relating  to the  underwritten  offering follows immediately after this Explanatory Note. Following the Prospectus for the underwritten offering are pages of the Prospectus relating solely to the Selling Securityholder Securities, including alternative front and back cover pages and sections entitled "Concurrent Public Offering," "Plan of Distribution," and "Selling Securityholders" to be used in lieu of the sections entitled "Concurrent Registration of Common Stock" and "Underwriting" in the Prospectus relating to the underwritten offering. Certain sections of the Prospectus for the underwritten offering, such as "Use of Proceeds" and "Dilution," will not be used in the Prospectus relating to the Selling Securityholder Securities.

================================================================================
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================

                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1996

PROSPECTUS
                                 1,250,000 Units

                             OBJECTSOFT CORPORATION         [LOGO]
                        Each Unit consisting of one Share
               of Common Stock and one Redeemable Class A Warrant
                               -------------------

           ObjectSoft Corporation (the "Company") hereby offers 1,250,000 Units, each Unit consisting of one share of the Company's common stock, par value $.0001 per share (the "Common Stock"), and one Redeemable Class A Warrant (the "Class A Warrants") of the Company (the "Offering"). The shares of Common Stock and the Class A Warrants comprising the Units are immediately detachable and separately transferable upon issuance. See "Underwriting."

           Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $____ per share (130% of the initial public offering price per Unit), subject to adjustment, at any time commencing _________ __, 1997 (one year after the date of this Prospectus) until _________ __, 2001 (five years after the date of this Prospectus). The Class A Warrants are redeemable by the Company at a price of $.10 per Class A Warrant commencing one year after the date of this Prospectus (or earlier with the prior consent of Renaissance Financial Securities Corporation, the representative of the Underwriters (the "Representative")), on not less than 30 days prior written notice to the holders thereof, provided the average closing bid quotation of the Common Stock as reported on the NASDAQ SmallCap Market ("NASDAQ"), if traded thereon, or if not traded thereon, the average closing bid quotation of the Common Stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 130% of the then current exercise price of the Class A Warrants (initially, $_____ per share), for a period of 20 consecutive trading days ending within 15 days of the date on which the Company gives notice of redemption. The Class A Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "Underwriting" and "Description of Securities - Class A Warrants."


           It is anticipated that the Units will be sold at a price between $5.00 and $7.00 per Unit. Prior to the Offering, there has been no public market for the Units, the Common Stock or the Class A Warrants, and there can be no assurance that any such market will develop after the closing of the Offering or that, if developed, it will be sustained. The offering price of the Units and the initial exercise price and other terms of the Class A Warrants were established by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "Underwriting." The Units, Common Stock and the Class A Warrants have been approved for listing on NASDAQ under the symbols OSFTU, OSFT and OSFTW, respectively.



        THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH
      DEGREE OF RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR
       ENTIRE INVESTMENT SHOULD INVEST. FOR A DESCRIPTION OF CERTAIN RISKS
        REGARDING AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL
                  DILUTION, SEE "RISK FACTORS" AND "DILUTION."
                            ------------------------
          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARYIS A CRIMINAL OFFENSE.


           Concurrently with the Offering, the Company has registered the offering of 1,142,088 shares of Common Stock that are outstanding or issuable upon the exercise of warrants and 412,500 Class A Warrants issuable upon the exercise of warrants (collectively, the "Selling Securityholder Securities") under the Securities Act, on behalf of certain of its stockholders and holders of certain warrants (the "Selling Securityholders"), pursuant to a Selling Securityholder Prospectus included within the Registration Statement of which this Prospectus forms a part. The Selling Securityholders include the Representative with respect to 37,500 shares of Common Stock and 37,500 Class A Warrants issuable upon the exercise of a warrant to purchase Units (the "Placement Agent's Warrant") granted to the Representative in its capacity as the placement agent for a private offering, in April - June 1996, of bridge loans (the "Bridge Loans") and warrants (the "Bridge Loan Offering"). The Selling Securityholder Securities are not part of this underwritten Offering, and other than those held by the Representative and 66,500 shares of Common Stock, may not be sold prior to the expiration of 12 months (nine months in the case of 162,583 shares of Common Stock) after the date of this Prospectus without the prior written consent of the Representative. With respect to the Selling Securityholder Securities subject to the 12-month lock-up, the Representative has agreed with NASDAQ not to give such consent for sales during the period of six months after the date of this Prospectus. The Company will not receive any of the proceeds from the sale of the Selling Securityholder
Securities, but will receive the proceeds of the exercise, if any, of the various warrants pursuant to which certain of the Selling Securityholder Securities are issuable. See "Certain Transactions" and "Concurrent Offering."


================================================================================
                        Price to Public   Underwriting Discounts     Proceeds to
                                            and Commissions(1)       Company(2)
--------------------------------------------------------------------------------
Per Unit...............$                $                         $
Total (3)..............$                $                         $
================================================================================
                                                   (continued on following page)

                  RENAISSANCE FINANCIAL SECURITIES CORPORATION
                The date of this Prospectus is ___________, 1996

(continued from previous page)


(1)  Does not include additional  compensation to the Underwriters consisting of
     (i) a non-accountable expense allowance payable to the Representative equal to 2% of the gross proceeds of the Offering, of which $50,000 has been paid by the Company to date, (ii) an option to be granted to the Representative to purchase 87,500 Units at a price of $____ per Unit (160% of the initial public offering price of the Units) exercisable for four years commencing one year from the date of this Prospectus (the "Representative's Unit Purchase Option") and (iii) a right of first refusal granted to the Representative, for a period of three years from the date of this Prospectus, to act as underwriter or placement agent in any public or private offering or sale of securities made by the Company or its affiliates and subsidiaries. The Company has agreed to pay to the Representative, under certain circumstances, a warrant solicitation fee of 5% of the exercise price for each Class A Warrant exercised. The Company has also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act"). See "Underwriting."

(2) After deducting discounts and commissions payable to the Underwriters, but before payment of the Representative's non-accountable expense allowance ($_______, or $_______ if the Over-allotment Option, defined below, is exercised in full) and the other expenses of the Offering payable by the Company (estimated at $_________). See "Underwriting."
(3) The Company has granted the Representative an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 187,500 additional Units on the same terms set forth above, solely to cover over-allotments, if any (the "Over-allotment Option"). If this option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $_________, $_______ and $_________, respectively. See "Underwriting."

                           --------------------------

           The Units are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to the approval of certain legal matters by counsel and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Units will be made against payment therefor at the offices of the Representative, 200 Old Country Road, Mineola, New York 11501, on or about_________, 1996.



                                   [PICTURES]





           IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, THE COMMON STOCK OR THE CLASS A WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE UNITS OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE UNITS OFFERED BY THIS PROSPECTUS TO ANY PERSON TO WHOM, OR BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

UNTIL _____________, 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ----------------------
                                TABLE OF CONTENTS
                             ----------------------
                                                                            Page


Prospectus Summary..........................................................   7
Risk Factors................................................................  12
Use of Proceeds.............................................................  27
Dividend Policy.............................................................  29
Capitalization..............................................................  30
Dilution....................................................................  31
Selected Financial Data.....................................................  32
Management's Discussion and Analysis of Financial
 Condition and Results of Operations........................................  33
Glossary....................................................................  37
Business....................................................................  39
Management..................................................................  55
Principal Stockholders......................................................  62
Certain Transactions........................................................  64
Description of Securities...................................................  67
Shares Eligible for Future Sale.............................................  72
Underwriting................................................................  74
Concurrent Offering.........................................................  76
Legal Matters...............................................................  77
Experts.....................................................................  77
Additional Information......................................................  77
Index to Financial Statements............................................... F-1


           As of the date of this Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material may also be obtained by mail from the Public Reference Section of the Commission at prescribed rates. Electronic registration statements made though the Electronic Data Gathering Analysis and Retrieval ("EDGAR") System are publicly available through the Commission's Website (http://www.sec.gov). See "Additional Information."

The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

ObjectSoft(TM), SmartStreet(TM), OLEBroker(TM), and CafeOLE(TM) are trademarks of the Company. This Prospectus also includes other trademarks and trade names of the Company and trademarks, service marks and trade names of other companies, including ActiveX(TM), a trademark of Microsoft Corporation ("Microsoft").

CALIFORNIA RESIDENTS

           WITH RESPECT TO SALES OF THE SECURITIES BEING OFFERED HEREBY TO CALIFORNIA RESIDENTS, SUCH SECURITIES MAY BE SOLD ONLY TO: (1) "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1933,
(2) BANKS, SAVINGS AND LOAN ASSOCIATIONS, TRUST COMPANIES, INSURANCE COMPANIES, INVESTMENT COMPANIES REGISTERED UNDER THE INVESTMENT COMPANY OF 1940, PENSION AND PROFIT-SHARING TRUSTS, CORPORATIONS OR OTHER ENTITIES WHICH, TOGETHER WITH THE CORPORATION'S OR OTHER ENTITY'S AFFILIATES, HAVE A NET WORTH ON A CONSOLIDATED BASIS ACCORDING TO THEIR MOST RECENT REGULARLY PREPARED FINANCIAL STATEMENTS (WHICH SHALL HAVE BEEN REVIEWED, BUT NOT NECESSARILY AUDITED, BY OUTSIDE ACCOUNTANTS) OF NOT LESS THAN $14,000,000 AND SUBSIDIARIES OF THE FOREGOING OR (3) ANY PERSON (OTHER THAN A PERSON FORMED FOR THE SOLE PURPOSE OF PURCHASING THE SECURITIES OFFERED HEREBY) WHO PURCHASES AT LEAST $1,000,000 AGGREGATE AMOUNT OF THE SECURITIES OFFERED HEREBY, OR (4) ANY PERSON WHO (A) HAS AN INCOME OF $60,000 AND A NET WORTH OF 60,000, OR (B) HAS A NET WORTH OF $125,000 (IN EACH CASE, EXCLUDING HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES). EACH CALIFORNIA RESIDENT PURCHASING THE SECURITIES OFFERED HEREBY WILL BE DEEMED TO REPRESENT BY SUCH PURCHASE THAT IT COMES WITHIN ONE OF THE AFOREMENTIONED CATEGORIES, THAT IT WILL NOT SELL OR OTHERWISE TRANSFER SUCH SECURITIES TO A CALIFORNIA RESIDENT UNLESS THE TRANSFEREE COMES WITHIN ONE OF THE AFOREMENTIONED CATEGORIES AND THAT IT WILL ADVISE THE TRANSFEREE OF THIS CONDITION, WHICH TRANSFEREE, BY BECOMING SUCH WILL BE DEEMED TO BE BOUND BY THE SAME RESTRICTIONS ON RESALE.

TEXAS RESIDENTS


           WITH RESPECT TO SALES OF THE SECURITIES BEING OFFERED HEREBY TO TEXAS RESIDENTS, SUCH SECURITIES MAY BE SOLD ONLY TO: (1) "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1993; (2) BANK, TRUST COMPANY, BUILDING AND LOAN ASSOCIATION, INSURANCE COMPANY, SURETY OR GUARANTY COMPANY, SAVINGS INSTITUTION, INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, SMALL BUSINESS COMPANY AS DEFINED IN THE SMALL BUSINESS INVESTMENT ACT OF 1958 PROVIDED THE SECURITIES ARE PURCHASED BY SUCH INSTITUTION FOR ITS OWN ACCOUNT OR AS A BONA FIDE TRUSTEE OF A TRUST ORGANIZED AND EXISTING OTHER THAN FOR THE PURPOSE OF ACQUIRING THE SECURITIES; (3) ANY QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN SEC RULE 144A; OR (4) ANY
CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY (OTHER THAN AN INDIVIDUAL) HAVING A NET WORTH OF NOT LESS THAN $5,000,000 OR A WHOLLY-OWNED SUBSIDIARY OF SUCH ENTITY, NOT FORMED FOR THE PURPOSE OF ACQUIRING THE SECURITIES. EACH TEXAS RESIDENT PURCHASING THE SECURITIES OFFERED HEREBY WILL BE DEEMED TO REPRESENT BY SUCH PURCHASE THAT IT COMES WITHIN ONE OF THE AFOREMENTIONED CATEGORIES, THAT IT WILL NOT SELL OR OTHERWISE TRANSFER SUCH SECURITIES TO A TEXAS RESIDENT UNLESS THE TRANSFEREE COMES WITHIN ONE OF THE AFOREMENTIONED CATEGORIES AND THAT IT WILL ADVISE THE TRANSFEREE OF THIS CONDITION, WHICH TRANSFEREE, BY BECOMING SUCH, WILL BE DEEMED TO BE BOUND BY THE SAME RESTRICTIONS ON RESALE. IN ADDITION, THE COMPANY HAS INSTRUCTED ITS TRANSFER AGENT, FOR A PERIOD ENDING ON THE SECOND ANNIVERSARY DATE OF THE CITY AGREEMENT REFERRED TO IN THIS PROSPECTUS, NOT TO PERMIT ANY TRANSFER, WHETHER OR NOT BY A TEXAS RESIDENT, TO A TEXAS RESIDENT UNLESS THE TRANSFEREE REPRESENTS IN WRITING THAT IT COMES WITHIN ONE OF THE AFOREMENTIONED CATEGORIES.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all of the information contained herein (i) gives effect to the mandatory redemption of the 212,500 outstanding shares of the Company's Series A Preferred Stock upon closing of the Offering and (ii) assumes that the Over-allotment Option and the Representative's Unit Purchase Option are not exercised and that no other outstanding options or warrants to purchase Common Stock are exercised. To aid the reader, a Glossary of technical terms has been included on page 35 of this Prospectus.


                                   THE COMPANY

           The Company is in the business of providing information and transaction-based services using proprietary software and off-the-shelf, reusable software components based on Microsoft's ActiveX(TM) (formerly OLE) component technology. The Company's strategy is initially to provide information and services through public access kiosks, known as SmartStreet(TM), over private networks known as Intranets. The kiosks will be located in high density pedestrian traffic areas. The first five kiosks were deployed in New York City in July 1996 under an agreement with the City of New York (the "City"). Kiosk users are able to obtain information and will be able to obtain documents and transact certain business without the necessity of interacting directly with City employees or appearing personally at certain City offices.

           In early 1996, as part of its Kiosk Demonstration Project, the City of New York entered into an agreement with the Company (the "City Agreement") to develop public kiosks to be located in City offices and other public locations in an effort to expedite transactions with the City. Under the City Agreement, the City agreed to lease the first five kiosks, and the Company may deploy additional kiosks throughout the New York City area at its own risk and expense, subject to City approval of the kiosk locations. The initial term of the City Agreement is one year, which may be extended by the City for a period of up to 24 months. Any extension or renewal of the City Agreement will be contingent upon the City's evaluation of the Kiosk Demonstration Project as a whole and of the Company's kiosks. Pursuant to the City Agreement, the Company has developed kiosks through which members of the public can obtain certain information from, and will be able to transact certain business with, the Buildings Department and the Department of Health, as well as information about City government and elected officials and general information about transportation and attractions in New York.

           The kiosks are configured to permit the Company to offer additional services provided either by the Company or third parties and to sell advertising on such kiosks. Under the City Agreement, a portion of the revenue, if any, derived from such services and advertising will be shared with the City. The Company will seek to provide SmartStreet(TM) services to other municipalities, states and government agencies and to organizations in the private sector that provide a large volume of information, records and documents to the public. The Company may also seek to enter into agreements with the City and other customers to provide information and services over the Internet, in order to significantly expand the accessibility of such information and services. To date, the Company has not entered into any agreements to offer any of the foregoing additional services or products.

           As of August 31, 1996, the Company had received, under the City Agreement, payments of $158,424, consisting of payment by the City of one month's $30,090 lease payment and $128,334 of a total of $300,000 due upon the achievement of certain milestones. As of August 31, 1996, the first five kiosks were available only to provide City information and did not provide transaction services or carry any paid advertising or third party services. Consequently, no revenues had been generated by user transactions or advertising. The kiosks are expected to be available to conduct City transactions on a fee basis by January 31, 1997.

           After its inception in 1990, the Company's activities consisted initially of consulting, writing, training and custom software development for various corporate and government clients, including Microsoft, for which it produced technical papers and provided consulting services. In performance of these activities, the Company developed skills in rapid application development and a base of courseware and reusable software objects to which it retains title. In 1995, the Company decided to direct these skills and its expanding body of reusable software objects toward the development of services through which it can derive revenue on a "per transaction" basis. It developed and operates OLEBroker(TM), an Internet-based subscription service that allows customers to search its database of information about software objects, find the information needed and at the customer's option, purchase needed objects on-line. This service is of benefit to customers developing computer programs for Microsoft Windows. In connection with the development of OLEBroker(TM), the Company developed significant additional software objects, which it then used in the development of technology for the kiosk and Internet service delivery programs. While the Company anticipates that the kiosk and Internet service delivery programs will constitute the most significant part of its business, it intends to continue to engage in consulting activities as resources permit and in the operation of OLEBroker(TM). In selecting consulting opportunities, the Company will focus primarily on assignments in connection with the sale of kiosk services or that can otherwise enhance its skill base. The Company believes that there will continue to be a market for the OLEBroker(TM) service, consisting primarily of persons involved in computer programming, rather than computer users in general, as the use of Microsoft Windows programs increases.

           ObjectSoft Corporation was incorporated in Delaware in January 1996 and is the surviving corporation of the merger on January 31, 1996 (the "Merger") between it and its predecessor, ObjectSoft Corporation, a New Jersey corporation ("ObjectSoft-NJ"), which was incorporated in December 1990. The sole purpose of the Merger was to effect a change of the corporate domicile of ObjectSoft-NJ to Delaware. The Company was organized as a wholly-owned subsidiary of ObjectSoft-NJ; prior to the Merger, the Company conducted no business unrelated to its organization or to effecting the Merger. Throughout this Prospectus, the "Company" will, unless the context otherwise requires, include ObjectSoft-NJ.

           The Company's executive offices are located at Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601; its telephone number is
(201) 343-9100; its facsimile number is (201) 343-0056; its Internet e-mail address is Webmaster@Objectsoftcorp.com; and its homepage on the World-Wide Web is at http://www.objectsoftcorp.com.


                                  THE OFFERING

Securities being Offered Hereby........1,250,000  Units, each Unit consisting of one share of Common Stock and one Class A
                                       Warrant.  Each  Class A Warrant  entitles
                                       the holder  thereof to purchase one share
                                       of Common  Stock at a price of $ ____ per
                                       share   (130%  of  the   initial   public
                                       offering  price  per  Unit),  subject  to
                                       adjustment,  at any time  commencing  one
                                       year  after  the date of this  Prospectus
                                       until five  years  after the date of this
                                       Prospectus.  The Class A Warrants  may be
                                       redeemed  by the Company  commencing  one
                                       year from the date of this Prospectus (or
                                       earlier   with   the   consent   of   the
                                       Representative),  upon  30  days  notice,
                                       provided  the closing bid  quotation  for
                                       the Common Stock has exceeded 130% of the
                                       exercise  price of the  Class A  Warrants
                                       (initially,  $_____  per  share)  for  at
                                       least 20 consecutive  trading days ending
                                       within 15 days of the date of the  notice
                                       of  redemption.   See   "Description   of
                                       Securities."

                                       The shares of Common  Stock and the Class
                                       A  Warrants   comprising  the  Units  are
                                       immediately   detachable  and  separately
                                       transferable    upon    issuance.     See
                                       "Underwriting."

Offering Price ........................$_____ per Unit
Common Stock Outstanding
prior to Offering (1)..................2,566,001 shares

Common Stock to be Outstanding after
the Offering (1).......................3,816,001 shares

Class A Warrants to be Outstanding
after the Offering (2).................1,250,000 Class A Warrants

Risk Factors...........................The securities  offered  hereby involve a
                                       high  degree  of  risk  and   substantial
                                       dilution to public  investors.  See "Risk
                                       Factors" and "Dilution."

Use of Proceeds........................Repayment of the Bridge Loans;  mandatory redemption  of Series A Preferred  Stock;
                                       deployment of 25 additional kiosks in New
                                       York City; expansion of SmartStreet(TM) and related operations; working capital and general corporate purposes. See "Use of Proceeds."


NASDAQ symbols:
   Units...............................OSFTU

   Common Stock........................OSFT
   Class A Warrants....................OSFTW

--------------------


(1) Does not include: (i) 1,250,000 shares issuable upon exercise of the Class A Warrants included in the Units offered hereby, (ii) up to 375,000 shares included in the Units issuable upon exercise of the Over-allotment Option and issuable upon exercise of the Class A Warrants included in such Units,
     (iii) 175,000 shares included in the Units (and upon exercise of the Class A Warrants included in such Units) issuable upon exercise of the Representative's Unit Purchase Option, (iv)143,333 shares issuable upon exercise of warrants issued to certain present and former members of senior management (the "Officer Warrants"), (v ) 60,000 shares issuable upon exercise of options held by consultants, (vi) 106,250 shares issuable upon exercise of warrants granted to investors in connection with certain prior financings by the Company (the "Investor Warrants"), (vii) 750,000 shares included in the Units (and upon exercise of the Class A Warrants included in such Units) issuable upon exercise of warrants issued to investors in the Bridge Loan Offering (the "Bridge Warrants"), (viii) 75,000 shares included in the Units (and upon exercise of the Class A Warrants included in such Units) issuable upon the exercise of the Placement Agent's Warrant issued to the Representative in connection with the Bridge Loan Offering,
     (ix) 182,004 shares issuable upon exercise of warrants (the "July 1996 Warrants") issued to investors in the Company's July and August 1996 private equity offering (the "July 1996 Offering") of 273,001 units each consisting of one share of Common Stock and the July 1996 Warrant (the "July 1996 Units"), (x) 45,500 shares issuable upon exercise of the warrant (and the July 1996 Warrants issuable upon exercise of such warrant) issued to the placement agent of the July 1996 Offering (the "July Placement Warrant"), (xi) 20,000 shares issuable upon the exercise of warrants issued to a principal stockholder of the Company in connection with the redemption of the Company's Series B Preferred Stock, and (xii) 250,000 shares reserved for issuance under the Company's 1996 Stock Option Plan, options for 145,000 of which have been granted. See "Management," "Certain Transactions," "Description of Securities" and "Underwriting."

(2) Does not include 725,000 Class A Warrants, of which (i) 187,500 are included in the Units issuable upon the exercise of the Over-allotment Option, (ii) 87,500 are included in the Units issuable upon the exercise of the Representative's Unit Purchase Option, (iii) 375,000 are included in the Units issuable upon the exercise of the Bridge Warrants, and (iv) 37,500 are included in the Units issuable upon the exercise of the Placement Agent's Warrant. See "Certain Transactions," "Description of Securities" and "Underwriting."

                          SUMMARY FINANCIAL INFORMATION
                    (In thousands, except per share amounts)

           The summary financial information set forth below is derived from the financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.


                                          Six  Months Ended June 30,    Year  Ended  December  31,
                                          --------------------------    --------------------------
STATEMENT OF OPERATIONS DATA:                 1996           1995           1995           1994
                                              ----           ----           ----           ----
Revenues:
              Consulting                  $   258,000    $   282,562    $   447,976    $   509,920
              Development and Training         37,954         97,900        118,618        245,836

Net loss                                     (300,722)       (13,798)      (122,400)       (45,504)

Net loss applicable to common stock          (316,535)       (23,361)      (141,525)       (64,629)

Net loss per share of common stock              (0.11)         (0.01)         (0.05)         (0.02)


Weighted average number of common stock     2,894,043      2,891,043      2,891,043      2,891,043
outstanding




                                             June 30, 1996                  December 31, 1995
                                   -------------------------------------    -----------------
BALANCE SHEET DATA:             Historical    Pro forma(1)   As Adjusted(2)
                                ----------    ------------   --------------
Working capital (deficiency)   $   246,384    $   937,669    $ 5,690,700    ($  390,290)

Total assets                     1,107,160      1,698,445      6,539,955        343,534

Redeemable preferred stock         393,469        268,469           --          383,906

Accumulated deficit             (1,193,939)    (1,193,939)    (1,385,201)      (877,404)

Total stockholders' equity        (787,854)        28,431      6,208,669       (598,844)
(capital deficiency)


-------------------------

(1) Gives effect to the sale of 273,001 shares of Common Stock and July 1996 Warrants to purchase 182,004 shares of Common Stock in July and August 1996 and the redemption of the Company's Series B Preferred Stock in July 1996.

(2) Assumes an offering price per Unit of $6.00, the midpoint of the range set forth on the cover page of this Prospectus, and gives effect to (i) the sale of 1,250,000 Units offered hereby and the application of the estimated net proceeds therefrom, including the repayment of $1,250,000 principal amount of the Bridge Loans outstanding, plus accrued interest thereon and redemption of the Series A Preferred Stock at its liquidation value of $212,500 plus accrued dividends, (ii) the sale of the July 1996 Units and the issuance of the July Placement Warrant and (iii) the redemption of the Series B Preferred Stock at its liquidation value of $125,000 and the issuance of the warrants to purchase 20,000 shares of Common Stock at $7.00 per share in connection therewith. See "Use of Proceeds" and "Certain Transactions."

                                  RISK FACTORS


           In addition to the other information in this Prospectus, the following factors should be carefully considered in evaluating the Company before purchasing the Units offered by this Prospectus:


LIMITED OPERATING HISTORY; OPERATING LOSSES; ACCUMULATED DEFICIT

           The Company was founded in 1990, has only a limited operating history and recently changed its focus from consulting and training services to transactional fee-based products and services. Consequently, any analysis of the Company's prior operations has only minimal relevance to an evaluation of the Company, its current products and services, and its prospects.

           Although the Company has generated revenues from operations, it has experienced losses. The Company has incurred, and will continue to incur, significant costs in connection with the development of its Intranet kiosk and Internet operations, which may result in operating losses. There can be no assurance that such operations will ultimately generate significant revenues for the Company or that the Company will achieve profitable operations. As of June 30, 1996, the Company had an accumulated deficit of $1,193,939. See
"Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements.


RECENT CHANGE OF OPERATING FOCUS

           The Company's Intranet-based SmartStreet(TM) kiosk service business, as well as its Internet service business (consisting primarily of the operation of OLEBroker(TM)), have been recently created, are limited in scope and have not generated significant revenues to date. The operations to which the Company is now devoting its resources are in the early stages of development. There can be no assurance that the Company will be successful in attracting new customers or retaining current customers for its new business divisions or in generating significant revenues or profits from such business divisions. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, the Company must, among other things, respond to competitive developments, attract, retain and motivate qualified product development and marketing personnel, continue to upgrade its existing technologies, develop new technologies and commercialize products and services incorporating such technologies. There can be no assurance that the Company will be successful in addressing such risks. The Company may also be required to enter into strategic alliances to effect cooperative development efforts in order to have the financial and technical resources to respond to changing market demands on a timely basis. There can be no assurance that entities with the necessary technical or financial resources will be willing to enter into such alliances with the Company on acceptable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - ObjectSoft Strategy."

RECENT BRIDGE AND EQUITY FINANCINGS; USE OF PROCEEDS TO
REPAY BRIDGE LOANS AND REDEEM PREFERRED STOCK

           During the period of April through June 1996, in the Bridge Loan Offering, the Company issued promissory notes in the aggregate amount of $1,250,000 and the Bridge Warrants. The Company will be required to amortize the "original issue discount" incurred in connection with such bridge loans (the "Bridge Loans") and the issuance of the Bridge Warrants over the period of time such loans are outstanding. Assuming such Bridge Loans are repaid not later than October 31, 1996, the Company's financial statements reflected, and will reflect, amortization of the discount of approximately $77,000, $134,000 and $57,000 in the three month periods ending June 30, September 30, and December 31, 1996, respectively. The Company incurred a loss for the six months ended June 30, 1996 and even if it shows earnings from operations for the three months ending September 30, 1996, it will, in all likelihood, incur a loss for the nine months ending September 30, 1996. In addition, the issuance, in the July 1996 Offering, of shares of Common Stock and warrants to purchase Common Stock at prices below the price per Unit of the Units offered hereby reduces the loss per share for the year ended December 31, 1995 and the six months ended June 30, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and Note D of the Notes to Financial Statements.


           Approximately $1,566,000 (24.6%) of the net proceeds of the Offering will be used to repay the Bridge Loans made to the Company during the period of April through June 1996 and related interest and to redeem the Company's Outstanding Series A Preferred Stock, and, accordingly, such funds will not be available to fund future growth. See "Use of Proceeds" and "Certain Transactions-Recent Financings."



BROAD DISCRETION IN USE OF PROCEEDS


           Approximately 26.7% of the net proceeds of the Offering have been allocated to deployment of additional kiosks in New York City and approximately 40.8% of the net proceeds have been allocated to expansion of SmartStreet(TM) and related operations. However, management believes that such operations will be funded in part by revenues and other sources, such as equipment financing. In the event such funds become available, of which there can be no assurance, the funds allocated to such purposes may be reallocated to working capital purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. See "Use of Proceeds" and "Business - ObjectSoft Strategy."



BENEFITS TO AFFILIATES

           A portion of the net proceeds of the Bridge Loans, as well as a portion of the proceeds of the July 1996 Offering, were used to pay a portion of accrued but unpaid salaries to the executive officers of the Company. To the extent revenues from future operations are not sufficient to pay the salaries of such executive officers in full, a portion of the proceeds of the Offering allocated to expansion or working capital may used to pay such salaries. A portion of the proceeds of the July 1996 Offering was also used to redeem the convertible Series B Preferred Stock owned by Cyndel & Co., Inc. ("Cyndel"), a principal stockholder of the Company. See "Use of Proceeds" and "Certain Transactions."


DEPENDENCE ON NEW, UNTESTED PRODUCT

           The Company has recently refocused its efforts to concentrate on the development of kiosks based on Internet technology from which it hopes to derive transaction-based and advertising revenues. In January 1996, the Company entered into an agreement with the City of New York, as part of the City's Kiosk Demonstration Project, pursuant to which the Company agreed to install and operate a minimum of five kiosks at City offices and other locations to provide expedited public access to various City government services. However, the City has also entered into agreements with two other entities to install and operate kiosks. The Company installed its first five kiosks in July 1996, and such kiosks have been operating on a limited basis since that time.

           The Company anticipates that revenues from the kiosks will be provided by leasing fees paid by the service providers, such as the City, and by usage fees paid by consumers who obtain City or other services through the kiosks. Although kiosks are in operation in other municipalities, there can be no assurance that the Company's kiosks will be able to operate consistently and efficiently to provide the anticipated services, that members of the general public will find the kiosks user-friendly, that they will be comfortable with or be willing to pay the additional cost for the convenience of using the kiosks to transact business with the City or other service providers by electronic means, that the City will be satisfied with the results of the operations of the Company's kiosks, or that even if the kiosks perform adequately, that the City and other potential users of similar kiosks will not opt for the products of the Company's competitors. The Company does not have any agreements to provide kiosks or other Intranet services to any other customers, and its ability to market such services to other potential customers will be highly dependent on the success and acceptance of the New York City kiosks. Furthermore, the municipalities, states and other government agencies that constitute a primary target market for the Company's kiosks are subject to potentially severe budgetary constraints and cuts that may limit their ability to fund the acquisition of new technology such as the kiosks.

           In addition, the Company anticipates that a significant portion of the revenues related to the kiosks will consist of leasing fees and usage fees derived by providing unrelated transactions, such as restaurant information and shopping services, to the users of the kiosks and from commercial advertising by local and national companies and businesses. The Company has engaged only in negotiating for agreements to provide such services or advertising and has not as yet entered into any significant agreements. There can be no assurance that commercial entities will be interested in marketing or advertising their products and services by means of kiosks providing government services, that such services or advertising can be sold at rates that will provide significant revenues to the Company, or that such services or advertising, if commenced, will prove to be effective and will be continued. See "Business - Products and Services - SmartStreet(TM) Kiosk Services."


RISKS RELATED TO OLEBROKER(TM) AND CONSULTING AND TRAINING SERVICES

           Although the development of the OLEBroker(TM) service included the development of much of the software used in the development and configuration of the Company's kiosk technology, the service itself currently generates limited revenues. The Company believes that while there will continue to be a growing market for the OLEBroker(TM) service, particularly as the use of Microsoft Windows programs increases, such market may consist primarily of persons involved in computer programming, rather than computer users in general.

           The  Company  has  historically   provided  consulting  and  training
services primarily on a project basis, and long-term continuing projects have been limited. There can be no assurance that the Company will obtain future consulting projects. Furthermore, the Company will seek to accept consulting and training assignments primarily in connection with the sale of kiosk services or that will otherwise expand its skill base. See "Business - Products and Services
- OLEBroker(TM) - Consulting, Training and Authoring Services."


UNCERTAINTY OF PRODUCT DEVELOPMENT

           It is common for hardware and software as complex and sophisticated as that employed by the Company in its kiosks to experience errors, or "bugs," both during development and subsequent to commercial introduction. As kiosks are installed in New York City, the Company may identify such problems, either in the software platforms developed by others or in its proprietary software. There can be no assurance that all the potential problems will be identified, that any bugs that are located can be corrected on a timely basis or at all, or that additional errors will not be located in existing or future products at a later time or when usage increases. Any such errors could delay commercial introduction or use of existing or new products and require modifications in systems that have already been installed. Remedying such errors could be costly and time consuming, and bugs involving the proprietary software of third parties could require the redesign of the Company's proprietary software. Delays in debugging or modifying the Company's products could materially and adversely affect the Company's competitive position with respect to existing and new technologies and products offered by its competitors. In particular, delays in remedying existing or newly identified errors in the Company's kiosks could materially and adversely affect the Company's ability to achieve significant market penetration with the kiosks.

VULNERABILITY TO TECHNOLOGICAL CHANGES; NEED FOR MARKET ACCEPTANCE

           The markets the Company serves are subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, the Company's position in its existing markets or other markets that it may enter could be eroded rapidly by product advancements by competitors. The life cycles of the Company's products and services are difficult to estimate. The Company's future success will depend, in part, upon its ability to enhance existing products and services and to develop new products and services on a timely basis. In addition, its products and services must keep pace with technological developments, conform to evolving industry standards, particularly client/server and Internet communication and security protocols, and publishing formats, and address increasingly sophisticated customer needs. In particular, the success of the Company's kiosks will depend in large measure on their being user-friendly to the general public and capable of operating reliably. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products and services, or that new products and services and enhancements will meet the requirements of the marketplace and achieve market acceptance. If the Company is unable to develop and introduce products and services in a timely manner in response to changing market conditions or customer requirements, the Company's financial condition and results of operations would be materially and adversely affected.


COMPETITION

           The Company's Intranet kiosk business competes with numerous companies, including IBM, North Communications, Golden Screens and NCR (currently a division of AT&T). All of these companies have resources much greater than those of the Company. The Company's contract with the City of New York is presently the most significant part of this business. The City has also awarded demonstration contracts, comparable to the contract awarded to the Company, to North Communications and Golden Screens. Both North Communications (through its subsidiary, MetroNet) and DSSI (which awarded a subcontract to Golden Screens) have supplied kiosks to other municipalities. After fulfillment of the initial contracts, if the City chooses to install additional kiosks throughout the City of New York, it may award to others, and not the Company, the contract to install such additional kiosks. Further, there can be no assurance that other municipalities or other entities will seek to acquire kiosks from the Company. In addition, if the use of kiosks provided by the Company and others proves to be successful in New York City and other municipalities and locations, additional companies in the software, hardware and communications areas, among others, may seek to enter the market.

           OLEBroker's(TM) competition includes Fawcette Technical Publications, which offers a website concerning OLE components and which is supported by advertising revenues. At this time, the site does not offer vendor's help files, although this could change in the future. Cybersource offers a website called SoftwareNet for the sale of software, including software components on-line, and a Canadian subsidiary of Sterling Software also provides objects through electronic commerce. Objects are generally listed on OLEBroker(TM) on a non-exclusive basis. While OLEBroker(TM) competes on the basis of the organization, comprehensiveness and accessibility of its offerings, the barriers to entry in the field are limited and additional competitors are expected to enter the field. Many of these will have resources far greater than the Company. See "Business -- Competition."

POSSIBLE DIFFICULTY IN COMPLYING WITH GOVERNMENT CONTRACT REQUIREMENTS

           The Company's kiosks are initially being marketed to entities including municipalities, states and other government agencies, among others. As governmental authorities, these prospective purchasers are subject to public contract requirements which vary from one jurisdiction to another and include regulations relating to insurance coverage, non-discrimination in hiring practices, access to the disabled, and record-keeping, among other requirements. Some public contract requirements may be onerous or even impossible for the Company to satisfy, such as large bonding requirements, and the Company may be precluded from making sales in these jurisdictions. In addition, public contracts frequently are awarded only after a formal competitive bidding process. The process to date has been and may continue to be protracted. Even following contract award, significant delays in contract implementation are possible. See "Business - Governmental Regulation."


RELIANCE ON MICROSOFT IN MARKETING

           The Company has established a strategic relationship with Microsoft that it believes is important to its sales, marketing and support activities, as well as to its product development efforts relating to its kiosks. Microsoft has provided technical and marketing support to the Company in connection with the development and marketing of its kiosk services, has exhibited the Company's kiosks in Microsoft displays at various trade shows and has indicated its willingness to continue to do so in the future. It has also issued public statements that included favorable references to the Company's products. Since 1994, the Company has served as regional director of Microsoft's "Developer Days" program, an on-going series of conferences, the next one of which is scheduled for the first quarter of 1997, from which the Company derives publicity and exposure to senior Microsoft personnel. In addition, the Company also benefits from Microsoft's continued willingness to enter into non-disclosure agreements with the Company with respect to unannounced Microsoft products, under which the Company has the opportunity to have advance knowledge of software technology being developed by Microsoft. There is no assurance that Microsoft will continue to support the Company's products, continue the Company's participation in the Developer Days program or enter into such agreements with the Company in the future. The Company also obtains benefits from a Cooperation Agreement, under which Microsoft offers customers for certain of its software products a discounted subscription rate on OLEBroker(TM). The Cooperation Agreement has an initial one year term that concludes in November 1996. While an extension of the term is currently being negotiated, there is no assurance that Microsoft in the future will not elect to terminate the Cooperation Agreement or enter into similar agreements with the Company's competitors. The Company believes that the non-renewal of the Cooperation Agreement would not have a material effect on the Company. However, if Microsoft were to sever its relationships with the Company, the Company's sales and financial condition could be severely and adversely affected. See "Business - Products and Services - Relationship with Microsoft."


DEPENDENCE UPON MICROSOFT'S WINDOWS OPERATING SYSTEM

           The Company has invested in software built on Microsoft's Internet Explorer, Windows NT and Windows 95 platforms and written in certain programming languages designed for these operating systems. To the extent that such platforms do not remain competitive, the Company might have to expend significant time and resources to port its software to other platforms. Any factor adversely affecting the demand for, or use of, Microsoft's Windows operating system could have an impact on demand for the Company's products or services causing a material adverse effect on the Company's business, results of operations and financial condition. Additionally, any changes to the underlying components of the Windows operating system that would require changes to the Company's products would materially adversely affect the Company if it were not able successfully to develop or implement such changes in a timely fashion. See "Business - Products and Services."

DEPENDENCE UPON COMMON CARRIERS AND INTERNET ACCESS PROVIDERS

           The Company is also dependent on various regulated common carriers and unregulated Internet access providers, such as AT&T, Bell Atlantic, NYNEX, SPRINT and NYSERNET. In the event such carriers or providers cannot timely respond to the Company's requirements for service, fail to provide reliable service or increase their rates substantially, the Company's service or profitability could be adversely effected. See "Business - Products and Services."


DEPENDENCE ON THE INTERNET

           Sales of the Company's Internet-related products and services, including its OLEBroker(TM) and new or expanded products and services, if any, will depend in large part upon a robust industry and infrastructure for providing commercial Internet access and carrying Internet traffic and upon increased commercial use of the Internet. If the necessary infrastructure or complementary products are not developed or available to the Company on reasonable terms, or if development of the Internet as a significant commercial marketplace is interrupted or delayed, the Company's business, operating results and financial condition could be materially adversely affected. See "Business - Products and Services."


LIMITED CUSTOMER BASE

           The long term success of the Company's business will depend not only on the Company's ability to enter into arrangements with municipalities, other government entities and private entities to make services available through kiosks and with advertisers to use the kiosks as an advertising medium, but ultimately upon the willingness of consumers to pay fees to transact business by means of the kiosks. To date, the Company is operating only five public kiosks, which were installed pursuant to the agreement with the City of New York and which have been available for public use for a short period of time. The decision by the City to acquire kiosks from providers other than the Company would have a direct and materially adverse effect on the prospects of the Company and could also decrease the Company's ability to market the kiosks to other potential service providers and advertisers. In addition, there can be no assurance that the volume of use by consumers of the kiosks to obtain City services and conduct other transactions will be sufficient to generate significant revenues for the Company.

           The Company historically has derived a significant portion of its revenues from a relatively limited number of customers. During the six months ended June 30, 1996, the City of New York accounted for 56% of the Company's revenues pursuant to the City Agreement and Microsoft, for which the Company provided consulting services, accounted for 20% of the Company's revenues. During 1995, two customers accounted for approximately 56% of the Company's revenues, and during 1994, four customers accounted for approximately 67% of revenues. The Company provided consulting and related services, and more recently, services related to the development of OLEBroker(TM) and Intranet and kiosk technology, to such customers. There can be no assurance that such customers or others will retain the Company to install kiosks or provide such services in the future. Furthermore, no customers of OLEBroker(TM) account for a material portion of the Company's revenues, and there can be no assurance that the Company will be able to develop a significant customer base for this service. See "Business - Customers."

RISK OF MANUFACTURING ACTIVITIES

           The Company's kiosks involve the design by the Company, and the engineering and manufacture by subcontractors, of the hardware and graphical components of the kiosks. Only a limited number of kiosks have been fabricated to date, so it is difficult for the Company to predict if its current subcontractors will be able to engineer and produce kiosks on a satisfactory basis. While the Company believes that it could arrange to have kiosks fabricated by other subcontractors on comparable terms, there can be no assurance that the need to establish relationships with other subcontractors would not result in costs and delays to the Company. The future success of the Company will depend in part on its ability to retain, and maintain good relationships with, subcontractors in order to assure the timeliness and quality of the manufacture of its kiosks. See "Business Products and Services - SmartStreet(TM) Kiosk Services - SmartStreet(TM) Kiosk Technology."


POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

           The Company's quarterly operating results have in the past and may in the future vary significantly depending upon factors such as the timing of significant orders, which in the past have been, and will in the future be, delayed from time to time by delays in the contracting process. The potential customers for the Company's kiosks are expected to include municipalities, government agencies and large organizations; that is, entities that typically engage in extended competitive bidding, approval and negotiation procedures with respect to contracts, with no assurance that the contract will ultimately be awarded to the Company. Additional factors contributing to variability of operating results include the pricing and mix of services and products sold by the Company, terminations of service, new product introductions by the Company and its competitors, market acceptance of new and enhanced versions of the Company's products and services, changes in pricing or marketing policies by its competitors and the Company's responses thereto, the Company's ability to obtain sufficient vendors, to obtain supplies of sole or limited source components, changes in the Company's network infrastructure costs, as a result of demand variation or otherwise, the lengthening of the Company's sales cycle and the timing of the expansion of the Company's network infrastructure. Variations in the timing and amounts of revenues and costs could have a materially adverse effect on the Company's quarterly operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


DEPENDENCE ON KEY PERSONNEL

           The Company's performance is substantially dependent on the performance of its executive officers and key employees, and on its ability to attract key personnel. In particular, the future success of the Company is dependent upon the personal efforts of the Company's founders, David E. Y. Sarna and George J. Febish, each of whom is a director and an executive officer of the Company. Messrs. Sarna and Febish have long-term employment agreements with the Company. The Company has in place key person life insurance policies, of which it is the beneficiary, on the lives of Messrs. Sarna and Febish in the amount of $1,000,000 each. However, the loss of the services of its executive officers or other key employees could delay the Company's ability to fully implement the operating strategy, which could have a materially adverse effect on the business, operating results and financial condition of the Company. See "Business - ObjectSoft Strategy" and "Management."


ATTRACTION AND RETENTION OF EMPLOYEES AND CONTRACT PROVIDERS

           The Company's success will depend in large part upon its ability to attract, develop, motivate and retain highly skilled technical employees, particularly software developers, project managers and other senior personnel, as well as independent providers of creative content for the Company's kiosks and websites. Qualified project managers and skilled developers with Intranet, Internet and ActiveX(TM) skills are in particularly great demand and are likely to remain a limited resource for the foreseeable future. Although the Company expects to continue to be able to attract and retain sufficient numbers of highly skilled technical employees, developers, project managers and independent content providers for the foreseeable future, there can be no assurance that the Company will be able to do so. The loss of some or all of the Company's project managers and other senior personnel could have a materially adverse impact on the Company, particularly on its ability to secure and complete engagements. Other than Messrs. Sarna and Febish, no other senior personnel have entered into employment agreements obligating them to remain in the Company's employ for any specific term; however, substantially all key employees of the Company are parties to nonsolicitation, confidentiality and noncompetition agreements with the Company. See "Business - Employees" and "Management."


DEPENDENCE ON PROPRIETARY TECHNOLOGY

           The Company's success and ability to compete is dependent in part upon its proprietary technology. While the Company relies on trade secret, contract, trademark and copyright law to protect its technology, the Company believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are more essential to establishing and maintaining a technology leadership position. The Company presently has no patents or patent applications pending. There can be no assurance that others will not develop technologies that are similar or superior to the Company's technology. The source code for the Company's proprietary software is protected as a trade secret. In addition, because the Company does not sell or license its technology to third parties, but rather delivers services thorough its kiosks and OLEBroker(TM), its proprietary software is not disclosed to third parties. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain aspects of the Company's products or to obtain and use information that the Company regards as proprietary or to develop similar technology independently. Policing unauthorized use of the Company's products is difficult. In addition, effective trade secret and copyright protection may be unavailable or limited in certain foreign countries. There can be no assurance that the steps taken by the Company will prevent misappropriation of its technology. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results or financial condition.

           Certain technology used in the Company's products or services is licensed or leased from third parties, generally on a nonexclusive basis. While the licenses involved are primarily "shrink wrap licenses;" that is, licenses available to anyone who purchases publicly available software programs, the termination of any of these licenses or leases or the discontinuance of the underlying programs may have a material adverse effect on the Company's operations. Replacement of certain technologies licensed or leased by the Company could be costly and could result in product delays which would materially and adversely affect the Company's operating results. While it may be necessary or desirable in the future to obtain other licenses or leases relating to one or more of the Company's products or services or relating to current or future technologies, there can be no assurance that the Company will be able to do so on commercially reasonable terms or at all. See "Business - Proprietary Rights."


RISK OF SYSTEM FAILURE; SECURITY RISKS; LIABILITY RISKS

           The Company's operations are dependent upon its ability, and the ability of its suppliers, such as AT&T, Bell Atlantic, NYSERNET, SPRINT and NYNEX, to protect its network infrastructure against damage from fire, earthquakes, power loss, telecommunications failures and similar events. Despite precautions taken by the Company and its suppliers, the occurrence of a natural disaster or other unanticipated problems at the Company's network operations center or kiosks in the future could cause interruptions in the services provided by the Company. In addition, failure of the Company's telecommunications providers to provide the data communications capacity required by the Company as a result of a natural disaster, operational disruption or for any other reason could cause interruptions in the services provided by the Company. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition and results of operations.

           Despite the implementation of security measures, the core of the Company's network infrastructure is vulnerable to computer virus attacks and other disruptive problems. The Company and Internet access providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized use could also potentially jeopardize the security of confidential information stored in the computer systems of the Company and its customers, which may result in liability of the Company to its customers and also may deter potential users. Although the Company intends to continue to implement industry-standard security measures, such measures have been circumvented in the past, and there can be no assurance that measures implemented by the Company will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to the Company's customers which could have a material adverse effect on the Company's business, financial condition and results of operations.

           The Company's success will depend upon the capacity, reliability and security of its network infrastructure, including processing capability and the facilities and capacity leased from access providers and telecommunications vendors. The Company must continue to expand and adapt its network infrastructure as the number of users and the amount of information they wish to transfer increases, and to meet changing customer requirements. The expansion and adaptation of the Company's network infrastructure will require substantial financial, operational and management resources. There can be no assurance that the Company will be able to expand or adapt its network infrastructure to meet additional demand or its customers' changing requirements on a timely basis, at a commercially reasonable cost, or at all. Any failure of the Company to expand its network infrastructure on a timely basis or adapt it either to changing customer requirements or to evolving industry standards could have a material adverse effect on the Company's business, financial condition and results of operations.

           The kiosks that were installed in various locations in New York City in July 1996 have only been operating for a short time, so the Company has only limited experience with actual consumer interaction with the kiosks. While the Company has designed the kiosks to be resistant to vandalism, there can be no assurance that vandals will not succeed in damaging or disabling the kiosks. In addition, although the Company believes it is unlikely, users of the kiosks may seek to hold the Company liable for injuries allegedly incurred in connection with the use of the kiosks.

           While the Company maintains insurance covering , among other things , losses resulting from business interruptions caused by system failures, damages to kiosks or claims by users of the kiosks, with an annual limit of $2,000,000, and a $5,000,000 umbrella policy, there can be no assurance that such insurance will provide sufficient coverage or that if there are multiple claims, such insurance will be not terminated or will be available for terms affordable to the Company. See "Business - Products and Services."


GOVERNMENT REGULATION; POTENTIAL LIABILITY FOR INFORMATION AND
CONTENT DISSEMINATED THROUGH NETWORK

           The Company is not currently subject to direct regulation by the Federal Communications Commission or any other agency, other than regulations applicable to businesses generally and businesses doing business with governmental agencies. In connection with its contract with the City of New York and future contracts, if any, with the City and other municipalities or government entities, the Company will have to comply to such regulations, including bidding procedures and record-keeping, audit, insurance, bonding and anti-discrimination provisions, among others.

           Changes in the regulatory environment relating to the Internet access industry could have an adverse effect on the Company's business. Due to the increase in Internet use and publicity, it is possible that laws and regulations may be adopted with respect to the Internet, including with respect to privacy, pricing and characteristics of products or services. The Company cannot predict the impact, if any, that future laws and regulations or legal or regulatory changes may have on its business.

           The law relating to the liability of on-line services companies and Internet access providers for information carried on or disseminated through their systems is currently unsettled. Several private lawsuits seeking to impose such liability upon on-line services companies and Internet access providers are currently pending. In addition, legislation has been proposed which would impose liability for or prohibit the transmission on the Internet of certain types of information and content. In the event the Company were to make services such as the one offered through its kiosks available over the Internet, the imposition upon Internet access providers of potential liability for information carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources, or to discontinue certain product or service offerings. The increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the growth of Internet use. While the Company carries insurance, it may not be adequate to compensate the Company in the event the Company becomes liable for information carried on or disseminated through its systems. Any costs not covered by insurance incurred as a result of such liability or asserted liability could have a material adverse effect on the Company's business, financial condition and results of operations.


CONTINUING CONTROL BY CURRENT MANAGEMENT

           Upon completion of the Offering, David E. Y. Sarna, the Company's Chairman and Co-Chief Executive Officer, and George J. Febish, the Company's President and Co-Chief Executive Officer, each of whom is a director of the Company and a principal stockholder of Company, together with The David E. Y. Sarna Family Trust and The George J. Febish Family Trust (the trusts, collectively, the "Family Trusts"), will beneficially own, in the aggregate, approximately 45% of the issued and outstanding shares of Common Stock. As a result, these stockholders will have effective control over the Company and on the outcome of any matters submitted to the Company's stockholders for approval, which influence might not be consistent with the interests of other stockholders. In addition, if they were to act in concert, they would be able to elect a majority of the Company's directors, deter or cause a change in control of the Company and otherwise generally control the Company's affairs. See "Principal Stockholders."


DILUTION


           The Company's present stockholders acquired their shares of the Company's Common Stock at a cost substantially below the imputed price at which such shares are being offered in the Offering. Purchasers of the Units offered hereby will, therefore, suffer an immediate and substantial dilution, in the amount of $4.34 per share of their investment (assuming an offering price of $6.00 per Unit and without allocating any value to the Class A Warrants) insofar as it relates to the resulting tangible book value of the Company's Common Stock after completion of the Offering. Such dilution amounts to approximately 72.3% of the initial public offering price. To the extent outstanding warrants and options to purchase the Company's Units and Common Stock are exercised, there will be further dilution. See "Dilution."



FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING

           The Company's current policy is to own and operate its kiosks, which may require substantial capital investment. It is the Company's intention to enter into lease financing arrangements for the kiosks. While the Company has entered into such an arrangement to cover a portion of the costs of the first five kiosks, it has not entered into an agreement for such financing for future kiosks, if any, and there can be no assurance that it will be able to do so on acceptable terms or at all. The Company believes that the net proceeds from the Offering,
together  with   anticipated   revenues  from   operations,   and  assuming  the
establishment of an acceptable lease financing arrangement, will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least 24 months. However, if the Company's expectations are not fulfilled, there can be no assurance that the net proceeds of the Offering will be sufficient to implement successfully the Company's business plan or meet its working capital or financing requirements. The Company may need to raise additional funds through public or private debt or equity financings in order to take advantage of unanticipated opportunities, including acquisitions of complementary businesses or technologies, or to develop new products or otherwise respond to unanticipated competitive pressures. In addition, if the Company experiences rapid growth, it may require additional funds to expand its operations or enlarge its organization. In any such event, continued operation of the Company may be dependent on the ability of the Company to procure additional financing through sales of additional equity or debt. If the Company were to issue any equity or convertible debt securities, such issuance could substantially dilute the interests of the Company's then existing security holders. Such equity securities may also have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of unanticipated opportunities, develop new products or otherwise respond to unanticipated competitive pressures. Such inability could have a materially adverse effect on the Company's business, financial condition and results of operations. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Business - ObjectSoft Strategy."


DIVIDENDS

           Other than distributions made prior to 1993, when the Company was a closely-held "S corporation," the Company has not paid any dividends on its Common Stock in the past, and does not anticipate that it will declare or pay any dividends in the foreseeable future. However, the Company's Series A Preferred Stock currently accrues dividends at the annual rate of 9%. The Company is obligated to pay all accrued but unpaid dividends on the Series A Preferred Stock in connection with the redemption of the Series A Preferred Stock upon closing of the Offering. See "Dividend Policy," "Use of Proceeds" and "Description of Securities - Preferred Stock."


ARBITRARY DETERMINATION OF OFFERING PRICE

           The initial public offering price of the Units and the exercise price and other terms of the Class A Warrants were determined by negotiations between the Company and the Representative. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price of the Units and the exercise price and other terms of the Class A Warrants.


NO PRIOR MARKET FOR THE COMPANY'S SECURITIES; POSSIBLE VOLATILITY
OF MARKET PRICE OF THE COMPANY'S SECURITIES

           Prior to the Offering, there has been no public market for the Company's securities. There can be no assurance that an active public market will develop or be sustained after the Offering or that the market price of the Company's securities will not decline below the public offering price. Future announcements concerning the Company or its competitors, quarterly variations in operating results, announcements of technological innovations, the introduction of new products or services or changes in product or service pricing policies by the Company or its competitors, litigation concerning proprietary rights or other matters, changes in earnings estimates by analysts or other factors could cause the market price of the Company's securities to fluctuate substantially. In addition, stock prices for many technology companies fluctuate widely for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, market and political conditions such as recessions or military conflicts, may materially and adversely affect the market price of the Company's securities.


POSSIBLE DELISTING AND RISK OF LOW PRICED SECURITIES


           The Units, Common Stock and Class A Warrants comprising the Units have been approved for listing on the NASDAQ SmallCap Market. No assurance can be given that the Company will continue to be able to satisfy certain specified financial tests and market-related criteria required for continued quotation on NASDAQ following the Offering. If the Company is unable to satisfy such maintenance criteria in the future, the Units, Common Stock and Class A Warrants may be delisted from trading on NASDAQ and consequently an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities, and the Class A Warrants would no longer be redeemable.


           The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

           In addition, if the Company's securities are not quoted on NASDAQ, or if the Company does not meet the other exceptions to the penny stock regulations cited above, trading in the Company's securities would be covered by Rule 15g-9 promulgated under the Exchange Act for non-NASDAQ and non-national securities exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for each purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

           If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be adversely affected. In such event, such regulations could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.


POSSIBLE NEGATIVE EFFECT ON TRADING OF WARRANT SOLICITATION ACTIVITIES OF REPRESENTATIVE

           The Representative may participate in the solicitation of the exercise of the Class A Warrants. In connection with the solicitation of the Class A Warrant exercises, unless the Representative is granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative and any other soliciting broker-dealer will be prohibited from engaging in any market-making activities with respect to the Company's securities for the period commencing either two or nine business days (depending on the market price of the Common Stock) prior to any solicitation activity until the later of (i) the termination of such solicitation activity, (ii) the termination (by waiver or otherwise) of any right that the Representative or any other soliciting broker-dealer may have to receive a fee for the exercise of Class A Warrants following such solicitation. As a result, the Representative or other soliciting broker-dealer may be unable to provide a market for the Company's securities, should it desire to do so, during certain periods while the Class A Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Securities may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Representative is engaged in a distribution of any Selling Securityholder Securities, it will not be able to make a market in the Company's securities during the applicable restrictive period. Such restrictions may adversely affect the price and liquidity of the Common Stock and the Class A Warrants. See "Description of Securities," "Underwriting" and "Concurrent Offering."


SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS


           All of the shares of Common Stock currently issued and outstanding are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act in that such shares were issued and sold by the Company in private transactions not involving a public offering. In general, under Rule 144 as currently in effect, beginning 91 days after the date hereof, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, after at least two years have elapsed from the sale by the Company or any affiliate of the restricted securities, can (along with any person with whom such individuals is required to aggregate sales) sell, within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months, after at least three years have elapsed from the sale by the Company or an affiliate of the restricted securities, is entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above. The Company's executive officers, David E. Y. Sarna and George J. Febish, and the Family Trusts have agreed not to sell or otherwise transfer any of their securities in the Company for a period of 18 months after the date of this Prospectus without the prior written consent of the Representative, and they have agreed with various state securities administrators not to sell (other than in a pledge or hypothecation) any of their shares of Common Stock for a period ending on the second anniversary of the execution date of the City Agreement. At the request of the Representative, the Company has attempted to obtain agreements from the other securityholders of the Company who hold 718,000 shares of Common Stock and 169,583 warrants not to sell any of their shares of Common Stock for a period of nine months after the date of this Prospectus without the prior written consent of the Representative. Through November 11, 1996, the Company has obtained such agreements from the holders of 580,500 shares of Common Stock and 150,833 warrants. In addition, concurrently with the Offering, the Company is registering for sale by the Selling Securityholders 1,142,088 shares of Common Stock and 412,500 Class A Warrants that are outstanding or issuable upon the exercise of currently exercisable warrants; however, the Selling Securityholders, other than the Representative and holders intended to be subject to the nine month agreements with the Representative described above, have agreed not to sell any of such securities for a period of 12 months after the date of this Prospectus without the prior written consent of the Representative, which consent can be given only for sales beginning six months after the date of this Prospectus. Furthermore, certain holders of the Company's outstanding Common Stock, warrants and options (including current and former executive officers) have "piggyback" registration rights and/or demand registration rights that they may exercise commencing one year from the date of this Prospectus.


           No prediction can be made as to the effect, if any, the future sales of Common Stock or the availability of Common Stock for future sale will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon exercise of stock options or warrants) in the public market following the Offering, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. See "Description of Securities - Registration Rights," "Shares Eligible For Future Sale" and "Underwriting."


EFFECT OF OUTSTANDING WARRANTS, OPTIONS AND CONVERTIBLE SECURITIES

           The Company has outstanding warrants to purchase an aggregate of 412,500 Units, all of which are exercisable at a price per Unit below the per Unit offering price of the Units offered by this Prospectus. In addition, 412,500 shares of Common Stock will be issuable upon the exercise of the Class A Warrants issuable upon the exercise of such outstanding warrants. The Company also has outstanding other options and warrants to purchase an aggregate of 656,587 shares of Common Stock (as well as the July Placement Warrant to purchase

(1) 27,300 shares of Common Stock and (2) July 1996 Warrants to purchase 18,200 shares), of which all except warrants to purchase 20,000 shares of Common Stock are exercisable at a price below the per share offering price (assuming no value is ascribed to the Class A Warrants included in the Units) of the Units offered by this Prospectus. The Company has also agreed to grant to the Representative the Unit Purchase Option, consisting of the right to purchase, commencing one year from the date of this Prospectus, 87,500 Units. The sale of 1,142,088 shares of Common Stock, as well as 412,500 Class A Warrants, has been registered in the Concurrent Offering, and the Company has granted certain demand and piggyback registration rights to the holders of certain shares of Common Stock, outstanding options and warrants and the Representative's Unit Purchase Option. While holders of certain of these rights (including the Selling Securityholders other than the Representative) have agreed not to sell the securities issuable upon the exercise of outstanding options and warrants for nine or 12 months after the date of this Prospectus, these rights could result in substantial expense to the Company and restrict the Company's ability to obtain future financing. The exercise of such options and warrants and the sale of the Common Stock subject to these registration rights would have a dilutive effect on the Company's stockholders. See "Certain Transactions," "Description of Securities - Registration Rights," "Underwriting" and "Concurrent Offering."




ADVERSE EFFECT OF REDEMPTION OF CLASS A WARRANTS

           The Company has the right to redeem the Class A Warrants, commencing one year from the date of the Prospectus (or earlier, with the consent of the Representative), provided that the average closing bid price of the Common Stock has exceeded 130% of the then current exercise price of the Class A Warrants (initially $_____ per share), for a period of 20 consecutive trading days ending within 15 days prior to the date on which the Company gives notice of redemption. If the Company gives such notice of redemption, holders of the Class A Warrants will lose their rights to exercise the Warrants after the date fixed therein for their redemption. Upon the receipt of a notice of redemption of the Class A Warrants, the holders thereof would be required to (i) exercise the
Class A Warrants and pay the exercise price at a time when it may disadvantageous for them to do so, (ii) sell the Class A Warrants at the then market price, if any, when they might otherwise wish to hold the Class A Warrants or (iii) accept the redemption price, which is likely to be substantially less than the market value of the Class A Warrants at the time of redemption. See "Description of Securities - Class A Warrants."


NECESSITY OF FUTURE REGISTRATION OF CLASS A WARRANTS AND STATE BLUE SKY REGISTRATION; EXERCISE OF CLASS A WARRANTS

           The shares of Common Stock and the Class A Warrants comprising the Units are immediately detachable and separately transferable upon issuance. Although Units will not knowingly be sold to purchasers in jurisdictions in which the Class A Warrants are not registered or otherwise qualified for sale or exempt, purchasers may buy Class A Warrants in the after-market or may move to jurisdictions in which the Class A Warrants and the Common Stock underlying the Class A Warrants are not so registered or qualified or exempt. In this event, the Company would be unable lawfully to issue Common Stock to those persons desiring to exercise their Class A Warrants (and the Class A Warrants will not be exercisable by those persons) unless and until the Class A Warrants and the underlying Common Stock are registered or qualified for sale in jurisdictions in which such purchasers reside or an exemption from such registration or qualification requirements exists in such jurisdictions. There can be no assurance that the Company will be able to effect any required registration or qualification.

           The Class A Warrants offered hereby will not be exercisable unless the Company maintains a current registration statement on file with the Commission either by filing post-effective amendments to the Registration Statement of which this Prospectus is a part or by filing a new registration statement with respect to the exercise of such Class A Warrants. The Company has agreed to use its best efforts to file and maintain, so long as the Class A Warrants offered hereby are exercisable, a current registration statement with the Commission relating to such Class A Warrants and the shares of Common Stock underlying such Class A Warrants. However, there can be no assurance that it will do so or that such Class A Warrants or such underlying Common Stock will be or continue to be so registered.

           The value of the Class A Warrants could be adversely affected if a then current prospectus covering the Common Stock issuable upon exercise of the Class A Warrants is not available pursuant to an effective registration statement or if such Common Stock is not registered or qualified for resale or exempt from registration or qualification in the jurisdictions in which the holders of Class A Warrants reside. See "Description of Securities - Class A Warrants."


POSSIBLE NEGATIVE EFFECT OF ANTI-TAKEOVER PROVISIONS, STAGGERED BOARD AND PROVISIONS RELATING TO STOCKHOLDER ACTIONS

           Certain provisions of Delaware law and the Company's Certificate of Incorporation, as amended, and its Amended and Restated Bylaws could make it more difficult for a third party to acquire, and could discourage a third party from attempting to acquire, control of the Company. Certain of these provisions allow the Company to issue Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the stockholders, eliminate the right of stockholders to act by written consent and impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. The classification of the Company's Board of Directors could have the effect of delaying a change in control of the Company. In addition, the Company will have 5,000,000 shares of authorized Preferred Stock, which the Company could issue in the future without further stockholder approval and upon such terms and conditions, and have such rights, privileges and preferences, as the Board of Directors may determine. The rights of the holder of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of Preferred Stock that may be issued in the future. The Company has no current plans to issue any additional Preferred Stock. See "Certain Transactions," "Management - Executive Officers and Directors and "Description of Securities - Preferred Stock - Delaware Takeover Statute and Certain Charter Provisions."


LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS

           The Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company contain provisions limiting the liability of directors of the Company for monetary damages to the fullest extent permissible under Delaware law. This is intended to eliminate the personal liability of a director for monetary damages on an action brought by or in the right of the Company for breach of a director's duties to the Company or its stockholders except in certain limited circumstances. In addition, the Certificate of Incorporation, as amended, and the Amended and Restated Bylaws contain provisions requiring the Company to indemnify directors, officers, employees and agents of the Company serving at the request of the Company against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in or not opposed to the best interests of the Company. The Certificate of Incorporation, as amended, and the Amended and Restated Bylaws provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duties to the Company, even though such an action, if successful, might otherwise benefit the Company and its stockholders.

                                 USE OF PROCEEDS



           Assuming an offering price per Unit of $6.00, the net proceeds to the Company from the sale of Units offered hereby, are estimated to be approximately $6,371,500 ($7,378,375 if the Over-allotment Option is exercised in full), after deducting estimated underwriting discounts and commissions of $637,500 ($733,125 if the Over-allotment Option is exercised in full) and estimated offering expenses payable by the Company (approximately $491,000, including the $150,000 ($172,500 if the Over-allotment Option is exercised in full) non-accountable expense allowance to be paid to the Representative). The Company expects to use the net proceeds (assuming no exercise of the Over-allotment Option) during the next 24 months as follows:


                                                                                           APPROXIMATE
                                                                    APPROPRIATE           PERCENTAGE OF
               APPLICATION OF PROCEEDS                             DOLLAR AMOUNT           NET PROCEEDS
               -----------------------                             -------------           ------------


Repayment of Bridge Loans (1)...................................... $1,291,000                  20.3%

Redemption of Series A Preferred Stock (2).........................    275,000                   4.3%

Deployment of up to 25 additional kiosks in New York City (3)        1,700,000                  26.7%

Further expansion of SmartStreet(TM)and related operations (4)       2,600,000                  40.8%

Working capital and general corporate purposes (5).................    505,500                   7.9%
                                                                    ----------               --------
        TOTAL...................................................... $6,371,500                 100.0%
                                                                    ==========               ========

----------------------


(1) Represents the repayment of outstanding Bridge Loans in the aggregate principal amount of $1,250,000 plus estimated accrued interest thereon at the annual rate of 7% to the date of the closing of the Offering. The Company used the net proceeds of the Bridge Loans to pay for product development, operating expenses, working capital (including the payment of accrued but unpaid salaries to the Company's executive officers) and various expenses related to the Offering. See "Certain Transactions" and Note D of Notes to Financial Statements.

(2) Represents the mandatory redemption, at $1.00 per share plus estimated accrued but unpaid dividends at the annual rate of 9%, of the 212,500 outstanding shares of Series A Preferred Stock. See "Description of Securities - Preferred Stock."

(3) Represents the anticipated expenses related to the customization and installation of software and communications connections for the additional kiosks, as well as the fabrication and physical installation of the kiosks themselves. The Company will seek to finance such expenses by means of equipment lease financing. The Company obtained such financing for a portion of the costs associated with the first five kiosks, but has not yet entered into any such arrangement for the additional kiosks. If it is able to enter into such an arrangement, some or all of the proceeds allocated to New York City kiosk deployment will be reallocated to working capital.

(4) Represents the amount that the Company anticipates it will require to expand its kiosk operations and to otherwise expand its business to develop and market products and services based on ActiveX(TM) reusable software objects. The Company believes that the kiosk and related products and services will generate revenues from lease payments, advertising and transaction fees. However, as it has only recently begun deploying the initial kiosks, it has limited information available as to the purposes for which kiosks will be used or the mix of revenues that will result, or as to the features that will be required to be incorporated in related products. Consequently, it cannot yet specify with certainty the amounts that will be required to be allocated to fund the development, fabrication or operation of additional kiosks or related products. Allocations may vary substantially, and will depend on numerous factors that the Company cannot now predict, including the availability of equipment financing, the percentage of development costs that content providers will finance and the percentage that the Company will be required to finance, the demand for kiosks or related products for various purposes (that is: advertising, information dissemination or fee-generating transactions, or other purposes) and the level and nature of revenues. For example, a kiosk used primarily to disseminate information or convey advertising would generate revenues primarily from lease payments or payments from the advertiser that would be received by the Company on a regular, predetermined basis, whereas a kiosk used primarily for transactions would generate revenues from fees, which revenues would not be as predictable as to amount or time of availability to the Company. The Company believes that the salaries of current employees, including executive officers, will be paid primarily from operating revenues and that additional employees will be hired if and when required by the expansion of its business. A portion of the proceeds allocated to expansion will also be used for marketing and possibly to fund receivables, the amounts of which will also be determined by the purposes for which kiosks and related products are used. The net proceeds allocated to expansion may also be used to acquire technology, licenses or companies that complement the business of the Company, although no such acquisitions are planned or are being negotiated as of the date of this Prospectus. To the extent the Company is able to obtain equipment lease financing or enter into other arrangements to fund future kiosks or related projects, or revenues are generated by transaction fees from advertising or lease payments or otherwise from operations, proceeds allocated to expansion will be reallocated to working capital. See "Business - ObjectSoft Strategy."

(5) Working capital and general corporate purposes will include such items as administrative and occupancy expenses, professional expenses, insurance payments and purchases of supplies.


           If the Representative exercises its Over-allotment Option in full, the Company will realize additional net proceeds of approximately $1,006,875, which amount will be added to the Company's working capital.


           The amount and timing of expenditures for each purpose will depend on technological, competitive and business developments; determinations as to commercial potential; the terms of any collaborative arrangements entered into by the Company for development and licensing; and other factors, many of which are beyond the Company's control. The Company's current policy is to own and operate its kiosks, which may require substantial capital investment. It is the Company's intention to enter into lease financing arrangements for the kiosks. While the Company has entered into such an arrangement to cover a portion of the costs of the first five kiosks, it has not entered into an agreement for such financing for future kiosks, and there can be no assurance that it will be able to do so on acceptable terms or at all. The Company believes that the net proceeds from the Offering, together with anticipated revenues from operations and assuming the establishment of an acceptable lease financing arrangement, will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least 24 months. In the event the Company's plans change or its assumptions change or prove to be inaccurate or the proceeds of the Offering prove to be insufficient to fund operations (due to unanticipated expenses, delays, problems or otherwise), the Company may find it necessary or advisable to use portions thereof for other purposes and could be required to seek additional financing sooner than currently anticipated. Depending on the Company's progress in the development of its products and technology, their acceptance by the marketplace, and the state of the capital markets, the Company may also determine that it is advisable to raise additional equity capital. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that additional financing will be available to the Company when needed on commercially reasonable terms or at all. Any inability to obtain additional financing when needed would have material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

           Pending such uses, the net proceeds will be invested in short-term, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the United States.

           The net proceeds to the Company do not include any proceeds to be realized by the Company upon the exercise of the Class A Warrants or the Unit Purchase Option and the resulting issuance of shares of Common Stock. The Company anticipates that if the Class A Warrants or Unit Purchase Option are exercised, the proceeds will be used for working capital purposes.


                                 DIVIDEND POLICY

           Other than distributions made prior to 1993, when the Company was a closely-held "S corporation," the Company has never declared or paid cash dividends on its Common Stock. The Company currently anticipates that it will retain all available funds for use in the operation of its business, and therefore does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company's Series A Preferred Stock currently accrues dividends at the annual rate of 9%. The Company is obligated to pay all accrued but unpaid dividends on the Series A Preferred Stock in connection with the redemption of the Series A Preferred Stock upon closing of the Offering. See "Use of Proceeds" and "Description of Securities - Preferred Stock."

                                 CAPITALIZATION

           The following table sets forth, as of June 30, 1996, (i) the capitalization of the Company, (ii) the pro forma capitalization of the Company, as adjusted to give effect to the sale in July and August 1996 of 273,001 shares of Common Stock and July 1996 Warrants to purchase 182,004 shares of Common Stock and the redemption of the Company's Series B Preferred Stock in July 1996, and (iii) the capitalization of the Company as further adjusted to give effect to (A) the sale of the Units in the Offering (assuming an offering price of $6.00 per Unit) and the receipt by the Company of the estimated net proceeds therefrom, after deducting estimated underwriting discounts and commissions and other expenses of the Offering, (B) repayment of the $1,250,000 principal balance of the outstanding Bridge Loans and the accrued interest thereon, and
(C) the concurrent mandatory redemption of all the outstanding shares of Series A Preferred Stock.

                                                                  June 30, 1996
                                                    -----------------------------------------
                                                    Historical      Pro Forma     As Adjusted
                                                    -----------    -----------    -----------
Note payable ....................................   $ 1,058,738    $ 1,058,738    $      --
                                                    ===========    ===========    ===========


Preferred stock,  $.0001 par value;
         5,000,000 shares authorized;
         212,500 shares of Series A  Preferred
         Stock issued and outstanding actual and
         pro forma; no shares to be issued and
         outstanding as adjusted ................       268,469        268,469           --

         1,250 shares of Series B Preferred Stock
         issued and outstanding; no shares to be
         issued and outstanding pro forma and as
         adjusted ...............................       125,000           --             --
                                                    -----------    -----------    -----------
                                                        393,469        268,469           --
                                                    ===========    ===========    ===========

Common stock, $.0001 par value;
         20,000,000 shares authorized; 2,293,000
         issued and outstanding; 2,566,001
         issued and outstanding pro forma;
         and 3,816,001 to be issued
         and outstanding as adjusted (1) ........           229            257            382

Capital in excess of par value ..................       405,856      1,222,113      7,593,488


Accumulated deficit (2) .........................    (1,193,939)    (1,193,939)    (1,385,201)
                                                    -----------    -----------    -----------


          Total stockholders' equity (capital ...
             deficiency).........................   $  (787,854)   $    28,431    $ 6,208,669
                                                    ===========    ===========    ===========

--------------------
(1) Does not include: (i) 1,250,000 shares of Common Stock issuable upon exercise of the Class A Warrants included in the Units offered hereby, (ii) up to 375,000 shares of Common Stock issuable upon exercise of the Over-allotment Option and the Class A Warrants underlying the Over-allotment Option, (iii) 175,000 shares of Common Stock issuable upon the exercise of the Representative's Unit Purchase Option and the Class A Warrants issuable upon the exercise thereof, and (iv) 1,114,587 shares of Common Stock issuable upon exercise of outstanding options and warrants and the Class A Warrants issuable upon the exercise of certain of such warrants. See "Management," "Certain Transactions," "Description of Securities" and "Underwriting."

(2) Reflects, among other things, the write-off of unamortized note payable discounts and deferred financing costs amounting to $191,262 upon repayment of an aggregate of $1,291,000, consisting of the principal and accrued interest of the Bridge Loans received by the Company in the Bridge Loan Offering during the period of April though June 1996 and repayable from the proceeds of the Offering. See "Use of Proceeds."


                                    DILUTION

           The unaudited pro forma net tangible book value of the Company as at June 30, 1996 was a negative $50,855, or $(0.02) per share of Common Stock. "Pro forma net tangible book value per share of Common Stock" represents the pro forma book value of the Company's total tangible assets, less its total liabilities and preferred stock, divided by the number of shares of Common Stock outstanding (2,566,001 pro forma shares at June 30, 1996, giving pro forma effect to the sale of the July 1996 Units and redemption of the Series B Preferred Stock). After giving effect to the sale of the Units offered hereby (assuming an offering price of $6.00 per Unit and without allocating any value to the Class A Warrants contained in the Units) and the application of the net proceeds therefrom, the Company's adjusted net tangible book value of Common Stock as of June 30, 1996 would have been $6,320,645, or $1.66 per share of Common Stock. This represents an immediate increase in net tangible book value per share of Common Stock of $1.68 to existing holders of Common Stock and immediate dilution in net tangible book value of $4.34 per share to new investors purchasing Units in the Offering. The following table illustrates the per share dilution:

Assumed initial public offering price per share..............              $6.00
    Pro forma net tangible book value per share of
       Common Stock before the Offering......................    ($.02)
    Increase per share attributable to new investors.........     1.68
                                                                 -----
Adjusted tangible book value per share of Common Stock
    after the Offering  .....................................               1.66
                                                                          ------
Dilution per share to new investors(1).......................              $4.34
                                                                          ======
-----------
(1) If the Over-allotment Option is exercised in full, dilution per share to new investors would be $4.17. The foregoing table does not give any effect to the possible exercise of any warrants or options.


           The following table summarizes, as at June 30, 1996, on a pro forma basis, the number of shares purchased from the Company, the total consideration paid and the average price per share paid by the existing stockholders and by new investors before deduction of underwriting discounts and commissions and estimated offering expenses:

                               SHARES PURCHASED            TOTAL CONSIDERATION       AVERAGE PRICE
                             NUMBER      PERCENTAGE      AMOUNT        PERCENTAGE      PER SHARE
                             ------      ----------      ------        ----------      ---------
Existing stockholders       2,566,001       67.24%      $1,196,013        13.75%         $0.47
New Investors               1,250,000       32.76%      $7,500,000        86.25%         $6.00
                            ---------      -------      ----------       ------
   Total                    3,816,001      100.00%      $8,696,013       100.00%
                            =========      =======      ==========       ======

           The foregoing table assumes no exercise of the Over-allotment Option. The foregoing table also does not include (i) the 175,000 shares of Common Stock included in the Units issuable upon exercise of the Representative's Unit Purchase Option and the Class A Warrants issuable upon the exercise of such option, (ii) the 1,114,587 shares of Common Stock issuable upon exercise of outstanding warrants and options, or (iii) the 250,000 shares of Common Stock reserved for issuance upon the exercise of options granted to date or in the future under the Company's 1996 Stock Option Plan, of which 145,000 have been granted to date (which are included in (ii) above). See "Management - 1996 Stock Option Plan," "Description of Securities" and "Underwriting."

                             SELECTED FINANCIAL DATA

           The selected financial data set forth below as at December 31, 1995 and for each of the two fiscal years then ended have been derived from the audited financial statements of the Company. The financial statements of the Company as at December 31, 1995, and for each of the two fiscal years then ended, including the notes thereto, and the related report of Richard A. Eisner & Company, LLP, independent auditors, are included elsewhere in this Prospectus. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and related notes thereto included elsewhere in this Prospectus. Data for the six month periods ended June 30, 1996 and 1995 are derived from unaudited statements, but in the opinion of management include all adjustments necessary for a fair presentation of the data. Results for the six month period ended June 30, 1996 may not be indicative of results expected for the year ending December 31, 1996.


                                              Six Months Ended June 30,     Year Ended December 31,
                                              -------------------------     -----------------------
STATEMENT OF OPERATIONS DATA:                   1996           1995           1995           1994
                                                ----           ----           ----           ----
Revenues:
     Consulting                            $   258,000        282,562    $   447,976    $   509,920
     Development and training                   37,954         97,900        118,618        245,836

Net loss                                      (300,722)       (13,798)      (122,400)       (45,504)

Net loss applicable to common stock           (316,535)       (23,361)      (141,525)       (64,629)

Net  loss per share of common stock              (0.11)         (0.01)         (0.05)         (0.02)


Weighted average number  of common stock     2,894,043      2,891,043      2,891,043      2,891,043
outstanding



                                                                  JUNE 30, 1996                   DECEMBER 31, 1995
                                                       -------------------------------------      -----------------
BALANCE SHEET DATA:                                Historical     Pro Forma(1)    As Adjusted(2)
                                                   ----------     ------------    --------------
Working capital (deficiency)                      $   246,384        937,669      $ 5,690,700    $  (390,290)

Total assets                                        1,107,160      1,698,445        6,539,955        343,534

Redeemable preferred stock                            393,469        268,469             --          383,906

Accumulated deficit                                (1,193,939)    (1,193,939)      (1,385,201)      (877,404)

Total stockholders' equity (capital deficiency)      (787,854)        28,431        6,208,669       (598,844)


-------------------
(1) Gives effect to the sale of 273,001 shares of Common Stock and July 1996 Warrants to purchase 182,004 shares of Common Stock in July and August 1996 and the redemption of the Company's Series B Preferred Stock in July 1996.

(2) Assumes an offering price per Unit of $6.00, the midpoint of the range set forth on the cover page of this Prospectus, and gives effect to (i) the sale of 1,250,000 Units offered hereby and the application of the estimated net proceeds therefrom, including the repayment of $1,250,000 principal amount of the Bridge Loans outstanding, plus accrued interest thereon and redemption of the Series A Preferred Stock at its liquidation value of $212,500 plus accrued dividends, (ii) the sale of the July 1996 Units and the issuance of the July Placement Warrant and (iii) the redemption of the Series B Preferred Stock at its liquidation value of $125,000 and the issuance of the warrants to purchase 20,000 shares of Common Stock at $7.00 per share in connection therewith. See "Use of Proceeds" and "Certain Transactions."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

           The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial Statements and the notes thereto included elsewhere in this Prospectus.


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

           A number of statements contained in this Prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include but are not limited to: limited operating history; recent establishment of new business divisions; potential future operating losses; dependence on new untested product; risks related to technological factors; potential manufacturing difficulties; dependence on certain third parties and on the Internet; limited customer base; risk of manufacturing activities; dependence on key personnel and proprietary technology; risk of system failure, security risks and liability risks;
uncertainty of additional financing; the Company's vulnerability to rapid industry change and technological obsolescence; the limited nature of its product life and the uncertainty of market acceptance of the Company's products; the unproven status of the Company's products in widespread commercial use, including the risks that the Company's current and future products may contain errors that would be difficult and costly to detect and correct; uncertainties with respect to the Company's business strategy; general economic conditions, and other risks described in this Prospectus. See "Risk Factors."


OVERVIEW

           The Company provides information and transaction-based services using proprietary software and off-the-shelf, reusable software components based on Microsoft's ActiveX(TM) (formerly OLE) component technology. The Company's strategy is initially to provide information and services through public access kiosks, known as SmartStreet(TM), over Intranets. The kiosks are located in high density pedestrian traffic locations. In addition to developing products and services for its own account, the Company has in the past provided, and continues to provide, educational and consulting services related to the Internet, reusable software components and rapid application development.
Beginning in mid-1994, the Company changed its focus from consulting and training services to transactional, fee-based and advertising-supported products and services. The Company has sustained net losses in each of the last two fiscal years with a net loss of $122,400 in 1995 and a net loss of $45,504 in 1994. For the six months ended June 30, 1996, the Company had a net loss of $300,722. In September 1995, the Company introduced OLEBroker(TM), its fee-based website on the Internet. The Company's SmartStreet(TM) kiosks were introduced in July 1996. The Company has not recognized any significant income to date from the SmartStreet(TM) kiosk rentals or from OLEBroker(TM). Consequently, any analysis of the Company's prior operations has only minimal relevance to an evaluation of the Company, its current products and services and its prospects. Although the Company anticipates that it will begin to recognize greater revenues from the SmartStreet(TM) kiosks and from OLEBroker(TM) during the second half of 1996, it cannot predict the actual timing or amount of such revenues.

RESULTS OF OPERATIONS

           The Company commenced operations in December 1990. Through 1994, the Company derived the majority of its revenues from consulting, custom development and training. In this connection, beginning in mid-1994, the Company began developing a core of reusable software objects. These objects were used in the development of OLEBroker(TM) and in the Company's SmartStreet(TM) kiosks. In accordance with the provisions of generally accepted accounting principles
(GAAP), much of the costs associated with this development have been expensed.

           Therefore, the Company may be dependent upon obtaining additional debt financing, raising additional capital and/or achieving sustained profitable operations or a combination thereof. The Company anticipates that its kiosk operations are unlikely to produce a positive cash flow until at least early 1997. It is management's opinion that these conditions are a result of the start-up of operations and are not permanent.

Year ended December 31, 1995 compared to year ended December 31, 1994

           During the year ended December 31, 1995 the net loss of the Company increased to $122,400 ($.05 per share) from $45,504 ($.02 per share) for the year ended December 31, 1994, reflecting the expensed development and marketing expenses for OLEBroker(TM).

           During the year ended December 31, 1995, revenues declined to $566,594 from $755,756 for the year ended December 31, 1994. Consulting revenue declined from $509,920 to $447,976 and development and training revenues declined from $245,836 to $118,618. These declines were due to the Company's shift away from fee-based consulting, training, and custom development and redirection of its resources toward the development of transactional, fee-based and advertising-supported products and services.

           Costs and expenses for the year ended December 31, 1995 declined to $688,994 from $801,260 in 1994. The decline in costs and expenses reflects a decline in revenue and management's emphasis on achieving profitability for the consulting, training, and custom development business of the Company. During the year ended December 31, 1995, research and development conducted by the Company aggregated $62,863 as a result of expenditures for object development.

           Costs of services for the year ended December 31, 1995 declined to $429,604 from $571,969 in 1994. This decline is as a result of a decline in revenue. The difference of the costs of services between the years ended December 31, 1995 and December 31,1994 is, on a percentage basis, inconsequential.

           During the year ended December 31, 1995, the general and administrative expenses declined to $193,025 from $225,430 for the year ended December 31, 1994, reflecting a temporary decrease in market-building activities while the Company's new products were in development.

           At December 31, 1995, the Company had federal net operating loss carryforwards of approximately $350,000. A valuation allowance has been recorded for the entire deferred tax asset as a result of uncertainties regarding the realization of the asset due to the lack of earnings history of the Company. See
Note I of Notes to Financial Statements.

Six months ended June 30, 1996 compared to six months ended June 30, 1995

           During the six months ended June 30, 1996, the net loss of the Company increased to $300,722 ($.11 per share) from $13,798 ($.01 per share) for the six months ended June 30, 1995, reflecting increased expenses primarily in connection with the Bridge Loan Offering, professional fees and marketing expenses for OLEBroker(TM) and SmartStreet(TM).

           During the six months ended June 30, 1996, revenues declined to $295,954 from $380,462 for the six months ended June 30, 1995. Consulting revenue declined from $282,562 to $258,000 and development and training revenues declined from $97,900 to $37,954. This decline was due to the Company's shift away from fee-based consulting training, and custom development and redirection of those resources to SmartStreet(TM).

           Costs and expenses for the six months ended June 30, 1996 increased to $596,676 from $394,260 for the six months ended June 30, 1995. The increase in general and administrative costs reflects an increase in expenses related to SmartStreet(TM).

           Cost of services for the six months ended June 30, 1996 increased to $256,720 from $244,542 for the six months ended June 30, 1995. The increase in cost of services and the change in gross profit percentages was primarily the result of the expensing of objects built for a specific project that are reusable and the initial costs with respect OLEBroker(TM) exceeding the revenue recognized with respect thereto for the six months ended June 30, 1995 as against the same six months ended June 30, 1996.

           For the six months ended June 30, 1996 and 1995, respectively, development expenses were either charged to cost of services (if related to income from one or more clients) or were capitalized in accordance with GAAP.

           In the six months ended June 30, 1996, general and administrative costs increased to $249,160 from $147,763 for the six months ended June 30, 1995, primarily reflecting costs associated with the SmartStreet(TM) kiosk program and the agreement with the City of New York.

           In the six months ended June 30,1996, interest expense increased to $90,796 from $1,955 in the six months ended June 30, 1995, primarily reflecting the ratable amortization of the discount and interest on the Bridge Loans. See "Certain Transactions - Recent Financings."


LIQUIDITY AND CAPITAL RESOURCES

           The Company's principal source of financing for its operations and working capital requirements has been from sales of its consulting, training and development services and from certain private placements by the Company of debt and equity securities. In April through June 1996 the Company sold 12.5 Bridge Units for a net consideration of $1,105,000 and in July and August 1996, the Company sold an aggregate of 273,001 July 1996 Units for net consideration of $816,285. See "Certain Transactions - Recent Financings."

           The Company has generated a net loss in each of the last two fiscal years, with a net loss of $122,400 in 1995 and a net loss of $45,504 in 1994. For the six months ended June 30, 1996, the Company had a net loss of $300,722. During the period ended June 30, 1996, the Company's accounts payable and accounts receivable were significantly greater than in prior periods. The increase in accounts payable was related to the costs incurred in connection with financings and with the development of software for the first five kiosks and fabrication of the such kiosks under the City Agreement during the June 30, 1996 period. The increase in accounts receivable was related to the activities under the City Agreement. At June 30, 1996, the Company had $424,059 in cash and working capital of $246,384.

           As of June 30, 1996 the Company was committed to spending an additional $100,000 on the initial five kiosks. In addition it expects to spend approximately $1,700,000 for hardware and software in connection with the additional 25 kiosks which it intends to install in the New York City area in the next six to nine months. The Company intends to lease as much of this equipment as possible. However, there is no assurance that such equipment lease financing will be available on favorable terms to the Company or at all. The Company also plans to increase the number of its employees.

           The Company anticipates that it will require an additional $2,600,000 to fund its operations, primarily to further expand its SmartStreet(TM) kiosk operations in the next 24 months and that such funding will be obtained through the net proceeds of the Offering and from operations. In the event additional capital is required to fund the Company's operations during such period, such additional capital may be obtained through anticipated revenue which may be derived from the Company's operations, principally monthly base charges, transaction fees and advertising revenues. No assurance can be given that any of the amounts referred to in this paragraph will be obtained. If such amounts are not available, the Company could be required to seek additional financing sooner than currently anticipated. See "Use of Proceeds."

                                    GLOSSARY


ALGORITHM - A detailed sequence of actions to perform or to accomplish some task. The term is named after an Iranian mathematician, Al-Khawarizmi. An algorithm reaches a result after a finite number of steps. The term is also used loosely for any sequence of actions (which may or may not terminate).

ActiveX(TM) TECHNOLOGY - Microsoft's implementation of OLE designed to run over slow Internet links.

APPLETS - A program, written in the Java language, which can be distributed as an attachment in a World-Wide Web document and executed either by a browser or server that supports Java.

CLIENT/SERVER COMPUTING - A computer system architecture in which two independent processors communicate via an established protocol. The client is typically a single user personal computer with a graphical user interface operated by the end-user that makes requests to the server. The server typically runs database software, maintains information and responds to one or more clients.

FIREWALL - A system that controls the flow of data between an internal network and the Internet or between internal network segments.

FRAME RELAY - A wide area communications interface. Frame Relay could connect dedicated lines and X.25 to ATM, SMDS, BISDN and other "fast packet" technologies. Frame Relay uses the same basic framing and Frame Check Sequence at layer 2 so current X.25 hardware still works. It adds addressing (a 10 bit Datalink Connection Identifier (DLCI)) and a few control bits but does not include retransmissions, link establishment, windows or error recovery. It has none of X.25's layer 3 (session layer) but adds some simple interface management. Any layer three protocol can be used inside the layer two Frames.

GRAPHIC USER INTERFACE (GUI) - Interfacing with a computer by manipulating graphical icons and windows (usually by pointing and clicking a mouse) rather than using text commands.

HYPERTEXT MARKUP LANGUAGE (HTML) - A page description language used to convey both content and formatting information about content to a Web browser.

INTEROPERABILITY - The ability of software and hardware on multiple machines from multiple vendors to communicate.

INTERNET - An open global network of interconnected commercial, educational and governmental computer networks that utilize a common communications protocol.

INTERNET SERVICE PROVIDER - (ISP) A company which provides other companies or individuals with access to, or presence on, the Internet. Most ISPs are also Internet Access Providers; extra services include help with design, creation and administration of World-Wide Websites, training, and administration of Intranets.

INTERNET PROTOCOL (IP) - The network layer for the TCP/IP protocol suite widely used on Ethernet networks, defined in STD 5, RFC 791. IP is a connectionless, best-effort packet switching protocol. It provides packet routing, fragmentation and re-assembly through the Datalink layer.

INTRANET - An organization's private network of its local area networks that utilizes Internet data formats and communications protocols and that may use the Internet's facilities as the backbone for network communications.

LOCAL AREA NETWORK (LAN) - A group of one or more computers connected together within a localized environment for the purpose of sharing data and networked resources such as printers, modems or servers.

MICROSOFT  WINDOWS  -  Computer  operating  systems  providing   graphical  user
interfaces and, in the case of Windows NT, that is optimized for use as a network server.

OLE - Microsoft's component architecture which competes with OpenDoc and CORBA. See "Business - Industry Background - Reusable Software Components."

PRIME NUMBERS - numbers divisible only by themselves and one (1).

RAPID APPLICATION DEVELOPMENT (RAD) - a technique for developing software quickly that makes use of prototyping and reusable software components.

SHRINK WRAP LICENSE - A printed agreement included in product packaging that typically provides that opening the package indicates the user's acceptance of its terms and conditions.

UNIVERSAL RESOURCE LOCATOR (URL) - a complete address to reach a site on the World-Wide Web specifying the protocol and fully qualified address.

WEB BROWSER - Client programs that allow users to browse the Web.

WEB SERVER - A server process running at a website which sends out web pages in response to requests from remote browsers. If one site runs more than one server they must use different port numbers.

WEBSITE - Any computer on the Internet running a World-Wide Web server process. A particular website is identified by the hostname part of a URL.


WIDE  AREA  NETWORK  (WAN)  -A  communications   network  that  uses  commercial
transmission resources to connect geographically dispersed users or LANs.

WORLD-WIDE WEB (Web or WWW) - A network of computer servers that uses a special communications protocol to link different servers throughout the Internet, allowing a user to move from document to related document, no matter where it is stored on the Internet, and permits communication of graphics, video and sound.

                                    BUSINESS


           The Company is in the business of providing information and transaction-based services using proprietary software and off-the-shelf, reusable software components based on Microsoft's ActiveX(TM) (formerly OLE) component technology. The Company's strategy is initially to provide information and services through public access kiosks, known as SmartStreet(TM), over private networks known as Intranets. The kiosks will be located in high density pedestrian traffic areas. The first five kiosks were deployed in New York City in July 1996 under an agreement with the City of New York (the "City"). Kiosk users are able to obtain information and documents and transact certain business without the necessity of interacting directly with City employees or appearing personally at certain City offices.

           In early 1996, as part of its Kiosk Demonstration Project, the City of New York entered into an agreement with the Company (the "City Agreement") to develop public kiosks to be located in City offices and other public locations in an effort to expedite transactions with the City. Under the City Agreement, the City agreed to lease the first five kiosks, and the Company may deploy additional kiosks throughout the New York City area at its own risk and expense, subject to City approval of kiosk locations. The initial term of the City Agreement is one year, which may be extended by the City for a period of up to 24 months. Any extension or renewal of the City Agreement will be contingent upon the City's evaluation of the Kiosk Demonstration Project as a whole and of the Company's kiosks. Pursuant to the City Agreement, the Company has developed kiosks through which members of the public can obtain certain information from, and transact certain buisness with, the Buildings Department and the Department of Health, as well as information about City government and elected officials and general information about transportation and attractions in New York.

           The kiosks are configured to permit the Company to offer additional services provided either by the Company or third parties and to sell advertising on such kiosks. Under the City Agreement, a portion of the revenue, if any, derived from such services and advertising will be shared with the City. The Company will seek to provide SmartStreet(TM) services to other municipalities, states and government agencies and to organizations in the private sector that provide a large volume of information, records and documents to the public. The Company may also seek to enter into agreements with the City and other customers to provide information and services over the Internet, in order to significantly expand the accessibility of such information and services. To date, the Company has not entered into any agreements to offer any of the foregoing additional services or products.

           As of August 31, 1996, the Company had received, under the City Agreement, payments of $158,424, consisting of payment by the City of one month's $30,090 lease payment and $128,334 of a total of $300,000 due upon the achievement of certain milestones. As of August 31, 1996, the first five kiosks were available only to provide City information and did not provide transaction services or carry any paid advertising or third party services. Consequently, no revenues had been generated by user transactions or advertising. The kiosks are expected to be available to conduct City transactions on a fee basis by January 31, 1997.

           After its inception in 1990, the Company's activities consisted initially of consulting, writing, training and custom software development for various corporate and government clients, including Microsoft, for which it produced technical papers and provided consulting services. In performance of these activities, the Company developed skills in rapid application development and a base of courseware and reusable software objects to which it retains title. In 1995, the Company decided to direct these skills and its expanding body of reusable software objects toward the development of services through which it can derive revenue on a "per transaction" basis. It developed and operates OLEBroker(TM), an Internet-based subscription service that allows customers to search its database of information about software objects, find the information needed and at the customer's option, purchase needed objects on-line. This service is of benefit to customers developing computer programs for Microsoft Windows. In connection with the development of OLEBroker(TM), the Company developed significant additional software objects, which it then used in the development of technology for the kiosk and Internet service delivery programs. While the Company anticipates that the kiosk and Internet service delivery programs will constitute the most significant part of its business, it intends to continue to engage in consulting activities as resources permit and in the operation of OLEBroker(TM). In selecting consulting opportunities, the Company will focus primarily on assignments in connection with the sale of kiosk services or that can otherwise enhance its skill base. The Company believes that there will continue to be a market for the OLEBroker(TM) service, consisting primarily of persons involved in computer programming, rather than computer users in general, as the use of Microsoft Windows programs increases.


INDUSTRY BACKGROUND

 INTERNET DEVELOPMENT

           In recent years, computers have become increasingly interconnected through local area networks, wide area networks, and a technology for linking computers together known as the Internet Protocol (IP), as well as through various proprietary services. Increasingly, desktop personal computers (PCs) communicate with larger, shared servers using an arrangement known as client/server technology, as well as with other PCs on a peer to peer basis. The Internet, in particular, has experienced explosive growth in recent years as a means for computers to communicate with each other. While in its initial years, the Internet was used primarily for the transmission of electronic mail and for the dissemination of information, a technology called the World Wide Web ("WWW" or "Web"), a graphical approach to seeking and providing information, has proven to be very popular, and more than 40,000 websites operate to support Web browsers.

           Recently, CommerceNet, through Nielsen Media Research, conducted the Internet Demographics Survey, which the companies say is the first population-projectable survey regarding Internet usage. Among the survey's findings were these: there is a sizable base of Internet users--some 24 million people--in the United States and Canada; users of the World Wide Web are potentially ideal targets for business applications since they were found typically to be more educated and to have higher incomes than the rest of the population; and some 2.5 million people have already made purchases using the Web. The study found that users access the Internet fairly frequently, with 31% accessing it at least once a day. In addition, Internet users spend an average of five hours and 28 minutes online per week. The CommerceNet study has been criticized by some as unrepresentative, in that it over-represents highly educated individuals and under-represents individuals with less than a high school education. However, the critics generally acknowledge that even if the sample is skewed, the overall conclusions, if not their magnitude, are valid.

           Leading developers of Web browser software include Netscape, NCSA Mosaic and Microsoft. Leading developers of software for web servers include Netscape, O'Reilly and Purveyor. In 1996, Microsoft released an Internet server, called Internet Information Server, that it subsequently included as part of Release 4.0 of its NT operating system package.

           Internet technology has been enhanced in various ways to permit conventional applications to interact with users having access to an Internet connection and a web browser, to effect purchases and other transactions over the Internet. Such commercial use typically requires custom programming, and special techniques to provide for an acceptable level of security, given that the Internet is inherently an insecure network. Visa and Mastercard have announced standards to support the secure approval of credit card transactions over the Internet. These standards were developed jointly with Microsoft and Netscape. Separately, Netscape and VeriFone Inc. announced plans to develop software to support this standard with Netscape's commerce server software. DigiCash, N.A., CyberCash, Inc., and First Virtual Holdings have implemented their own Internet payment systems. The ability to accept payments easily over the Internet opens up many possibilities; for example, users can pay on a "per transaction" basis for use of specialized software or for obtaining information such as documents, price quotations, and the like.

           Many vendors, including Microsoft, offer techniques for improving the level of security on the Internet, including secure servers, firewalls, encryption techniques and other devices; however, even in the aggregate, these techniques are not wholly foolproof and the lack of full security may impede the growth of commerce on the Internet. New studies using very large Prime Numbers propose to have keys that all the computing power in the world today would take over a million years to break. Although this may be drastically reduced by new techniques in factoring Prime Numbers, finding a pattern to Prime Numbers, or future computer power growing much more than expected, these new techniques would offer far greater security than any codes in use today.

           In the past year, reusable software components have begun to be adapted for the Internet. Two strategies have emerged. The first is a language called Java created by Sun Microsystems for development of "applets" of downloadable and reusable software components over the Internet. More recently, Microsoft has developed software to support its ActiveX(TM) technology over the Internet, and has released a beta version of Visual Basic called Visual Basic Script for the development and support of ActiveX(TM) components over the Internet. Microsoft has also signed an agreement with Sun for support of Java applets in its Internet Explorer, an Internet Browser used by the Company.


 INTRANET TECHNOLOGY

           Internet software is being used in private networks also. Such usage is referred to as an Intranet and it is increasingly becoming a part of the information services delivery strategy of many large organizations. Using Internet software to organize a private network can provide the same ease of use, hypertext capabilities, and downloading as does the Internet today. Intranets can be used to support a broad range of business solutions; that is, software programs that support business functions. Drawing from the usage of Internet e-mail and the Internet's World-Wide Web, Intranets can be used to publish and exchange information within a company.

           Additionally, Intranets can be used to make interactive business applications broadly accessible to a company's users wherever they are located. This is not just the traditional automating of business processes within a company. These applications can also tie together business processes between companies. An example of this would be linking suppliers with a manufacturing company's inventory system. This inter-company communication can take place by combining Intranets and the Internet. A new capability, called point-to-point tunneling protocol (PPTP), makes it feasible for secure business processes to operate over the Internet. In this connection, according to Microsoft, over 1.2 million people use the Microsoft Office family of web authoring tools.


 KIOSK TECHNOLOGY

           Kiosks are public access stations that can supply information or perform transactions. They are becoming more and more common across the United States and include such applications as custom greeting card machines, automotive parts look-up centers, music CD-preview stations, museum information kiosks, and movie ticketing dispensers.

           Many kiosks today are self-contained. Others may be linked to a central site. Kiosks have traditionally used conventional or proprietary technology. In contrast, the Company's kiosk technology combines the advantages of Internet and Intranet technology.


 REUSABLE SOFTWARE COMPONENTS

           Historically, the Company engaged in rapid application development for others. It was attracted to this field because, as noted by Microsoft, software development in many companies today accounts for half or more of total expenditure for information processing. Often, software development takes longer than expected to complete, and fails to live up to expectations. In "Software's Chronic Crisis," W. Wayt Gibbs reports that over half of complex software projects fail (Scientific American, September 1994). Although U.S. corporations and institutions spend an annual $250 billion on software development, the Standish Group International reports that only 16% of projects come in on budget, on time, with all the planned features. Fifty-three percent are either over budget, delayed, have fewer functions than planned, or any combination thereof
(Investor's Business Daily, January 25, 1995). Several techniques have been developed to remedy this situation, including a trend towards client/server computing, the use of graphical user interfaces, such as Windows, rapid application development languages and environments such as Visual Basic, PowerBuilder and Delphi and SQLWindows, and the development of techniques for reuse of software components such as OLE and OpenDoc.

           Reusable software has been a goal of software developers for many years, as a means of reducing the cost and time frames for software development. Programming languages that are "object-oriented" provide facilities that encourage development of reusable blocks of software called "objects." The leading languages which support object development are C++ and Smalltalk. Such objects can be reused only in their own environments, and modest success has been reported using such tools. More recently, the software community has begun to develop mechanisms for larger reuse through language- and platform-independent reusable software components. The goal of reusable software components is to provide a mechanism for reusing tested objects, without the necessity for the programmer reusing the code to need to understand the internal algorithms or structures of the code being reused. This reuse is accomplished by establishing a "contract" or agreed-upon mechanism for objects to interoperate.

           Currently, the leading technology for reusable components is called Object Linking and Embedding (OLE), now known as ActiveX(TM), and was developed by Microsoft. It is supported by over 300 independent software vendors (ISVs) who have developed several thousand reusable objects that are offered for commercial sale. Many organizations also develop their own reusable software components that they do not market to others. OLE is a proprietary Microsoft standard, but it is an open standard in the sense that it is published and anyone can build components conforming to this standard without payment of fees to Microsoft and without obtaining a license. Microsoft has recently taken steps to establish an independent standard-making body for ActiveX(TM) technology.

           A competing standard, developed by IBM and Apple and known as OpenDoc, was contributed to Component Integration Laboratories (CILabs), a non-profit industry-wide organization and is offered as an "open" cross-platform standard (that is, it can be used with computers with different operating systems). Initial supporters of CILabs include Apple, IBM, Novell, Oracle,
SunSoft and Xerox. Microsoft has not endorsed this standard. To date, few components have been developed to support OpenDoc. Once OpenDoc becomes available for the Windows platform, an effort which IBM has announced is underway, additional vendors may be motivated to develop for this specification.

           OLE is available for the Windows platforms and the Apple Macintosh line of computers with support provided by Microsoft. IBM, Microsoft, Computer Associates, Wang as well as specialized vendors such as Sheridan and Progress among others, have developed and offer for sale OLE components for these environments. In addition, Microsoft has licensed several third parties, including Digital Equipment Corporation, Software AG, and Insignia and Bristol Technologies to develop support for OLE on Digital's VMS platform, IBM's MVS mainframes and AS/400 computers, and UNIX platforms, respectively. Microsoft has estimated that 98% of computers will support OLE by 1998.

           A third standard, known as CORBA, a specification endorsed by the Object Management Group, is designed to allow objects written on different and otherwise incompatible platforms to interact using software known as object request brokers (ORBs). ORBs are offered by vendors including Digital, Orbit and Software AG.

OBJECTSOFT STRATEGY

           Since its founding in 1990, the Company has been active in the field of rapid application development (RAD). It was an early user of OLE as well as RAD languages such as Visual Basic. Initially, the Company directed its efforts to, and derived its revenues principally from, consulting, writing, training and custom development for clients that included large corporations in the computer, consulting, banking, manufacturing, cosmetics and apparel industries, among others, as well as government agencies.

           In performance of its consulting and related activities, the Company developed a base of courseware and software objects to which it retains title. In 1995, the Company made a strategic decision to leverage its skills in rapid application development and its expanding body of reusable software objects toward the development of services through which it can derive revenue on a "per transaction" basis. In connection with its development of the OLEBroker(TM) program, the Company developed significant additional software objects which it then used in the development of technology for the kiosk and Internet service delivery programs.

           The Company's strategy is to focus on development and marketing of the kiosk and Internet service delivery products. In this regard, it will seek to enter into strategic alliances with, and provide Intranet and/or Internet software to, entities that have a need to provide information and documents contained in proprietary databases to, or conduct a large volume transactions of transactions with, the general public or specific, but large, audiences in an expeditious, widely and easily accessible manner. Such entities include municipalities, other government entities and agencies and large public and private entities such as publishers, trade and business associations and others. The Company will seek to develop alliances with software and hardware manufacturers whose products may be used in or integrated with the software being developed and marketed by the Company. The Company intends to retain an ownership interest in the objects it develops in support of such projects. Wherever possible, the Company also intends to contract, as it has with the City of New York, to own and operate the services itself.

           In addition, the Company will seek to structure its arrangements with customers to permit it to offer related and unrelated information and services, particularly to kiosk users who might not otherwise have access to the Internet. This could include commercial and public service advertising and potentially the ability to make purchases and conduct other transactions through the Internet.

           There can be no assurance that the Company will be able to fully implement its strategic objectives or that it will be able to successfully market its kiosk and Internet based transaction services.


PRODUCTS AND SERVICES

 SMARTSTREET(TM) KIOSK SERVICES

           The Company makes transactional services available via public access kiosks that combine the advantages of Internet and Intranet technology. Like an Intranet, the communication between the kiosk and its servers is accomplished over private, secure lines. Like an Internet, it enables an organization to interact with the general public, not just its own employees and customers. The Company anticipates that revenues from the kiosks will be provided by leasing fees paid by the service providers, such as the City, and by usage fees paid by consumers who obtain services through the kiosks.

           On January 11, 1996 The Company entered into an agreement with The City of New York (the "City Agreement") to provide a minimum of five kiosks to transact municipal services as part of the City's Kiosk Demonstration Project. Services to be provided from these kiosks include access to the records of the Department of Buildings, certain Department of Health services, including obtaining copies (for a fee) of birth certificates, death certificates and dog licenses, obtaining public health information, and registering for certain courses offered by the Department of Health. Information on City government, directional information and information about New York City's events, museums, tourist attractions, shopping and similar matters is provided without fee. Kiosks are located in the Department of Health building at 125 Worth Street in Manhattan, in the Bronx Borough Hall, in the Municipal Buildings of Brooklyn, and Queens, and in the Staten Island (St. George) terminus of the Staten Island Ferry. All kiosks providing City services or information, whether operated by the Company or other suppliers, carry the City's "CityAccess(TM)" logo.

           In connection with the development of the kiosks and the deployment and operation of the first five kiosks, the City agreed to pay to the Company an aggregate of $661,080. Of this amount, $361,080 is payable in the form of monthly payments of $30,090 ($6,018 per kiosk), which were commenced as of August 1, 1996. The balance of $300,000 is payable in partial amounts as certain milestones in the development, deployment and operation of the kiosks are achieved. To date, two of such milestones have been fully achieved and two have been partially achieved, and $128,334 has been paid to the Company. Of the $171,666 balance remaining of the payment for development, $50,000 is payable upon completion of the two partially completed milestones, $76,666 is payable upon the activation of certain functions, including the ability to conduct fee transactions, and $45,000 is payable upon acceptance in writing by the City of "final approval testing" after the kiosks have been fully operational with certain functions for three months and with certain additional functions for one month. The kiosks are currently capable of performing fee transactions, subject only to completion of connections to City facilities, expected to occur by January 31, 1997. It is anticipated, although there can be no assurance, that final approval testing will be completed by February, 1997. The Company may also receive transaction fees in connection with the use of the kiosks by the public to obtain documents or certain other services. As of August 31, 1996, the first five kiosks were available only to provide City information and did not provide transaction services or carry any paid advertising or third party services. Consequently, no revenues have been generated to date by user transactions or advertising. The amount of future transaction and advertising revenues, if any, will depend on user and advertiser acceptance of the kiosks.

           The City Agreement has a term of one year after all five kiosks are installed, and is renewable for up to two years at the option of the City. The City commenced monthly lease payments as of August 1, 1996. The Company has certain other rights, including the right to sell advertising and additional services developed by the Company or third parties. The City Agreement requires the Company to pay to the City 50% of advertising and third party service revenues from the first five kiosks and 15% of such revenues from additional kiosks. The Company plans to exercise these rights and to actively solicit additional service providers and advertisers.

           Pursuant to the City Agreement, the Company has the right to install additional kiosks in the City, at the Company's risk and expense and subject to certain conditions including site approval by the City. The City will not be required to pay additional monthly payments for such kiosks, but it is anticipated, although there can be no assurance, that use by the public will generate transaction fees. The Company had commenced evaluating potential sites and will seek to install up to 25 additional kiosks over the next six to nine months.

           At the time the City Agreement with the Company was executed, the City also signed similar agreements with two other companies for additional kiosks. The City expects to evaluate its success with this program and, if it deems it successful, to issue a Request for Proposals for competitive bidding to supply additional kiosks throughout the City.

           The Company intends to market kiosks to other municipalities, government agencies and organizations in the private sector. In the future, the Company may seek to make its transactional services available over the Internet and to make the Internet available from the Company's public kiosks.

           There can be no assurance that the Company's initial kiosks will perform on a commercial basis as anticipated, that the Company will be able to install and operate additional kiosks pursuant to the City Agreement, that City will seek to acquire additional kiosks, that the Company will secure a contract to supply additional kiosks to the City, that it will succeed in marketing its kiosks to other potential users, or that it will be able to attract additional service providers or advertisers to kiosks that may be located in New York City or elsewhere.

Operation of SmartStreet(TM) Kiosks
-----------------------------------

           The Company's goal in designing the SmartStreet(TM) kiosks was to maximize potential use by developing software that would be inviting and easy to use. The kiosks are designed so that a potential user is attracted to the kiosk by digital videos played from the upper monitor. Initially these videos will include an "attract loop," narrated by the noted actor Tony Randall (currently Director of the National Repertory Theater) and a message from Mayor Rudolph W. Giuliani, as well as "spot" advertisements. The attract loop explains what can be done with the kiosks and how to use them, and shows people from many walks of life using them successfully.

           Once a user approaches the kiosk, he or she is greeted by a message, and invited to press on the touchscreen to continue. In the future, the Company expects to make the kiosks accessible in multiple languages. The user is guided with verbal and on-screen prompts to the various services and categories of information available from the kiosk. As currently configured, the Opening Screen is divided into five parts or frames (see Figure 1 below):

1. Multimedia Frame - The upper left corner presents graphics, pictures of people or places, and "talking heads" to help the user navigate SmartStreet(TM).

2. Toolbar Frame - SmartStreet(TM)navigation buttons are located just below the Multimedia Frame. These buttons are always visible and allow the user, at any time, to:
           a)         Return to Home Menu
           b)         Take a survey
           c)         Get on-screen help in using the kiosk

3. Content Frame - Located to the right of the Multimedia and Toolbar Frames, this contains the content and menus of the information and services available on SmartStreet(TM).

4. Footer Frame - Located below the Toolbar Frame and most of the Content Frame, this contains a place for local advertising and the keyboard for data input when needed.

5. Volume Frame - Located to the right of the Footer Frame and beneath the Content Frame, this controls the kiosk volume. When a user walks away and the kiosk resets itself (after about two minutes of idle time), it automatically resets the volume to 5 (mid position). A small feedback area confirms the current setting for the user.


                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------
(Description - Rectangular box containing: (1) square box on the upper left corner with a picture of New York State seal as the background and the New York skyline in the foreground; (2) retangular box on the middle left side containing pictures of an APPLE with the caption 'home', an APPLE CORE with the caption 'I'm Done' and the Statue of Liberty holding a question mark with the caption 'I Need Help'; (3) a rectangular box with a black background and the Brooklyn Bridge and the New York skyline in the foreground with one line of text reading 'Touch Here To Start', the second line of text reading 'Smartstreet', followed by 'presents...' and 'City Access' on the bottom; and (4) a square box located at the lower right corner containing a round button with 'VOLUME' at the center and arrows above and beneath it.
--------------------------------------------------------------------------------
               SmartStreet(TM) Kiosk - Opening Screen

           The user has several choices on the Opening Screen to begin the SmartStreet(TM)experience. The user can:

1. Touch the Touch Here to Begin link in the Content Frame, the Home button in the Toolbar Frame, or the graphic in the Content Frame to jump to the Home Menu (see Figure 2 below).

2. Touch I'm Finished to take a short survey on his or her experience on the kiosk or leave a message.

3.         Touch I Need Help to get online verbal or video help on
           a)         What is available on the kiosk
           b)         How to use the kiosk


                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------
(Description - Rectangular box containing: (1) square box on the upper left corner with a picture of New York State seal background and the New York skyline in the foreground; (2) retangular box on the middle left side containing pictures of an APPLE with the caption 'home', an APPLE CORE with the caption 'I'm Done' and the Statue of Liberty holding a question mark with the caption 'I Need Help'; (3) a rectangular box with a light speckled background containing pictures of (i) a KEY with the caption 'Keys To City Hall' and sub-captions of 'City Government-Transportation- Other Kiosks' beneath the caption; (ii) a SIGN POST with the caption 'Around New York City' and a sub-caption of 'What To Do-Sports Events-Transportation'; (iii) a V Symbol with the caption 'Coming Soon' and a sub-caption of 'Information on What's Coming Soon'; (iv) the MEDICINE Symbol with the caption 'Department of Health' and a sub-caption of 'Birth/Death Certificates - Dog Licenses - Courses'; (v) a TV WITH AN APPLE ON SCREEN with the caption 'City Access Kiosks' and a sub-caption of 'What You Can Do at Kiosks'; (vi) a WARNING STANCHION WITH A LIGHT with the caption
'Department       of      Buildings'       and      a       sub-caption       of
'Permits-Violations-Complaints-Applications'; (vii) an AIRSHIP with a caption of 'Kiosks Marketing' and a sub-caption 'Information on Marketing on Streetsmart Kiosks'; and (viii) a TRAFFIC LIGHT with a caption of 'Transportation' and a sub-caption of 'Bus-Subway-LIRR-Street Maps'; and (4) a square box located at the lower right corner containing a round button with 'VOLUME' at the center and arrows above and beneath it.
--------------------------------------------------------------------------------
               SmartStreet(TM) Kiosk - Home Menu


           The Home Menu contains the starting point for each service available through SmartStreet(TM). The current services are:

1. Keys To City Hall - This service allows a user to look up city agencies, elected officials and city transportation (see below).
2. Around New York City - This service provides information on New York City attractions, tours, hospitals, churches, museums, theaters, sports arenas, etc. Most of the items in this section include maps of the attraction.
3. Department of Health ("DOH") - DOH services and publications are listed as well as the ability to print applications for Birth Certificates, Death Certificates, and Dog Licenses.
4. CityAccess(TM) Kiosks - Lists the location and services available at all CityAccess(TM) kiosks.
5. Department of Buildings ("DOB") - DOB services include review of outstanding violations against a building, tracing of ownership records and review of heat complaint information.
6. Marketing on SmartStreet(TM) - Information on how to contact the Company.
7. Transportation - Maps and routes for subways, buses and railroads, as well as street maps.

           If a user wants to carry out a transaction for which there is a cost (such as obtaining a license or an official copy of a document), the user is advised of the charge and prompted to insert a credit card. The credit card reader in use is designed so that the user never lets go of the card, for added security. The transaction request is sent to the central server site over a secure frame-relay network. In turn, the server sends the credit information to a credit authorizer for approval. If the transaction is declined, the user is advised and invited to submit another card. If the transaction is accepted, the a reservation is made against the user's credit line, and the server then proceeds to initiate a transaction with the City's computers, to which it is connected via private leased lines. Once the required service has been performed by the City's computers, and a confirming transaction number sent back, the credit authorizer is again contacted and the transaction is settled. The authorizer causes the user's account the be debited, and the merchant accounts of the City and the Company to be credited for the transaction fee and service fee, respectively. The Company expects that a credit card transaction capability will be functional by January 31, 1997.


SmartStreet(TM) Kiosk Technology
--------------------------------

           SmartStreet(TM) kiosks were designed using advanced Internet technology. This technology allows the kiosks to operate either on a private Intranet or as an Internet site. The "browser" in the kiosk is Microsoft's Internet Explorer 3.0 (IE3), and the server is Microsoft's Internet Information Server 1.1 (IIS). By using IE 3 as an OLE object running full screen, hiding the Windows environment from the user, the Company was able to present a custom interface without having to develop custom operating system software or add-ons. The browser operates in a fashion suitable for use by the general public from a touch screen. Scroll bars, menus and status areas are turned off, and only functions which are specifically programmed or permitted are allowed.

           IE3 allows the use of new "light-weight" ActiveX(TM) controls and supports client-side VB Script and Java. IE3 also supports SSL 2.0, SSL 3.0, and PCT 1.0 security standards as well as advanced HTML Features such as Style Sheets, Frames & Tables, which convey content to the user at the kiosk. Many of these pages contain VB Script code to perform functions beyond the scope of normal HTML. This code uses objects, many of which were initially developed by the Company in connection with consulting contracts or OLEBroker(TM), to perform complex tasks on behalf of the kiosk. Some of the tasks these objects perform are:

1.         Printing formatted documents
2.         Reading a credit card
3.         Printing a receipt
4. Transmitting Credit Card information to a bank for approval/disapproval
5.         Logging and error handling
6.         Storing the survey results into a database
7.         Adjustment of volume
8.         Production of custom maps (in the future)

           In addition, many third party ActiveX(TM) controls are or will be used, including:

1.         ESRI's Map Objects (Custom Maps)
2.         Wall Data's Rumba (mainframe connections)
3.         Microsoft's custom controls and timers (Look and feel of the kiosk)
4.         Microsoft Visual Basic's buttons (keyboards)

           The Server is built on Windows NT and runs Microsoft Internet Information Server, which supports "server-side" Visual Basic, and ActiveX(TM) controls. Microsoft BackOffice is also used for the databases and for system management. The connection between the remote kiosks (each of which is operated as a separate LAN) and the Server is accomplished through Frame Relay connections, and uses equipment manufactured by RAD and by Cisco. The connection is transmitted via regulated common carriers.

           The kiosks were designed to comply with the accessibility requirements of the Americans with Disabilities Act. The Company used subcontractors for the design hardware and graphics associated with its kiosks, and the kiosks are constructed by a subcontractor in accordance with the specifications developed by the Company. They are constructed of hardened steel, with baked-on, vandal-resistant paint. The touchscreen in use is made of tempered glass for secure and vandal-resistant operation.


Marketing
---------

           To market kiosks successfully, the Company believes it must obtain the rights to place its kiosks in compelling high-density locations. In addition, the Company will seek to attract advertisers based on the number and demographics of "impressions" that the Company can offer to advertisers. To this end, the Company has commissioned site surveys that will count the actual population at each existing location. The Company has retained a consultant to assist the Company in leasing space in favorable locations and on satisfactory terms. In addition, the Company has retained a media consultant to prepare a media kit and to target it to suitable advertisers. The Company has retained a public relations consultant to disseminate news related to its kiosks and to stimulate demand. Additional marketing efforts focus on identifying content-providers whose offerings can create additional transaction revenue for the Company's kiosks. In seeking content-providers, the Company will exhibit at major trade shows where it will partner with several of its major vendors. For example, the Company partnered with Dell and Microsoft at the Government Technology trade show held in Albany, New York in September 1996, and it expects to participate in similar joint efforts on an ongoing basis. A telemarketing program has been initiated to target tourist, recreational and similar facilities to list their facilities on the Company's kiosks. This effort has been contracted to a telemarketing firm on a commission basis.

           The Company's marketing activities are currently performed by its executive officers and consultants under such officers' supervision. The Company intends to devote a portion of the proceeds of the Offering to marketing activities, which may include the employment of one or more dedicated marketing personnel, as well as the continued engagement of specialized consultants.


OLEBROKER(TM)

           The Company's first commercial product for the Internet was OLEBroker(TM), introduced in November 1995. OLEBroker is an on-line subscription service for OLE reusable components. This service is operated on the Internet with the Universal Resource Locator (URL) of http://www.olebroker.com. The service contains the searchable full text of the help files of OLE and ActiveX(TM) components that have been provided for listing by component vendors. In addition, it contains white papers, specifications, standards, training materials, and news articles. OLEBroker(TM) is designed to be a one stop place to get information on OLE, as well as to find component needs for particular purposes.

           Component vendors participating in OLEBroker(TM) include: ASP of Japan, Blue Sky Software, Crescent Division of Progress software, Crystal (a Seagate Company), Kelro Software, Looking Glass Software, Media Architects, Microsoft, Pronexus, Protoview, Sheridan Software, Soups, SQA, Stylus Innovation, Sylvan Ascent, and Texas Instruments.

           Microsoft and the Company entered into a Cooperation Agreement on November 7, 1995 with respect to OLEBroker(TM). The Cooperation Agreement provides that Microsoft will undertake various promotional activities relating to OLEBroker(TM), including the distribution of an OLEBroker(TM) subscription offer in copies of Microsoft's Visual Basic 4.0 and Access Development Toolkit and in a Magazine supplied to purchasers of Microsoft Visual C++. The Company, in turn, provides Microsoft with a number of complementary subscriptions and a discounted price for additional subscriptions. The term of the Cooperation Agreement is initially one year, and the parties are currently negotiating an extension of the initial term. The agreement may be renewed for successive one-year terms upon written agreement of the parties at least two months prior to the expiration of the then-current term.

           The Company derives revenue related to OLEBroker(TM) from the sale of subscriptions, and from advertising. Subscribers come from the United States and approximately 15 other nations and there are currently approximately 120 subscribers. As of June 1996, OLEBroker(TM) subscriptions had a list price of $199 per year, and an initial price of $129 per year is currently in effect. In accordance with the Cooperation Agreement, Microsoft customers are entitled to a discounted subscription rate of $99 per year. In the year ended December 31, 1995 and the six month period ended June 30, 1996, revenues from OLEBroker(TM) were not significant. The Company believes that while there will continue to be a growing market for the OLEBroker(TM) service, particularly as the use of Microsoft Windows programs increases, such market may consist primarily of persons involved in computer programming, rather than computer users in general.


 CONSULTING, TRAINING AND AUTHORING SERVICES

           The Company's historical business has been to assist clients in making the transition from mainframes and minicomputers to client/server and rapid application development. These services have included training, authoring and consulting for numerous clients in a variety of industries, including the insurance, manufacturing and fashion industries, as well as the public sector. The Company intends to continue to engage in these activities as resources permit. In selecting opportunities, the Company will focus primarily on consulting and training assignments in connection with the sale of kiosk services or that can otherwise enhance its skill base.


Training Services

           The Company has provided training courses in subjects including:

              *       Client/Server Rapid Application Development

              *       Graphical User Interface Design

              *       Internet Development

              *       Automated Testing of Software

              *       Introductory and Advanced Visual Basic

              *       Component Development with OLE 2.0

              *       Help Authoring and Software Documentation

           Training fees are typically charged on the basis of per-diem fees of $2,000 - $3,000 per day and a materials cost, if applicable, plus reimbursement for out-of-pocket expenses. Most seminars are held at client sites.

 Authoring Services

           David E. Y. Sarna and George J. Febish, Co-Chief Executive Officers of the Company, author a monthly column, called Paradigm Shift, focussing on development, Internet and Intranet issues, for Datamation, a magazine with a circulation of approximately 225,000 published by Cahners Publishing Company, a division of Reed Elsevier Inc. In addition, the Company has authored three white papers for Microsoft covering OLE, Three-tier Client/Server Architecture and Visual Basic for Enterprise Development, and completed various assignments for other clients. Fees from these services are negotiated on a project basis.


 Custom Development and Consulting Services

           Custom Development and Consulting Services include the design of OLE objects, as well as complete multimedia systems. Fees for such services are negotiated either on the basis of hourly billing rates for the staff assigned or for fixed fees for specified services.

           The Company entered into a contract in 1995 with ACORD Corporation, a non-profit organization, whose members include property and casualty insurers and about 40,000 independent agents ("ACORD"). ACORD develops and maintains communications standards for the property and casualty industry. The Company assisted ACORD in defining AL4, an OLE-based standard and set of objects for implementing ACORD forms, which comply with 184 standards set by various regulatory organizations. Developers from ACORD and the Company are creating and distributing the reusable ACORD knowledge objects for particular insurance forms. The standard also describes how ACORD's Independent Software Developers
(ISDs) can incorporate these OLE-based objects into their systems. The Company intends to work with ISDs to assist them in implementing support for AL4 on the basis of consulting agreements.


RELATIONSHIP WITH MICROSOFT

           The Company has established a strategic relationship with Microsoft that it believes is important to its sales, marketing and support activities, as well as to its product development efforts relating to its kiosks. Microsoft supports the Company in marketing its kiosk services, has informally agreed to exhibit the Company's kiosks in Microsoft displays at various trade shows, such as the Government Technology Show, which was held in Albany, New York in September 1996. It has also issued statements that included favorable references relating to the Company's products. Microsoft has also entered into various non-disclosure agreements with the Company with respect to unannounced Microsoft products, under which the Company has the opportunity to have advance knowledge of software technology being developed be Microsoft. Microsoft has also provided, and continues to provide, fee-based consulting services to the Company through Microsoft Consulting.

           Since 1994, the Company has served as the regional host and sponsor of Developer Days, an ongoing series of technical conferences organized and operated by Microsoft. The Company's President and Chairman serve as Regional Directors for these events. Although the Company is not directly compensated by Microsoft for its participation, the Company has derived substantial benefit from this relationship, including access to senior Microsoft executives, early disclosure of technology and publicity. The Company will continue to act in this capacity for the fourth Developer Days conference, currently scheduled for February 1997.

           In November 1995, Microsoft and the Company entered into the Cooperation Agreement with respect to OLEBroker(TM). The Cooperation Agreement provides that Microsoft will undertake various promotional activities relating to the Service including the distribution of a subscription offer in copies of Microsoft's Visual Basic 4.0, Access Development Toolkit, and in a magazine supplied to purchasers of Microsoft Visual C++. The Company, in turn, will provide Microsoft with a number of complementary subscriptions and a discounted price for additional subscriptions. An extension of the initial term of the Cooperation Agreement, currently one year, is being negotiated, and the agreement may be renewed for successive one year terms upon written agreement of the parties at least two months prior to the expiration of the then current term. The Company believes that the non-renewal of the Cooperation Agreement would not have a material effect on the Company. However, if Microsoft were to sever its relationships with the Company, the Company's sales and financial condition could be severely and adversely affected.

           The Company has also produced technical papers for, and provided consulting services to, Microsoft.


COMPETITION

           The Company is subject to competition from different sources for its different services. The Company's Intranet kiosk business competes with numerous companies, including IBM, North Communications, Golden Screens and NCR (currently a division of AT&T). All of these companies have resources much greater than those of the Company. The Company's contract with the City of New York is presently the most significant part of this business. The City has also awarded contracts, comparable to the contract awarded to the Company, to North Communications and DSSI (which awarded a subcontract to Golden Screens), both of which have sold similar kiosks to other municipalities. After fulfillment of the initial contracts, if the City chooses to install additional kiosks throughout the City of New York, it may award to others, and not the Company, the contract to install such additional kiosks. Further, there can be no assurance that other municipalities or other entities will seek to acquire kiosks from the Company. In addition, if the use of kiosks provided by the Company and others proves to be successful in New York City and other municipalities and locations, additional companies in the software, hardware and communications areas, among others, may seek to enter the market. A total of 19 companies competed for the contracts with the City of New York, many of which can be expected to compete aggressively in other competitive situations.

           OLEBroker's(TM) competition includes Fawcette Technical Publications ("Fawcette"), which offers a web-site about OLE components which is supported by advertising revenues. At this time, the Fawcette site does not offer vendor's help files, and does not sell components, although this may change in the future. Cybersource offers a website called software net for the sale of software on-line, including components. A Canadian subsidiary of Sterling Software also provides electronic commerce, and additional competitors are expected to enter the field as barriers to entry are reduced or eliminated. Many of these will have resources far greater than the Company.

           The Company is subject to competition from different sources for its different services. In its historical business, the Company competes with the consulting division of Microsoft, the consulting arms of the "Big Six" independent public accountants, IBM, EDS, and a host of small and large consultants, integrators and trainers. Many of these organizations have significant and long-standing relationships with their clients, and because of their economies of scale may be able to offer more favorable terms or prices.


CUSTOMERS

           The long term success of the Company's business will depend not only on the Company's ability to enter into arrangements with municipalities, other government entities and private entities to make services available through kiosks and with advertisers to use the kiosks as an advertising medium, but ultimately upon the willingness of consumers to pay fees to transact business by means of the kiosks. To date, the Company is operating only five public kiosks, which were installed pursuant to the agreement with the City of New York and which have been available for public use, on a limited basis, for a short period of time. The decision by the City to acquire kiosks from providers other than the Company would have a direct and materially adverse effect on the prospects of the Company and could also decrease the Company's ability to market the kiosks to other potential service providers and advertisers. In addition, there can be no assurance that the volume of use by consumers of the kiosks to obtain City services and conduct other transactions will be sufficient to generate significant revenues for the Company.

           The Company historically has derived a significant portion of its revenues from a relatively limited number of customers. During the six months ended June 30, 1996, the City of New York accounted for 56% of the Company's revenues pursuant to the City Agreement and Microsoft, for which the Company provided consulting services, accounted for 20% of the Company's revenues. During 1995, two customers accounted for approximately 56% of the Company's revenues, and during 1994, four customers accounted for approximately 67% of revenues. The Company provided consulting and related services, and more recently, services related to the development of OLEBroker(TM) and Intranet and kiosk technology, to such customers. There can be no assurance that such customers or others will retain the Company to install kiosks or provide such services in the future. Furthermore, no customers of OLEBroker(TM) account for a material portion of the Company's revenues, and there can be no assurance that the Company will be able to develop a significant customer base for this service.

PROPRIETARY RIGHTS

           The Company's success is highly dependent on its proprietary technology. The Company views its software as proprietary, and relies on a combination of trade secret, copyright and trademark laws, non-disclosure agreements and contractual provisions to establish and protect its proprietary rights. The Company has no patents or patents pending and has not to date registered any of its trademarks or copyrights. The Company plans to seek registrations in the United States for the following trademarks:
SmartStreet(TM), ObjectSoft(TM), OLEBroker(TM) and CafeOLE(TM). In addition, the Company plans to register certain of these trademarks in principal foreign jurisdictions.

           The source code for the Company's proprietary software is protected as a trade secret. In addition, because the Company does not sell or license its technology to third parties, but rather delivers services thorough its kiosks and OLEBroker(TM), its proprietary software is not disclosed to third parties. Furthermore, the Company enters into agreements, as appropriate, with employees, consultants and subcontractors containing provisions relating to confidentiality and the assignment of inventions and other developments to the Company. However, despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and while the Company is unable to determine the extent to which piracy of its software products exists, such piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. In addition, the laws of some foreign countries either do not protect the Company's proprietary rights or offer only limited protection for those rights. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies or products.

           There has been substantial litigation in the software industry involving intellectual property rights. Although the Company does not believe that it is infringing the intellectual property rights of others, there can be no assurance that such claims, if asserted, would not have a material adverse effect on the Company's business, financial condition and results of operations. In addition, as the Company may acquire or license a portion of the software included in its products from third parties, its exposure to infringement actions may increase because the Company must rely upon such third parties for information as to the origin and ownership of such acquired or licensed software. Although the Company would intend to obtain representations as to the origins and ownership of such acquired or licensed software and obtain indemnification to cover any breach of any such representations, there can be no assurance that such representations will be accurate or that such indemnification will provide adequate compensation for any breach of such representations. In the future, litigation may be necessary to enforce and protect trade secrets, copyrights and other intellectual property rights of the Company. The Company may also be subject to litigation to defend against claimed infringement of the rights of others or to determine the scope and validity of the intellectual property rights of others. Any such litigation could be costly and divert management's attention, either of which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties and prevent the Company from selling its products, any one of which could have a material adverse effect on the Company's business, financial condition and results of operations.


FACILITIES


           The Company's corporate headquarters were recently relocated to Hackensack, New Jersey, in a leased facility consisting of approximately 4,300 square feet, which it occupied effective April 1, 1996 under a lease expiring March 31, 2003. The rent paid by the Company for this office will be approximately $36,000 for the period commencing April 1, 1996 and ending December 31, 1996. The Company's rent payment obligations are subject to certain increases in subsequent periods. See Note K[2] of Notes to Financial Statements. The Company believes that its new space will be adequate to meet its requirements through 1997. The Company has made no decision on how to expand, if necessary, beyond this period.


EMPLOYEES

           As of September 30, 1996, the Company had nine full-time and one temporary employees, all of whom are based in its Hackensack, NJ offices. These include three in product development, three in management and sales, two in operations and two in finance and administration. The Company's employees are not represented by any collective bargaining organization, and the Company has never experienced a work stoppage and considers its relations with its employees to be good.

           Although the Company expects to increase its full-time staff to 12 or more, on an "as-needed" basis, the Company intends to continue with its policy to outsource non-strategic functions such as subscription fulfillment, artwork development, repetitive testing, maintenance and bookkeeping rather than using its own staff for these functions.

           Other than Messrs. Sarna and Febish, the Company's executive officers, no other senior personnel have entered into employment agreements obligating them to remain in the Company's employ for any specific term; however, substantially all key employees of the Company are parties to nonsolicitation, confidentiality and noncompetition agreements with the Company. In addition, independent contractors enter into confidentiality agreements with the Company.


LEGAL PROCEEDINGS

           The Company has not been, and is not currently, involved in any material legal proceedings.

                                   MANAGEMENT


EXECUTIVE OFFICERS AND DIRECTORS

           The executive officers and directors of the Company are as follows:

NAME                          AGE            POSITION
----                          ---            --------
David E. Y. Sarna1            47             Chairman, Secretary and Director
George J. Febish1             48             President, Treasurer and Director
Daniel E. Ryan1 2 3 4         48             Director
Julius Goldfinger2 4          67             Director
Gunther L. Less               65             Director Nominee


1  Member of Executive Committee.
2  Member of Audit Committee.
3  Member of Compensation Committee.
4  Member of Stock Option Plan Committee.

           David E. Y. Sarna together with Mr. Febish founded the Company in 1990. Mr. Sarna has been the Chairman, Co-Chief Executive Officer, Secretary and a director of the Company since December 1990. He has also been, since 1994, a Contributing Editor of Datamation magazine. Prior to co-founding the Company, Mr. Sarna founded Image Business Systems Corporation, a computer software development company, in 1988. Prior to founding Image Business Systems Corporation, Mr. Sarna was formerly Executive Vice-President and a co- founder of International Systems Services Corp. ("ISS"), a computer software company that developed ISS Three(TM). From 1976 to 1981, Mr. Sarna was employed by Price Waterhouse & Co., as a management consultant, beginning as a senior consultant and rising to the position of senior manager. From 1970 to 1976 Mr. Sarna was employed by IBM Corporation in technical and sales positions. Mr. Sarna began his professional career at Honeywell in 1968. Mr. Sarna holds a BA degree from Brandeis University and did graduate work at the Technion - Israel Institute of Technology. Mr. Sarna is a Certified Systems Professional and a Certified Computer Programmer. He is the co-author, with Mr. Febish, of PC Magazine Windows Rapid Application Development (published by Ziff- Davis Press in 1994), several other books and over 50 articles published in professional magazines. Mr. Sarna is also the co-inventor of patented software for the recognition of bar-codes.

           George J. Febish together with Mr. Sarna founded the Company in 1990. Mr. Febish has been the President, Co-Chief Executive Officer, Treasurer and a director of the Company since December 1990. He has also been, since 1994, a Contributing Editor of Datamation magazine. Prior to co-founding the Company, Mr. Febish was Executive Vice President and Chief Operating Officer of Image Business Systems Corporation, a computer software development company, from 1988 to 1990. Prior to joining Image Business Systems Corporation, Mr. Febish was the Director of Marketing at ISS, a computer software company that developed ISS Three(TM). Prior to joining ISS, Mr. Febish was the Eastern Regional Sales Manager for Bool & Babbage. In 1970, Mr. Febish began his professional career with New York Life Insurance Company. Mr. Febish holds a BS degree from Seton Hall University. He is the co-author, with Mr. Sarna, of PC Magazine Windows Rapid Application Development and the author of numerous published articles.

           Daniel E. Ryan has been a director since 1991. Mr. Ryan has been employed by New York Life Insurance Company since July, 1965 where, since 1981, he has held the title of Corporate Vice President. Mr. Ryan is the head of the Service Center Development of New York Life Insurance Company's Information
Systems organization. Mr. Ryan holds an MBA in Computer Science from Baruch College and a BS/BA in Industrial Management from Manhattan College. Mr. Ryan is a Certified Systems Professional.

           Julius Goldfinger became a director in 1996. Mr. Goldfinger is the Director, Investment Banking, of Marsh, Block & Company, Inc. He was the founder and, from September 1995 to September 1996, the Managing Partner of Plowshares Capital Group ("Plowshares"), a New York based international business development company with interests in the former Soviet Union. Prior to founding Plowshares, from February 1993 to September 1995, Mr. Goldfinger was Manager of Corporate Finance at Redstone Securities, Inc. From December 1991 to February 1993, Mr. Goldfinger was a consultant to Herbert Young Securities, and from July 1989 to November 1991, Mr. Goldfinger was a consultant to Rosenkrantz, Lyon and Ross (now Josephthal Lyon & Ross). Other than Plowshares, all of the foregoing companies are members of the National Association of Securities Dealers, Inc. Mr. Goldfinger was the manager of the venture capital group at The Bankers Trust Company and President of Walnut Capital Corp, a Small Business Investment Company that he co-founded. Mr. Goldfinger holds a BBA from Baruch College, and he is a Chartered Financial Analyst.

           Gunther L. Less has been nominated by the Representative to become a director of the Company upon completion of the Offering. Mr. Less owns and operates GLL TV Enterprises, through which he has acted as the producer and host of "Journey to Adventure," a travel-documentary show that has appeared in syndication on broadcast and cable television networks for over 35 years. He also acts as a special media consultant to the airline industry and has held various executive and consulting positions in the travel industry, including as an Agency Manager for American Express, President of Planned Travel, Inc., a subsidiary of Diners Club, Inc., System Sales and Marketing Manager for Avis Rent-A-Car and Manager-External Affairs for Olympic Airways and personal consultant to the late Aristotle Onassis, and consultant to Hyatt International Corporation. He is also a past president of the American Association of Travel Editors. See "Underwriting."

           Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

           Upon the closing of the Offering, the Company will have a classified Board of Directors consisting of two classes as nearly equal in size as possible, with staggered two-year terms. It is expected that initially three directors, David E. Y. Sarna, Julius Goldfinger and Gunther L. Less, will serve until the 1997 Annual Meeting of Stockholders and two directors, George J. Febish and Daniel E. Ryan, will serve until the 1998 Annual Meeting of Stockholders and, thereafter, that directors will be elected to serve two year terms as their initial terms expire. Directors hold office until the expiration of their respective terms and until their successors are elected or until death, resignation or removal. The classification of the Board of Directors could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, control of the Company. Vacancies on the Board of Directors may be filled only with the approval of a majority of the Board of Directors then in office. Furthermore, any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause and by a vote of 75% of the outstanding shares of Common Stock. See "Description of Securities - Delaware Takeover Statute and Certain Charter Provisions."


DIRECTOR COMPENSATION

           Members of the Board of Directors have not in the past received any compensation for serving on the Board of Directors. Non-employee directors of the Company shall each be granted, under the Company's 1996 Stock Option Plan,
(i) an outside director option for 10,000 shares of Common Stock when first elected to the Board of Directors, and (ii) following each Annual Meeting of Stockholders (commencing with the 1997 Annual Meeting), outside director options to purchase 5,000 shares of Common Stock, in each case at an exercise price equal to the fair market value of the Common Stock on the date of grant, and exercisable for a term of five years commencing on the date of grant.


COMMITTEES OF THE BOARD OF DIRECTORS

           The Company has established a compensation committee whose sole member is Daniel E. Ryan. The Company's audit committee consists of Messrs. Ryan and Goldfinger.

EXECUTIVE COMPENSATION

           The following table sets forth a summary of all compensation paid by the Company during the last three fiscal years ended December 31 to each of its Co-Chief Executive Officers. Other than the Co-Chief Executive Officers, there are no employees of the Company whose compensation exceeded $100,000 in 1995.


                           SUMMARY COMPENSATION TABLE


Name and Principal
Position or Number
in Group                                 Annual Compensation
-------------------                      -------------------
                              Year      Salary(1)        Bonus
                              ----      ---------        -----

David E. Y. Sarna             1995      $200,000            0
Chairman, Co-Chief            1994      $200,000            0
Executive Officer and         1993      $200,000            0
Secretary



George J. Febish              1995      $200,000            0
President, Treasurer and      1994      $200,000            0
Co-Chief                      1993      $200,000            0
Executive Officer

---------------

(1) Includes $61,250, and $107,220 that were accrued but not paid to each of Messrs. Sarna and Febish in 1993 and 1995, respectively. At December 31, 1995, the total amount of compensation accrued but not paid to each of Messrs. Sarna and Febish, inclusive of prior years, was $195,844. Such amounts were subsequently paid in full, with $100,000 and $50,000 paid to each of Messrs. Sarna and Febish from the proceeds of the Bridge Loan Offering and the July 1996 Offering, respectively, and the balance paid from operating revenues. See "Use of Proceeds" and "Certain Transactions."

           No stock options or warrants were granted to, or exercised by, either of the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 1995.


EMPLOYMENT AGREEMENTS

           The Company has entered into an employment agreement with each of David E. Y. Sarna and George J. Febish, effective as of July 1, 1996, which expires on December 31, 2001. The employment agreements each provide for a current annual base salary of $208,000. Each of the employment agreements also provides for a bonus of 5% per annum of the Company's Earnings Before Depreciation, Interest, Taxes and Amortization. In addition, on an annual basis, the Board of Directors will consider paying an additional bonus to each of Messrs. Sarna and Febish that is based upon the increase in the Company's gross revenues, taking into account any increase in the Company's expenses. The annual base salary under the current agreements may be increased at the discretion of the Board of Directors. The agreements provide for (i) a severance payment of the base compensation and bonus of the prior full fiscal year and payment of all medical, health, disability and insurance benefits then payable by the Company for the longer of (a) the remainder of the term of the employment agreement or (b) 12 months, as well as (ii) the base compensation and bonus accrued to the date of termination, upon the occurrence of (x) termination by the Company without cause, (y) termination by the employee for good reason or (z) a change in control of the Company, if the employee resigns after the occurrence of the such change in control. Each of the employment agreements limit the severance payments to an amount that is less than the amount that would cause an excise tax or loss of deduction under the rules relating to golden parachutes under the Internal Revenue Code.


OFFICER WARRANTS

           Each of David E. Y. Sarna and George J. Febish have entered into a Warrant and Warrant Agreement with the Company. The Warrant and Warrant Agreements, dated April 15, 1993 (the "Officer Warrants") provides for the right of each of them to purchase 50,000 shares of Common Stock at an exercise price per share of $.50. The Officer Warrants permit the executive's estate to cause the Company to purchase the underlying shares at the Company's book value per share. The Officer Warrants provide that the number of shares and the exercise price are subject to anti-dilution adjustments and grants "piggyback" registration rights with respect to the underlying shares. See "Description of Securities - Outstanding Warrants and Options - Officer/Stockholder Warrants; 1996 Stock Option Plan."


1996 STOCK OPTION PLAN

           The Company's 1996 Stock Option Plan (the "Plan") was approved by the Company's Board of Directors in 1996. The Company has reserved 250,000 shares of Common Stock under the Plan. Options granted under the Plan may include those qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified options. Key employees as well as other individuals, such as outside directors, consultants and advisors who provide necessary services to the Company are eligible to participate in the Plan. Non-employees and part-time employees may receive only non-qualified options. Options to purchase an aggregate of 145,000 options have been granted to date under the Plan, including 50,000 options granted to each of David E. Y. Sarna and George J. Febish, the Company's Co-Chief Executive Officers .

           The Plan will be administered by the Stock Option Committee of the Board of Directors, which will be comprised solely of non-employee directors (who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act (the "Committee")). The Committee can make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. No member of the Committee shall be eligible to receive discretionary grants of options during, and for a period of one year following, their service on the Committee. The Committee presently consists of Mr. Ryan. The description of the Plan set forth herein is qualified in its entirety by reference to the text of the Plan, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

           The exercise price for the shares purchased upon exercise of non-qualified options granted under the Plan is determined by the Committee. The exercise price of an incentive stock option must be at the fair market value of the Company's Common Stock on the date of grant (110% of the fair market value for stockholders who, at the time the option is granted, own more than 10% of the total combined classes of stock of the Company or any subsidiary). No employees may exercise more than $100,000 in options held by them in any year.

           In addition, non-employee directors of the Company shall each be granted (i) an outside director option for 10,000 shares of Common Stock upon adoption of the Plan or when first elected to the Board of Directors after the adoption of the Plan and (ii) following each Annual Meeting of Stockholders (commencing with the 1997 Annual Meeting), outside director options to purchase 5,000 shares of Common Stock, in each case at an exercise price equal to the fair market value of the Common Stock on the date of grant, and exercisable for a term of five years commencing on the date of grant.

           No option may have a term of more than ten years (five years for 10% or greater stockholders and outside directors). Options generally may be exercised only if the option holder remains continuously associated with the Company or a subsidiary from the date of grant to the date of exercise. However, options may be exercised upon termination of employment or upon death or disability of any employee within certain specified periods.

           The following is a general summary of the federal income tax consequences under current tax law of nonqualified stock options ("NQSOs") and incentive stock options ("ISOs"). It does not purport to cover all of the special rules, including special rules relating to persons subject to the reporting requirements of Section 16 under the Exchange Act who do not hold the shares acquired upon the exercise of an option for at least six months after the date of grant of the option and special rules relating to the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

           An optionee will not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

           Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Proposed legislation would treat long-term capital gain even more favorably. There can be no assurance, however, that such proposed legislation will be enacted.

           Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

           In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

SEP

           The Company established in 1990 a simplified employee pension ("SEP") plan covering all qualified employees. Pursuant to the SEP, employees may elect to contribute up to 15% of their compensation on a pre-tax basis (up to the statutory prescribed annual limit ($9,500 in 1996)) to the SEP. The SEP plan is intended to qualify under Section 408(k) of the Internal Revenue Code.

KEY-MAN LIFE INSURANCE

           The Company currently maintains key man insurance, of which it is the beneficiary, on the lives of each of David E. Y. Sarna and George J. Febish in the amount of $1,000,000 each.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

           The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") and its Amended and Restated Bylaws (the "Bylaws") provides that, except to the extent prohibited by the Delaware General Corporation Law, its directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under Delaware law, the directors have a fiduciary duty to the Company which is not eliminated by the provisions of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the Company for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

           The Certificate of Incorporation and Bylaws also provide that the Company shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, all of its present and former officers and directors, and any party agreeing to serve as an officer, director or trustee of any entity at the Company's request, in connection with any civil or criminal proceeding threatened or instituted against such party by reason of actions or omissions while serving in such capacity. Indemnification by the Company includes payment of expenses in defense of the indemnified party in advance of any proceeding or final disposition thereof if the indemnified party undertakes to repay the Company upon an ultimate determination that the indemnified party was not entitled to indemnification by the Company. This provision also requires Board of Director approval as a precondition to any indemnification by the Company for proceedings instituted by the indemnified party. The rights to indemnification provided in this provision do not preclude the exercise of any other indemnification rights by any party pursuant to any law, agreement or vote of the stockholders or the disinterested directors of the Company.

           Section 145 of the Delaware General Corporation Law generally allows the Company to indemnify the parties described in the preceding paragraph for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Company if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (1) by the Board of Directors by a majority vote of a quorum of directors who are not parties to such proceedings, or (2) if such a quorum is not obtainable or if directed by a quorum of disinterested directors, by independent legal counsel in a written opinion, or (3) by the stockholders.

           The Company will seek to purchase and maintain directors and officers insurance as soon as the Board of Directors determines practicable, in amounts that is considers appropriate, insuring the directors and officers against any liability arising out of their status as such, regardless of whether the Company has the power to indemnify such persons against such liability under applicable law.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS


           The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 31, 1996, by
(i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer and (iv) all officers and directors as a group.



                                                                         Percentage of Outstanding Shares (1)
                                                                         ------------------------------------

                                Number of Shares
Name and                        of Common
Address of                      Stock Beneficially       Before                                  After Concurrent
Beneficial Owners               Owned(2)                 Offering          After Offering        Offering(3)
-----------------               ------------------       -----------       --------------        -----------
David E. Y. Sarna (4)             867,500                     32.5%             22.2%               18.4%
c/o ObjectSoft Corporation
Continental Plaza III
433 Hackensack Avenue
Hackensack, New Jersey
07601

George J. Febish (4)              907,500                     34.0%             23.2%               19.3%
c/o ObjectSoft Corporation
Continental Plaza III
433 Hackensack Avenue
Hackensack, New Jersey
07601


Melvin Weinberg, Esq. (5)         300,000                     11.7%              7.9%                6.5%
c/o Parker Chapin Flattau &
   Klimpl, LLP
1211 Avenue of the Americas
New York, New York 10036

The David E. Y. Sarna Family      150,000                      5.9%              3.9%                3.3%
   Trust/Rachel Sarna (6)
c/o Parker Chapin Flattau &
   Klimpl, LLP
1211 Avenue of the Americas
New York, New York 10036


The George J. Febish Family       150,000                      5.9%              3.9%               3.3%
   Trust/Janis Febish (7)
c/o Parker Chapin Flattau &
   Klimpl, LLP
1211 Avenue of the Americas
New York, New York 10036

Cyndel & Co., Inc. (8)            242,500                      9.4%              6.3%                5.2%
26 Ludlam Avenue
Bayville, New York 11709



                                      -61-



                                                                         Percentage of Outstanding Shares (1)
                                                                         ------------------------------------

                                Number of Shares
Name and                        of Common
Address of                      Stock Beneficially       Before                                  After Concurrent
Beneficial Owners               Owned(2)                 Offering          After Offering        Offering(3)
-----------------               ------------------       -----------       --------------        -----------

Steven Bayern (9)                 288,500                     11.0%              7.5%                6.2%
26 Ludlam Avenue
Bayville, New York 11709

Daniel E. Ryan(10)                 10,000                       *                 *                   *
c/o ObjectSoft Corporation
Continental Plaza III
433 Hackensack Avenue
Hackensack, New Jersey
07601

Julius Goldfinger(10)              10,000                       *                 *                   *
c/o ObjectSoft Corporation
Continental Plaza III
433 Hackensack Avenue
Hackensack, New Jersey
07601

Gunther L. Less (11)                    0                       *                 *                   *
c/o ObjectSoft Corporation
Continental Plaza III
433 Hackensack Avenue
Hackensack, New Jersey
07601

All officers and directors as   1,795,000                     64.3%             44.5%               37.2%
a group (4 persons) (4)(10)

-------------------------------

*    Less than 1%.
(1) Each person's percentage interest is determined assuming that all options, warrants and convertible securities that are held by such person (but not by anyone else) and which are exercisable or convertible within 60 days have been exercised for or converted into Common Stock.
(2) Unless otherwise noted, the Company believes that all persons named have sole voting and investment power with respect to all shares of Common Stock listed as owned by them.
(3) Assumes the exercise in full of (i) the Placement Agent's Warrant for 37,500 Units, (ii) the Bridge Warrants for 375,000 Units, (iii) the July Placement Warrant for 27,300 shares and the July 1996 Warrants issuable upon the exercise of the July Placement Warrant for 18,200 shares of Common Stock, (iv) the July 1996 Warrants for 182,004 shares of Common Stock, (v) the Investor Warrants for 106,250 shares of Common Stock, and (vi) Officer Warrants for 43,333 shares of Common Stock. See "Concurrent Offering."

(4) Includes, for each of Messrs. Sarna and Febish, immediately exercisable warrants to purchase 50,000 shares of Common Stock and 50,000 options granted under the Company's 1996 Stock Option Plan. See "Management - 1996 Stock Option Plan," "Description of Securities - Outstanding Options and Warrants - Officer/Stockholder Warrants; 1996 Stock Option Plan." Includes, for Mr. Sarna, 150,000 shares of Common Stock held by The David E. Y. Sarna Family Trust (the "Sarna Trust"). Rachel

     Sarna, the wife of Mr. Sarna, is a trustee of the Sarna Trust. Mr. Sarna disclaims beneficial ownership of the shares of Common Stock held by the Sarna Trust. Includes, for Mr. Febish, 150,000 shares held by The George J. Febish Family Trust (the "Febish Trust"). Janis Febish, the wife of Mr. Febish, is a trustee of the Febish Trust. Mr. Febish disclaims beneficial ownership of the shares of Common Stock held by the Febish Trust.

(5) Melvin Weinberg, Esq., by virtue of his shared dispositive power as a trustee over the shares of Common Stock held by both of the Family Trusts, may be deemed a beneficial owner of a total of 300,000 shares of Common Stock, representing the aggregate shareholdings of the Family Trusts. The David E. Y. Sarna Family Trust was set up by Mr. Sarna for the benefit of his children. Mr. Weinberg and Mrs. Sarna are trustees of the Sarna Trust and share dispositive power with respect to the shares of Common Stock owned by the Sarna Trust, but Mrs. Sarna has the sole voting power with respect to such shares. The George J. Febish Family Trust was set up by Mr. Febish for the benefit of his children. Mr. Weinberg and Mrs. Febish are trustees of the Febish Trust and share dispositive power with respect to the shares of Common Stock owned by the Febish Trust, but Mrs. Febish has the sole voting power with respect to such shares. Mr. Weinberg disclaims beneficial ownership of the shares of Common Stock held by the Family Trusts.

(6) These shares are held by The David E. Y. Sarna Family Trust, of which Mrs. Sarna and Mr. Weinberg are the trustees. The children of Mr. and Mrs. Sarna are the sole beneficiaries.
(7) These shares are held by The George J. Febish Family Trust, of which Mrs. Febish and Mr. Weinberg are the trustees. The children of Mr. and Mrs. Febish are the sole beneficiaries.
(8) Includes immediately exercisable warrants to purchase 20,000 shares of Common Stock. Cyndel is engaged in the business of management consulting and is owned by Steven Bayern and Patrick Kolenik. Mr. Kolenik, the president of Cyndel, does not own any other securities of the Company.
(9) Includes (i) 222,500 shares of Common Stock and immediately exercisable warrants to purchase 20,000 shares of Common Stock owned by Cyndel and (ii) 27,300 shares of Common Stock issuable upon the exercise of the July Placement Warrant issued to Win Capital Corporation, the placement agent of the July 1996 Offering, and the 18,200 shares issuable upon the exercise of the July 1996 Warrants included in such option. Mr. Bayern is a 50% owner and the vice president of Cyndel and the Chairman and approximately 50% owner of Win Capital Corporation. See "Description of Securities - Outstanding Options and Warrants - Officer/Stockholder Warrants; 1996 Stock Option Plan - Placement Agent's Warrant; July Placement Warrant."
(10) Includes, for each of Messrs. Ryan and Goldfinger, immediately exercisable options to purchase 10,000 shares of Common Stock granted under the Company's 1996 Stock Option Plan.
(11) Does not include immediately exercisable options to purchase 10,000 shares of Common Stock to be granted under the Company's 1996 Stock Option Plan at such time as Mr. Less is elected a director.



                              CERTAIN TRANSACTIONS


           The Company believes that all transactions with affiliates were made on terms no less favorable to the Company than those available from non-affiliated third parties. All future transactions between the Company and its officers, directors or 5% stockholders will be on terms no less favorable than could be obtained from non-affiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.


ISSUANCE AND REDEMPTION OF SERIES B PREFERRED STOCK

           In December 1995, Cyndel, a principal stockholder, acquired 1,250 shares of Series B Preferred Stock in consideration of the payment of $125,000 ($25,000 of which was paid in January 1996). The Series B Preferred Stock was convertible into a number of shares of Common Stock equal to a fraction the numerator of which was $100 per share and the denominator of which was 125% of the offering price per share for the shares of Common Stock in an initial public offering. In July 1996, the Company used $125,000 of the proceeds of the July 1996 Offering to redeem the Series B Preferred Stock. In connection with the redemption, Cyndel received warrants, exercisable for a period of three years, to purchase 20,000 shares of Common Stock at an exercise price of $7.00 per share.


PAYMENT OF DEFERRED OFFICERS' COMPENSATION

           Each of Mr. Sarna and Mr. Febish, Co-Chief Executive Officers of the Company, agreed to defer a portion of his salary for various periods through 1995 until the Company had sufficient working capital to pay them. As of December 31, 1995, the Company owed Messrs. Sarna and Febish an aggregate of $391,687, of which $200,000 was paid from the proceeds of the Bridge Loan Offering, $100,000 was paid from the proceeds of the July 1996 Offering, and the balance was paid from operating revenues. See "Management - Executive Compensation" and "Use of Proceeds."


MERGER

           The Company is the successor-in-interest to the assets, liabilities and business of ObjectSoft-NJ, which was merged into the Company in January 1996. The purpose of the Merger was to effect the change of the state of incorporation of ObjectSoft-NJ. The directors determined that it was in the best interests of the Company that the Company be re-incorporated in the State of Delaware. The re-incorporation was effected by a migratory merger of ObjectSoft-NJ into the Company. The stockholders of ObjectSoft-NJ were duly noticed and voted in favor of the Merger at a Special Meeting of the Stockholders held on January 30, 1996. Each share of capital stock of ObjectSoft-NJ was exchanged for a like share of capital stock of the Company upon the effectiveness of the Merger.


EXTENSION OF EXPIRATION DATES OF INVESTOR AND OFFICER WARRANTS


           The Company has extended to November 29, 1996 the expiration date of the 106,250 Investor Warrants, which were issued to investors in a private placement effected between September 1992 and November 1993 in which the investors acquired the Investor Warrants, the Series A Preferred Stock and shares of Common Stock. The result is that certain of these warrants will expire at a date which effectively makes them four year warrants instead of three year warrants. The resale of the shares issuable upon the exercise of the Investor Warrants has been registered in the Selling Securityholder Prospectus. In addition, in consideration of their waiver of the registration rights with respect to the Offering and their agreement to enter into an 18 month lock-up agreement with the Representative, the expiration date of the Officer Warrants held by Messrs. Sarna and Febish was extended to April 30, 2000. See "Description of Securities - Outstanding Warrants and Options -Officer/Stockholder Warrants" and "Concurrent Offering."



RECENT FINANCINGS

           The Company recently completed two financings in the form of private placements to "accredited investors." In April through June 1996, in the Bridge Loan Offering, the Company sold 12.5 Bridge Units, each Bridge Unit consisting of a $100,000 7% Note (the "Bridge Notes") and Bridge Warrants to purchase 30,000 shares of Common Stock or such other securities as might be offered in the Company's initial public offering. Assuming the Offering is completed, the Bridge Warrants will be exercisable to purchase Units identical to the Units offered hereby.

           Interest on the Bridge Notes is payable semi-annually commencing December 31, 1996, and the Bridge Notes will mature and be payable in full within fourteen (14) days of the date of closing of the Offering or September 30, 1997, whichever is earlier. The Bridge Notes may be prepaid in whole or in part at the option of the Company at any time prior to maturity.

           The Bridge Notes are senior unsecured obligations of the Company and will rank senior in right of payment to all future subordinated indebtedness of the Company. Although the Bridge Notes are senior obligations of the Company, the Company does not have any commitments to issue indebtedness to which the Bridge Notes would be senior in right of payment. The Bridge Notes will be effectively subordinated to all secured indebtedness of the Company.

           The Bridge Warrants are exercisable at a price equal to 70% of the offering price for securities offered in an initial public offering. The Bridge Warrant component of each Bridge Unit provides for the purchase either (i) if the Company completes an initial public offering ("IPO") on or before September 30, 1997, 30,000 shares of Common Stock (the "Shares") or other securities at 70% of the per share or other security price in the IPO exercisable for a period of three (3) years (the "IPO Securities"), or (ii) if the Company does not complete an IPO on or before September 30, 1997, 30,000 shares of Common Stock, exercisable until September 30, 1999 at $3.50 per share. The term of the Bridge Warrants if exercisable into IPO securities shall be extended for an additional period, up to one (1) year, equal to the period that lapses between September 30, 1996 and the consummation of the Company's initial public offering on or before September 30, 1997. If the Offering is completed prior to September 30, 1997, each such Bridge Warrant will be exercisable to purchase 30,000 Units at $____ per Unit. The Class A Warrants included in such Units will be identical to the Class A Warrants included in the Units offered in the Offering in all respects, including the exercise price. The Bridge Warrants have piggyback registration rights pari passu with other warrant holders. In addition, if the Bridge Warrants are not included in any registration statement, then the holders of Bridge Warrants shall have the right to one demand registration, at the cost of the Company, one year after the Company is public.


           The Representative acted as the placement agent for the Bridge Loan Offering and, in connection with its services as placement agent, received commissions equal to 8% of the gross proceeds of the Bridge Loan Offering, a non-accountable expense allowance equal to 2% of the gross proceeds and the Placement Agent's Warrant to purchase a number of securities equal to 10% of the number of securities issuable upon the exercise of the Bridge Warrants at an exercise price equal to 100% of the offering price for securities offered in an initial public offering. Assuming the Offering is completed, the Placement Agent's Warrant will entitle the Representative to purchase 37,500 Units at an exercise price of $____ per Unit for a period of five years commencing on the date of this Prospectus. The shares of Common Stock and the Class A Warrants comprising the Units issuable upon the exercise of the Bridge Warrants and the Placement Agent's Warrant have been registered for resale. See "Concurrent Offering."


           In the July 1996 Offering, the Company sold an aggregate of 273,001 units (the "July 1996 Units") for an aggregate of $955,504, or $3.50 per July 1996 Unit. Each July 1996 Unit consists of one share of Common Stock and one July 1996 Warrant to purchase two-thirds (2/3) of a share of Common Stock at an exercise price of $3.00 per 2/3 share (or $4.50 per share). The July 1996 Warrants are exercisable until the later of July 30, 1999 or three years after the date of this Prospectus (but in no event later than September 30, 2000).

           Win Capital Corporation, an affiliate of Cyndel, a principal stockholder of the Company, acted as the placement agent for the July 1996 Offering and, in connection with its services as placement agent, received commissions equal to 10% of the gross proceeds of the July 1996 Offering, a non-accountable expense allowance equal to 3% of the gross proceeds and a warrant to purchase 27,300 July 1996 Units at an exercise price of $4.50 per July 1996 Unit for a period of three years commencing upon issuance (the "July Placement Warrant"). The shares of Common Stock included in the July 1996 Units and the shares of Common Stock issuable upon the exercise of the July 1996 Warrants contained therein, as well as the shares of Common Stock issuable upon the exercise of the July Placement Warrant (and the July 1996 Warrants issuable upon the exercise thereof) have been registered for resale. See "Principal Stockholders" and "Concurrent Offering."

REDEMPTION OF SERIES A PREFERRED STOCK

           Pursuant to the terms of the Series A Preferred Stock, upon the effectiveness of the Offering, all shares of Series A Preferred Stock are required to be redeemed at $1.00 per share plus all accumulated, but unpaid, dividends. The Company anticipates that the redemption will require an aggregate redemption payment of approximately $275,000. See "Use of Proceeds."


                            DESCRIPTION OF SECURITIES



           The Company is authorized to issue up to 20,000,000 shares of Common Stock, par value $.0001 per share and up to 5,000,000 shares of Preferred Stock, par value $.0001 per share. The Offering consists of 1,250,000 Units.

UNITS

           Each Unit consists of one share of Common Stock and one Class A Warrant. The Units are immediately detachable and separately transferable upon issuance.


COMMON STOCK


           Holders of shares of Common Stock are entitled to one vote per share on all matters that are submitted to the stockholders for their approval and have no cumulative voting rights. Subject to the prior rights of Preferred Stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared by the Board of Directors from funds legally available therefor, from time to time. Upon liquidation or dissolution of the Company, the remainder of the assets of the Company will be distributed ratably among the holders of Common Stock, after the payment of all liabilities and the holders of any Preferred Stock. The Common Stock has no preemptive or other subscription rights and there are no conversion or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are, and the shares issuable upon exercise of Class A Warrants will be, upon payment of the exercise price, fully paid and nonassessable. As of October 31, 1996, there were 2,566,001 shares of Common Stock outstanding.



PREFERRED STOCK

           The Preferred Stock may be issued from time to time by the Board of Directors without the approval of the stockholders of the Company. The Board of Directors is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the dividend rights, the redemption provisions, conversion provisions, liquidation preferences and other rights and preferences not in conflict with the Certificate of Incorporation of the Company or Delaware law. The Board of Directors, without stockholder approval, could issue Preferred Stock which would adversely affect the voting and other rights of the holders of Common Stock.

           The Company has issued a series of Preferred Stock designated  Series
A. There are currently 212,500 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock accrues cumulative annual dividends, payable quarterly, at the rate of 9% per annum, based upon the liquidation value. Upon the closing of the Offering, as required by the terms of the Series A Preferred Stock, all of the Series A Preferred Stock will be redeemed by the Company at $1.00 per share plus all accumulated dividends accrued but unpaid. The Company anticipates that this redemption will require an aggregate redemption payment of approximately $275,000, which will be paid out of the net proceeds of the Offering. Following the redemption, no Series A Preferred Stock will be outstanding. See "Use of Proceeds."

           The Company also issued a series of Preferred Stock designated Series B, with a redemption and liquidation value of $100 per share and issued 1,250 shares of Series B Preferred Stock. The holders of the Series B Preferred Stock had the right, for the period commencing upon the close of an initial public offering through December 31, 1997, to convert all of the Series B Preferred Stock into shares of Common Stock at a conversion price equal to 125% of the per share offering price of shares of Common Stock in an initial public offering. The Series B Preferred Stock accrued cumulative annual dividends, payable quarterly, at the rate of 10% per annum, based upon the liquidation value. The Company was required, commencing in March 31, 1998, and in each subsequent calendar quarter, to the extent that the shares of Series B Preferred Stock had not been redeemed or converted, to redeem at the liquidation value of $100 per share of Series B Preferred Stock, 12.5% of the outstanding Series B Preferred Stock, until all of the shares of Series B Preferred Stock had been redeemed. In July 1996, the Company used a portion of the proceeds of the July 1996 Offering to redeem the Series B Preferred Stock. See "Certain Transactions."


CLASS A WARRANTS

           Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $____ per share (130% of the initial public offering price per Unit), subject to adjustment, at any time commencing _________ __, 1997 (one year after the date of this Prospectus) until _________ __, 2001 (five years after the date of this Prospectus). The Class A Warrants are redeemable by the Company at a price of $.10 per Class A Warrant commencing one year after the date of this Prospectus (or earlier with the prior consent of the Representative) on not less than 30 days prior written notice to the holders thereof, provided the average closing bid quotation of the Common Stock as reported on NASDAQ, if traded thereon, or if not traded thereon, the average closing bid quotation of the Common Stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 130% of the then current exercise price of the Class A Warrants (initially, $_____ per share), for a period of 20 consecutive trading days ending within 15 days of the date on which the Company gives notice of redemption. The Class A Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

           The Class A Warrants may be exercised upon surrender of the Class A Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Class A Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check or bank draft payable to the Company) to the warrant agent for the number of Class A Warrants being exercised. The Class A Warrant Holders do not have the rights or privileges of holders of Common Stock.

           No Class A Warrant will be exercisable unless at the time of exercise the Company has filed a current registration statement with the Commission covering the shares of Common Stock issuable upon exercise of such Class A Warrant and such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such Class A Warrant. The Company will use its best efforts to have all such shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Class A Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there can be no assurance that it will be able to do so.

           No fractional shares will be issued upon exercise of the Class A Warrants. However, if a Warrant Holder exercises all Class A Warrants then owned of record by him, the Company will pay to such Warrant Holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

           Commencing one year after the date of this Prospectus, until the expiration of the exercise period of the Class A Warrants, the Company will pay the Representative a fee of 5% of the exercise price of each Class A Warrant exercised, provided, (i) the market price of the Common Stock on the date such warrant was exercised was greater than the warrant exercise price on that date,
(ii) the exercise of such warrant was solicited by a member of the NASD, (iii) such warrant was not held in a discretionary account, (iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of such warrant,

(v) the solicitation of the exercise of such warrant was not a violation of Rule 10b-6 under the Exchange Act and (vi) the Representative is designated in writing as the soliciting NASD member. Unless granted an exemption from Rule 10b-6 by the Commission, the Representative and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by exemption (xi) to Rule 10b-6 before the solicitation of the exercise of any Class A Warrant until the later of the terminating of such solicitation activity or the termination of any right the Representative and any other soliciting broker/dealer may have to receive a fee for the solicitation of the Class A Warrants.


OUTSTANDING WARRANTS AND OPTIONS

 Investor Warrants

           There are currently outstanding warrants to purchase 106,250 shares of Common Stock (the "Investor Warrants"). The Investor Warrants were issued in connection with the Company's private placement of its securities in 1992 and 1993. The Investor Warrants are exercisable at $2.00 per share of Common Stock. The expiration date of the Investor Warrants has been extended to November 29, 1996. The Investor Warrants contain anti-dilution provisions providing for adjustments  of the  exercise  price and the  number of  shares  underlying  the
Investor Warrants upon the occurrence of certain events, including any recapitalization, reclassification, consolidation, merger, sale, lease or conveyance of all or substantially all of the assets of the Company, stock dividend, stock split, stock combination or similar transaction. The resale of the shares issuable upon the exercise of the Investor Warrants has been registered in the Selling Securityholder Prospectus. See "Concurrent Offering."


 Officer/Stockholder Warrants; 1996 Stock Option Plan

           In April 1993 the Company issued common stock warrants to purchase an aggregate of 143,333 shares of Common Stock, exercisable at $.50 per share of Common Stock (the "Officer Warrants"). The Officer Warrants were issued to two executive officers and a former officer of the Company in consideration of their foregoing salaries in 1992. The Officer Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Officer Warrants upon the occurrence of certain events, including any recapitalization, reclassification, consolidation, merger, sale, lease or conveyance of all or substantially all of the assets of the Company, stock dividend, stock split, stock combination or similar transaction. The holders of the Officer Warrants have the right to cause the Company to register the Officer Warrants and the shares of Common Stock issuable upon exercise of the Officer Warrants, if the Company registers any of its securities on a registration statement filed with the SEC for sale to the general public. The original expiration date of the Officer Warrants was April 30, 1998. In consideration of their waiver of the registration rights with respect to the Offering and their agreement to enter into an 18 month lock-up agreement with the Representative, the expiration date of the 100,000 Officer Warrants held by Messrs. Sarna and Febish was extended to April 30, 2000. The resale of the shares issuable upon the exercise of the other 43,333 Officer Warrants has been registered in the Selling Securityholder Prospectus. See "Concurrent Offering."

           In July 1996, in connection with the redemption of the Company's Series B Preferred Stock, the Company issued to Cyndel, a principal stockholder of the Company, warrants to purchase 20,000 shares of the Company's Common Stock at an exercise price of $7.00 per share. These warrants expire on July 29, 1999 and contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying such warrants upon the occurrence of certain events, including any recapitalization, reclassification, consolidation, merger, sale, lease or conveyance of all or substantially all of the assets of the Company, stock dividend, stock split, stock combination or similar transaction.

           As of August 31, 1996, options to purchase an aggregate of 145,000 shares had been granted under the Company's 1996 Stock Option Plan. See "Management -- 1996 Stock Option Plan."


 Consultant Stock Options

           In August 1995, the Company issued to a consultant of the Company the right to acquire up to 100,000 shares of Common Stock, exercisable at $1.00 per share in consideration of the consultant foregoing the payment of up to $10,000 for services rendered. On September 15, 1995, the consultant accepted the offer. This option was exercisable at any time from the date of grant until the fifth anniversary of the date of grant. In May 1996, the agreement with the consultant was amended, and warrants for 50,000 shares were canceled in consideration of a cash payment of $5,000.

           The Company has also entered into agreements with other consultants pursuant to which the Company issued to such consultants options to purchase an aggregate of 10,000 shares of Common Stock exercisable for a period of five years at an exercise price of $1.00.


 Private Placement Warrants

           The Company has outstanding 375,000 Bridge Warrants and July 1996 Warrants to purchase 182,004 shares of Common Stock, as described in "Certain Transactions -- Recent Financings," above.


 Placement Agent's Warrant; July Placement Warrant


           In connection with Bridge Loan Offering, the Company sold to the Representative, in its capacity as Placement Agent of such offering, the Placement Agent's Warrant to purchase a number of Units equal to 10% of Units issuable upon the exercise of the Bridge Warrants contained in the Bridge Units. The exercise price of the Placement Agent's Warrant is either (i) in the event an IPO is completed on or before September 30, 1997, 100% of the per IPO Security offering price exercisable commencing on or after the consummation of a public offering and ending on the fifth anniversary thereof or (ii) in the event an IPO is not completed on or before September 30, 1997, $4.55, exercisable for five (5) years from the date of issuance. Assuming the Offering is completed prior to September 30, 1997, the Placement Agent's Warrant will be exercisable at a price of $____ per Unit. The Placement Agent's Warrant contains anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Placement Agent's Warrant upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. None of the securities underlying the Placement Agent's Warrant will be redeemable. The Placement Agent's Warrant grants the holders thereof certain registration rights which are described below.


           In connection with the sale of the July 1996 Units, the placement agent for such sale, Win Capital Corporation , was granted the July Placement Warrant to purchase 27,300 July 1996 Units at an exercise price of $4.50 per July 1996 Unit. The July Placement Warrant contains anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the July Placement Warrant upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. None of the securities underlying the July Placement Warrant will be redeemable, and the holders of the July Placement Warrant have certain registration rights, described below.

           The resale of the shares of Common Stock issuable upon the exercise of the Placement Agent's Warrant and the Class A Warrants issuable upon the exercise thereof, as well as the resale of the shares of Common Stock issuable upon the exercise of the July Placement Warrant and the July 1996 Warrants issuable upon the exercise thereof, has been registered for sale in the Selling Securityholder Prospectus. See "Description of Securities Registration Rights" and "Concurrent Offering."

REGISTRATION RIGHTS

           Currently, the holders of the Bridge Warrants, the July 1996 Warrants and the Officer Warrants, as well as the holders of the shares of Common Stock issued in the July 1996 Offering, have certain rights with respect to the registration of such shares and the Units and shares of Common Stock issuable upon the exercise of such warrants under the Securities Act. Under the terms of the agreements between the Company and the holders of such registrable securities, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. The stockholders benefiting from these rights may also require the Company to file a registration statement under the Securities Act at its expense with respect to their shares of Common Stock, and the Company is required to use its best efforts to effect such registration. All of these rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration.

           The holders of the Common Stock issuable upon exercise of the Placement Agent's Warrant have rights similar to those described in the preceding paragraph. In addition, the right to notice and inclusion in any registration statement filed by the Company is effective for five years after the effective date of an initial public offering. The right to demand the registration of the Common Stock issuable upon exercise of the Placement Agent's Warrant extends from one year after the closing of the Offering to the fifth
(5th) anniversary of the date of this Prospectus. The holders of the July Placement Warrants have similar registration rights, except that the right to demand the registration of Common Stock issuable upon exercise of the July Placement Warrants extends from two years after the closing of the Offering to the fifth (5th) anniversary of the date of this Prospectus.

           The Units and certain of the shares of Common Stock subject to registration rights have been registered in the Selling Securityholder Prospectus. Certain of the Selling Securityholders have agreed not to sell such shares for periods of nine or 12 months following the date of this Prospectus without the prior consent of the Representative. See "Shares Eligible for Future Sale" and "Concurrent Offering."


TRANSFER AGENT AND WARRANT AGENT

           Continental Stock Transfer & Trust Company, New York, New York will act as transfer agent for the Units and the Common Stock and Warrant Agent for the Class A Warrants.


DELAWARE TAKEOVER STATUTE AND CERTAIN CHARTER PROVISIONS

           The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

           In anticipation of, and subject to completion of, the Offering, the stockholders of the Company have approved an amendment to the Company's Certificate of Incorporation which provides that the directors of the Company be classified into two classes as nearly equal in size as possible, with staggered two-year terms. Assuming the initial public offering occurs in 1996, the initial term of office of the first class of directors to expire at the 1997 Annual Meeting of Stockholders and the initial term of office of the second class of directors to expire at the 1998 Annual Meeting of Stockholders. The Company's Certificate of Incorporation will further provide that vacancies on the Board of Directors could be filled only with the approval of a majority of the Board of Directors then in office. Furthermore, any director elected by the stockholders, or by the Board of Directors to fill a vacancy, could be removed only for cause and by a vote of 75% of the combined voting power of the shares of Common Stock entitled to vote for the election of directors, voting as a single class.

           The Company's Certificate of Incorporation and Amended and Restated Bylaws, after the closing of an initial public offering, will provide that any action required or permitted to be taken by the stockholders of the Company may be taken only at a duly called annual or special meeting of the stockholders. These provisions, if adopted, could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company, since special meetings of stockholders may be called only by (x) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, either upon motion of a director or upon written request by the holders of at least 50% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, or (y) the chairman or the president of the Corporation.

           The foregoing provisions, which could be amended only by a 75% vote of the stockholders, could have the effect of making it more difficult for a third party to effect a change in the control of the Board of Directors. In addition, these provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, an interest in the Company which constitutes less than a majority of the outstanding voting stock of the Company and may make more difficult or discourage a takeover of the Company.


                         SHARES ELIGIBLE FOR FUTURE SALE

           Upon completion of the Offering, the Company will have 3,816,001 outstanding shares of Common Stock (assuming no exercise of outstanding options or warrants). Of these shares, the 1,250,000 shares contained in the Units being sold to the public in the Offering will be freely tradeable without restrictions or further registration under the Securities Act, except for any shares held by "affiliates" of the Company within the meaning of the Securities Act, which will be subject to the resale limitations of Rule 144. The remaining 2,566,001 shares held by existing stockholders were issued by the Company in private transactions in reliance upon one or more exemptions under the Securities Act, are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and may be sold in compliance with such Rule, pursuant to registration under the Securities Act or pursuant to an exemption therefrom. Generally, under Rule 144, each person holding restricted securities for a period of two years may, every three months after such two-year holding period, sell in ordinary brokerage transactions or to market makers an amount of shares equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume during the four weeks prior to the proposed sale. In addition, sales under Rule 144 may be made only through unsolicited "broker's transactions" or to a "market maker" and are subject to various other conditions. The limitation on the number of shares which may be sold under the Rule and the "broker's transaction" requirement do not apply to restricted securities sold for the account of a person who is not and has not been an "affiliate" of the Company (as that term is defined in the Act) during the three months prior to the proposed sale and who has beneficially owned the securities for at least three years.

           Under Rule 701 of the Securities Act, employees who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such shares after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without the Rule 144 holding period requirement. If all the requirements of Rule 701 are met, an aggregate of 288,333 shares of Common Stock issuable on exercise of outstanding vested stock options will be tradeable pursuant to such rule, subject to the lockup period described below. Such options are exercisable at prices below the initial public offering price of the Units.


           Prior to the Offering, there has been no market for the Common Stock, and no predictions can be made as to the effect, if any, that sales of shares under Rule 144 or Rule 701 or the availability of shares for sale will have on the market prices prevailing from time to time. Sales of substantial amounts of Common Stock pursuant to Rule 144 could subsequently adversely affect the market prices of the Common Stock offered hereby. The Company's executive officers, David E. Y. Sarna and George J. Febish, and the Family Trusts have agreed not to sell or otherwise transfer any of their securities in the Company for a period of 18 months after the date of this Prospectus without the prior written consent of the Representative, and they have agreed with various state securities administrators not to sell (other than in a pledge or hypothecation) any of their shares of Common Stock for a period ending on the second anniversary of the execution date of the City Agreement. At the request of the Representative, the Company has attempted to obtain agreements from the other current securityholders, who hold 718,000 shares of Common Stock and 169,583 warrants (including the Investor Warrants and certain Officer Warrants), not to sell any of their shares of Common Stock for a period of nine months after the date of this Prospectus without the prior written consent of the Representative. Through November 11, 1996, the Company has obtained such agreements from the holders of 580,500 shares of Common Stock and 150,833 of the warrants. Upon the expiration of the nine month period, 612,000 of the outstanding shares of Common Stock will be eligible for sale under Rule 144, and the balance of the outstanding shares will become eligible for sale under Rule 144 from time to time thereafter. In addition, concurrently with the Offering, the Company is registering for sale by the Selling Securityholders 1,142,088 shares of Common Stock and 412,500 Class A Warrants that are outstanding or issuable upon the exercise of currently exercisable warrants; however, the Selling Securityholders, (other than the Representative and holders intended to be subject to the nine month agreements with the Representative described above, have agreed not to sell their registered securities for a period of 12 months after the date of this Prospectus without the prior written consent of the Representative (which consent cannot be given for sales during the period of six months after the date of this Prospectus, pursuant to a requirement of NASDAQ), and the holders of 81,250 of the Investor Warrants, 43,333 of the Officer Warrants and 38,000 shares of Common Stock have agreed not to sell their registered securities for a period of nine months from the date of the Prospectus without the consent of the Representative. Furthermore, certain holders of the Company's outstanding Common Stock, warrants and options (including current and former executive officers) have "piggyback" registration rights and/or demand registration rights that they may exercise commencing one year from the date of this Prospectus (but commencing two years from the date of this Prospectus with respect to the July Placement Warrants). See "Risk Factors-Shares Eligible for Future Sale; Effect on Ability to Raise Capital; No Prior Public Market for the Common Stock; Possible Volatility of Common Stock Price" and "Concurrent Offering."

                                  UNDERWRITING


           The Underwriters listed below, for whom Renaissance Financial Securities Corporation is acting as the representative (the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the number of Units, each Unit consisting of one share of Common Stock and one Class A Warrant, set forth opposite their respective names:



           NAME OF UNDERWRITER                              NUMBER OF UNITS
           -------------------                              ---------------

Renaissance Financial Securities Corporation




                     TOTAL
                                                             ------------
                                                                1,250,000
                                                             ============

           The Underwriting Agreement provides that the obligations of the Underwriters are subject to the approval of certain legal matters by counsel and various other conditions precedent, and that the Underwriters are severally obligated to purchase all the Units offered hereby (other than the Units covered by the Over-allotment Option described below), if any are purchased.

           The Underwriters have advised the Company that they propose to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus and that they may allow to certain dealers concessions not in excess of $.___ per Unit, of which amount a sum not in excess of $.___ per Unit may, in turn, be reallowed by such dealers to other dealers. After the initial public offering, the offering price, discount and reallowance may be changed. The shares of Common Stock and the Class A Warrant comprising the Units are immediately detachable and separately transferable upon issuance.

           The Representative has advised the Company that the Underwriters do not intend to sell any Units to accounts for which they exercise discretionary authority.

           The Company also has agreed to pay to the Representative an expense allowance on a nonaccountable basis equal to 2% of the gross proceeds of the Offering ($____________ if the Over-allotment Option is not exercised and $____________if the Over-allotment Option is exercised), $50,000 of which has been paid to date. The Company also has agreed to pay all expenses in connection with qualifying the Units offered hereby for sale under the laws of such states as the Representative may designate and filing the Offering with the National Association of Securities Dealers, Inc., including fees and expenses of counsel retained for such purposes by the Underwriters.


           The Company has granted the Representative the Over-allotment Option, which may be exercised within 45 days after the date of this Prospectus, to purchase up to an additional 187,500 Units solely to cover over-allotments, if any, at the initial public offering price, less the underwriting discount.

           The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against liabilities in connection with the Offering, including liabilities under the Securities Act.

           In connection with the Offering, the Company has agreed to sell to the Representative, for nominal consideration, the Representative's Unit
Purchase Option to purchase up to an aggregate of 87,500 Units. The Representative's Unit Purchase Option contains anti-dilution provisions providing for adjustments of the exercise price and the number of Units underlying the Representative's Unit Purchase Option upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. None of the securities underlying the Representative's Unit Purchase Option will be redeemable. The Representative's Unit Purchase Option is exercisable at a price per Unit equal to 160% of the initial public offering price of the Units for a period of four years commencing one year from the date of this Prospectus. The Class A Warrants included in the Units issuable upon the exercise of the Representative's Unit Purchase Option will be exercisable at a price equal to 160% of the exercise price of the Class A Warrants included in the Units offered hereby. The Representative's Unit Purchase Option is not transferrable for the entire term of the Representative's Unit Purchase Option, except to officers of the Representative. The Representative's Unit Purchase Option grants to the holders thereof certain demand registration rights on two occasions, of which one will be at the expense of the Company, with respect to the registration under the Securities Act of the shares underlying the Unit Purchase Option. In addition, the holders of the Unit Purchase Option have the right to notice of and inclusion in any registration statement filed by the Company for seven years after the date of this Prospectus. These registration rights are subject to certain limitations.


           For the life of the Representative's Unit Purchase Option, the holders thereof are given, at nominal cost, the opportunity to profit form a rise in the market price of the Company's securities, with a resulting dilution in the interest of other stockholders. Further, such holders may be expected to exercise such options at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in such option.

           The Representative is also the owner of the Placement Agent's Warrant to purchase 37,500 Units, and the resale of the Units issuable upon exercise of the Placement Agent's Warrant has been registered in the Selling Securityholder Prospectus. See "Certain Transactions - Recent Financings" and "Concurrent Offering."


           The Company has agreed, for a period of 24 months after the date of this Prospectus, not to issue any shares of Common Stock or preferred stock, or any warrants, options or other rights to purchase Common Stock without the prior consent of the Representative, except for issuances (a) upon the exercise of any options described herein, or existing options, warrants and convertible securities, or up to 250,000 options to purchase Common Stock (including the issuance of such underlying shares) under the Company's existing 1996 Stock Option Plan, (b) pursuant to and in order to consummate a merger with or acquisition from an unaffiliated party in a transaction negotiated at arms length and approved by a majority of the Board of Directors, (c) in a public offering, at a price not less than 90% of the average of the closing bid prices of the Common Stock as reported on NASDAQ for the 21 consecutive trading days immediately preceding the date of the sale (the "Exempt Price"), and (d) in a private sale at a price not less than 80% of the Exempt Price. The Company's executive officers, David E. Y. Sarna and George J. Febish, and the Family Trusts have agreed not to sell or otherwise transfer any of their securities in the Company for a period of 18 months after the date of this Prospectus without the prior written consent of the Representative, and they have agreed with various state securities administrators not to sell (other than in a pledge or hypothecation) any of their shares of Common Stock for a period ending on the second anniversary of the execution date of the City Agreement. As of November 11, 1996 holders of 580,500 shares of Common Stock and 150,833 warrants have agreed not to sell any of their shares of Common Stock for a period of nine months after the date of this Prospectus without the prior written consent of the Representative. Certain Selling Securityholders have agreed not to sell any of their securities for a period of 12 months after the date of this Prospectus without the prior written consent of the Representative. Pursuant to a requirement of NASDAQ, the Representative has agreed, with respect to such Selling Securityholders who are subject to a 12-month lock-up, not to give its consent for sales during a period of six months after the date of this Prospectus. See "Shares Eligible for Future Sale."

           The Company has agreed that for a period of five years from the date of this Prospectus, if requested by the Representative during such period, to nominate and use its best efforts to cause the election of a designee of the Representative as a director of the Company. The Representative has designated Gunther L. Less as the initial designee. See "Management - Executive Officers and Directors."

           Commencing one year after the date of this Prospectus, until the expiration of the exercise period of the Class A Warrants, the Company will pay the Representative a fee of 5% of the exercise price of each Class A Warrant exercised, provided, (i) the market price of the Common Stock on the date such warrant was exercised was greater than the warrant exercise price on that date,
(ii) the exercise of such warrant was solicited by a member of the NASD, (iii) such warrant was not held in a discretionary account, (iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of such warrant, (v) the solicitation of the exercise of such warrant was not a violation of Rule 10b-6 under the Exchange Act and (vi) the Representative is designated in writing as the soliciting NASD member. Unless granted an exemption from Rule 10b-6 by the Commission, the Representative and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by exemption (xi) to Rule 10b-6 before the solicitation of the exercise of any Class A Warrant until the later of the terminating of such solicitation activity or the termination of any right the Representative and any other soliciting broker/dealer may have to receive a fee for the solicitation of the Class A Warrants.

           Prior to the Offering, there has been no market for the securities of the Company. Accordingly, the initial public offering price of the Units and the exercise price of the Class A Warrants has been determined by negotiation between the Company and the Representative. Among the factors considered in determining the initial public offering price and the exercise price of the Class A Warrants were the Company's results of operations, the Company's current financial conditions, its future prospects, the state of the markets for its services, the experience of its management, the economics of the industry in general, the general condition of the equity securities market and the demand for similar securities of companies considered comparable to the Company.


                               CONCURRENT OFFERING

           Concurrently with the Offering, the Company has registered the offering of 1,142,088 Selling Securityholder Shares and 412,500 Class A Warrants under the Securities Act on behalf of the Selling Securityholders pursuant to a Selling Securityholder Prospectus included within the Registration Statement of which this Prospectus forms a part. The Selling Securityholder Securities are outstanding or issuable upon the exercise of immediately exercisable warrants. The Selling Securityholders include the Representative with respect to 37,500 Units issuable upon the exercise of the Placement Agent's Warrant. The Selling Securityholder Securities are not part of the underwritten Offering, however, and, other than those held by the Representative and 66,500 shares of Common Stock not covered by lock-up agreements, all the Selling Securityholder Securities may not be sold prior to the expiration of 12 months (or nine months, as to the shares issuable upon the exercise of 81,250 of the Investor Warrants, 43,333 of the Officer Warrants and 38,000 other Selling Securityholder shares) after the date of this Prospectus without the prior written consent of the Representative. With respect to the Selling Securityholder Securities issued or issuable to investors in the Bridge Loan Offering and in the July 1996 Offering, the Representative has agreed with NASDAQ not to give its consent for sales during a period of six months after the date of this Prospectus. The Company will not receive any of the proceeds from the sale of the Selling Securityholder Securities, but will receive the proceeds of the exercise, if any, of the various warrants pursuant to which the shares of Common Stock and Class A Warrants comprising 412,500 Units and 377,087 other Selling Securityholder Shares are issuable. It is anticipated that when the Selling Securityholder Securities are eligible for sale free of contractual restriction described above, they will be offered and sold from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.


                                  LEGAL MATTERS

           The validity of the Units being offered hereby will be passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York. Melvin Weinberg, Esq., a partner of Parker Chapin Flattau & Klimpl, LLP, may be deemed the beneficial owner of 300,000 shares of Common Stock as a result of his being a trustee of each of the Family Trusts. Stursberg & Veith, New York, New York, has acted as counsel for the Underwriters with respect to certain legal matters in connection with the Offering.

                                     EXPERTS

           The financial statements of the Company as at December 31, 1995 and for each of the two years in the period then ended included in this Prospectus have been so included in reliance on the report of Richard A. Eisner & Company, LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

           The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Units, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and, in each instance, if such contract or document is an exhibit to the Registration Statement, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at its Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of fees at rates prescribed by the Commission. Electronic registrations statements made through the Electronic Data Gathering Analysis and Retrieval ("EDGAR") System are publicly available through the Commission's Website (http://www.sec.gov).

           Prior to the Offering, the Company has not been subject to the reporting requirements of the Exchange Act.

           The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus. Any such request should be directed to the attention of the Corporate Secretary, ObjectSoft Corporation, Continental Plaza III, 433 Hackensack Avenue, Hackensack New Jersey 07601, telephone number (201) 343-9100.

                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Auditors..............................................F-2

Pro Forma Balance Sheet as at
  June 30, 1996 (Unaudited); Balance
  Sheet as at June 30, 1996  (Unaudited)
  and December 31, 1995 ....................................................F-3

Statements of Operations for the
  Six Months Ended June 30, 1996 and
  1995 (Unaudited) and the Years Ended
  December 31, 1995 and 1994................................................F-4

Statements of Changes in Capital
  Deficiency for the Six Months Ended
  June 30, 1996 (Unaudited) and the Years ended
  December 31, 1995 and 1994................................................F-5

Statements of Cash Flows for the Six
  Months Ended June 30, 1996 and 1995
  (Unaudited) and the Years ended
  December 31, 1995 and 1994................................................F-6

Notes to Financial Statements...............................................F-7

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Stockholders
ObjectSoft Corporation



           We have audited the accompanying balance sheet of ObjectSoft Corporation as at December 31, 1995 and the related statements of operations, changes in capital deficiency and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


           In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of ObjectSoft Corporation as at December 31, 1995 and the results of its operations and cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles.







Florham Park, New Jersey
March 2, 1996

With respect to Note M
August 15, 1996

                             OBJECTSOFT CORPORATION

                                  BALANCE SHEET

                                                                                     June 30,
                                                                                       1996         June 30,     December 31,
                                                                                    Pro Forma        1996            1995
                                   A S S E T S                                      (Note M[1])   (Unaudited)    -----------
                                   -----------                                      -----------   -----------
Current assets:
         Cash ..................................................................   $ 1,015,344    $   424,059    $    63,995
         Accounts receivable, less allowance for doubtful
         accounts of $16,200 at December 31, 1995 (Note A[4]) ..................       226,397        226,397         72,602
         Prepaid expenses and other current assets .............................        12,420         12,420         26,579
                                                                                   -----------    -----------    -----------
               Total current assets ............................................     1,254,161        662,876        163,176
Equipment, at cost, net of accumulated
 depreciation (Notes A[2], B and E) ............................................       158,854        158,854         23,433
Capitalized software and courseware (Notes A[5] and C) .........................       191,834        191,834        121,326
Other assets (Note F) ..........................................................        93,596         93,596         35,599
                                                                                   -----------    -----------    -----------
                     TOTAL .....................................................   $ 1,698,445    $ 1,107,160    $   343,534
                                                                                   ===========    ===========    ===========

                              L I A B I L I T I E S
                              ---------------------
Current liabilities:
         Current portion of obligations under capital lease (Note E) ...........   $    10,839    $    10,839    $     9,210
         Accounts payable ......................................................       150,994        150,994         58,314
         Accrued and other liabilities .........................................        62,972         62,972         94,255
         Accrued officer compensation (Note A[1]) ..............................        91,687        191,687        391,687
                                                                                   -----------    -----------    -----------
                     Total current liabilities .................................       316,492        416,492        553,466
                                                                                   -----------    -----------    -----------
Noncurrent liabilities:
         Note payable (Note D) .................................................     1,058,738      1,058,738
         Obligations under capital lease (Note E) ..............................        19,205         19,205          3,390
         Other liabilities .....................................................         7,110          7,110          1,616
                                                                                   -----------    -----------    -----------
                     Total noncurrent liabilities ..............................     1,085,053      1,085,053          5,006
                                                                                   -----------    -----------    -----------
Preferred stock $.0001 par, authorized 5,000,000 shares:
         Series A, 9% cumulative voting;  issued and
         outstanding  212,500 shares ($212,500 aggregate
         liquidation preference plus cumulative dividends) (Note G) ............       268,469        268,469        258,906

         Series B, 10% cumulative non-voting convertible;
         1,250 shares issued and outstanding ($125,000
         aggregate liquidating preference) (Notes G and M) .....................                      125,000        125,000
                                                                                   -----------    -----------    -----------

                                                                                       268,469        393,469        383,906
                                                                                   -----------    -----------    -----------
Commitments (Notes K and L)

                    STOCKHOLDERS' EQUITY/(CAPITAL DEFICIENCY)
                    -----------------------------------------
                                    (Note H)


Common stock,  $.0001 par,  authorized  20,000,000 shares
         issued and outstanding 2,293,000 shares
         and (proforma) 2,566,001 shares .......................................           257            229            229

Additional paid-in capital .....................................................     1,222,113        405,856        278,331
Accumulated deficit ............................................................    (1,193,939)    (1,193,939)      (877,404)
                                                                                   -----------    -----------    -----------

               Total stockholders' equity (capital deficiency)..................        28,431       (787,854)      (598,844)

                                                                                   -----------    -----------    -----------
               TOTAL ...........................................................   $ 1,698,445    $ 1,107,160    $   343,534
                                                                                   ===========    ===========    ===========

   The accompanying notes to financial statements are an integral part hereof.

                             OBJECTSOFT CORPORATION

                            STATEMENTS OF OPERATIONS

                                           Six Months Ended                Year Ended
                                               June 30,                    December 31,
                                     --------------------------    --------------------------
                                         1996           1995           1995           1994
                                     -----------    -----------    -----------    -----------
                                            (Unaudited)
Revenues (Note L):
        Consulting ...............   $   258,000    $   282,562    $   447,976    $   509,920

        Development and training .        37,954         97,900        118,618        245,836
                                     -----------    -----------    -----------    -----------

            Total revenues .......       295,954        380,462        566,594        755,756
                                     -----------    -----------    -----------    -----------



Costs and expenses:
        Costs of Services.........       256,720        244,542        429,604        571,969

        Research and development .                                      62,863

       General and administrative        249,160        147,763        193,025        225,430
        Interest .................        90,796          1,955          3,502          3,861
                                     -----------    -----------    -----------    -----------

         Total costs and expenses.       596,676        394,260        688,994        801,260
                                     -----------    -----------    -----------    -----------


NET (LOSS) (Note I) ..............   $  (300,722)   $   (13,798)   $  (122,400)   $   (45,504)
                                     ===========    ===========    ===========    ===========

Net loss per share ...............   $     (0.11)   $     (0.01)   $     (0.05)   $     (0.02)
                                     ===========    ===========    ===========    ===========
Weighted average number
        of shares outstanding ....     2,894,043      2,891,043      2,891,043      2,891,043
                                     ===========    ===========    ===========    ===========




   The accompanying notes to financial statements are an integral part hereof.

                             OBJECTSOFT CORPORATION

                   STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY


                                                            Common Stock           Additional
                                                     --------------------------      Paid-in
                                                        Shares        Amount         Capital      (Deficit)        Total
                                                     -----------    -----------    -----------   -----------    -----------
Balance, January 1, 1994 .........................     2,275,000    $       228    $   255,332   $  (671,250)   $  (415,690)
Accretion of dividends on the Series A
        preferred stock ..........................                                                   (19,125)       (19,125)
Net loss .........................................                                                   (45,504)       (45,504)
                                                     -----------    -----------    -----------   -----------    -----------

Balance, December 31, 1994 .......................     2,275,000            228        255,332      (735,879)      (480,319)
Accretion of dividends on the Series A
        preferred stock ..........................                                                   (19,125)       (19,125)

Series B preferred stock issuance
        costs (Note G[2]) ........................                                      (2,500)                      (2,500)
Common stock issued, net of costs ................        18,000              1         15,499                       15,500
Compensatory option granted (Note H) .............                                      10,000                       10,000

Net loss .........................................                                                  (122,400)      (122,400)
                                                     -----------    -----------    -----------   -----------    -----------

Balance, December 31, 1995 .......................     2,293,000            229        278,331      (877,404)      (598,844)


Warrants issued in connection with bridge
        loan, net of costs (Note D) ..............                                     123,525                      123,525

Compensatory warrants granted (Note H) ...........                                       4,000                        4,000


Accretion of dividends on the Series A ...........                                                    (9,563)        (9,563)
        preferred stock


Dividends declared on the Series B preferred stock                                                    (6,250)        (6,250)

Net loss (unaudited) .............................                                                  (300,722)      (300,722)
                                                     -----------    -----------    -----------   -----------    -----------

BALANCE, JUNE 30, 1996 (Unaudited) ...............     2,293,000    $       229    $   405,856   $(1,193,939)   $  (787,854)
                                                     ===========    ===========    ===========   ===========    ===========






   The accompanying notes to financial statements are an integral part hereof.

                             OBJECTSOFT CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                            Six Months Ended
                                                                                June 30,                Year Ended December 31,
                                                                       --------------------------    --------------------------
                                                                           1996          1995            1995           1994
                                                                       -----------    -----------    -----------    -----------
                                                                               (Unaudited)
Cash flows from operating activities:
  Net (loss) ......................................................... $  (300,722)   $   (13,798)   $  (122,400)   $   (45,504)
  Adjustments to reconcile net loss to
   net cash provided by (used in) operating activities:
        Depreciation and amortization ................................      52,719         24,092         58,056         35,244
        Amortization of discount on note payable .....................      77,263
        Provision for doubtful accounts ..............................       9,000                        16,200
        Stock options issued for services rendered ...................       4,000                        10,000
        Changes in operating assets and liabilities:
              (Increase) decrease in:
                   Accounts receivable ...............................    (137,795)        66,254         67,091       (102,953)
                   Prepaid expenses and other current assets .........      14,159        (37,117)         6,311         (1,028)
                   Other assets ......................................      (8,961)        34,587         34,587           (175)
              Increase (decrease) in:
                   Accounts payable ..................................      92,680        (30,188)       (48,332)        82,832
                   Accrued and other liabilities .....................     (28,914)      (104,073)       (28,574)       104,100
                   Accrued officer compensation ......................    (200,000)        58,333        107,220
                                                                       -----------    -----------    -----------    -----------
                      Net cash provided by (used in)
                       operating activities ..........................    (426,571)        (1,910)       100,159         72,516
                                                                       -----------    -----------    -----------    -----------

Cash flow from investing activities:
  Capital expenditures ...............................................    (126,258)                                        (399)
  Capitalized software and courseware ................................    (109,684)                     (118,478)       (60,757)
                                                                       -----------                   -----------    -----------
                      Net cash (used in) investing activities ........    (235,942)                     (118,478)       (61,156)
                                                                       -----------                   -----------    -----------

Cash flow from financing activities:
  Proceeds from note payable .........................................     981,475
  Proceeds from issuance of shares and options (Note G[2])  ..........                                   113,000
  Proceeds from issuance of warrants (Note D) ........................     123,525
  Deferred offering costs ............................................     (74,036)                      (30,250)
  Dividends ..........................................................      (3,125)
  Principal payments on obligations under capital leases .............      (5,262)        (3,816)        (7,928)        (4,663)
                                                                       -----------    -----------    -----------    -----------
                      Net cash provided by
                       (used in) financing activities ................   1,022,577         (3,816)        74,822         (4,663)
                                                                       -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH ......................................     360,064         (5,726)        56,503          6,697

Cash, beginning of period ............................................      63,995          7,492          7,492            795
                                                                       -----------    -----------    -----------    -----------

CASH, END OF PERIOD .................................................. $   424,059    $     1,766    $    63,995    $     7,492
                                                                       ===========    ===========    ===========    ===========


Supplemental disclosures of cash flow
    Cash paid during the period:
               Interest expense ...................................... $     1,512    $     1,955    $     3,502    $     3,861



   The accompanying notes to financial statements are an integral part hereof.

                             OBJECTSOFT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
          (Information with respect to June 30, 1996 and the six months ended June 30, 1996 and June 30, 1995 is unaudited)


(NOTE A) - Summary of Significant Accounting Policies:

           [1]        The Company:


           ObjectSoft   Corporation(the   "Company")  is  currently  engaged  in
the business of providing transaction based services over the Internet and through kiosks, computer software training and consulting.


           In January 1996, ObjectSoft Corporation, a New Jersey corporation merged into a newly formed corporation, ObjectSoft Corporation, a Delaware corporation. In conjunction with the merger, shares of the preferred and common stock outstanding were exchanged for the same number of shares of stock, the shares authorized increased to 5,000,000 preferred and 20,000,000 common and the par value was reduced to $.0001. This transaction is given retroactive effect in the accompanying financial statements.

           The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company sustained substantial operating losses through June 30, 1996. The officer/shareholders of the Company have agreed not to demand payment of their accrued compensation until there is sufficient working capital. Upon the sale of the Bridge Units (see Note D), $200,000 of the accrued officer compensation was paid.

           Prior period financial statements have been reclassified to conform to the present period presentation.

           [2]        Equipment:

           Equipment  is  carried  at  cost,  less   accumulated   depreciation.
Depreciation is provided using the straight-line method over estimated useful lives of the assets (three to seven years).

           [3]        Provision for income taxes:

           Deferred income taxes arise from temporary differences resulting primarily from income and expense items being reported on an accrual basis for financial reporting purposes and on a cash basis for tax purposes, capitalized software and net operating loss carryforwards. The Company has available at December 31, 1995, Federal net operating loss carryforwards of approximately $350,000 which may be applied against future taxable income through 2010. Upon consummation of the proposed initial public offering, the Company may be subject to limitations on its use of the net operating loss carryforwards.

           [4]        Software revenue recognition policies:

           The Company is engaged as a developer in a number of software transactions. Generally, revenue from generic software is recognized upon delivery of the software. After the sale, if significant obligations remain or significant uncertainties exist about customer acceptance of the software, revenue is deferred until the obligations are satisfied or the uncertainties are resolved. Revenue from software services is recognized as the services are performed. Revenue from software leased through the Internet (generally one year) is deferred and amortized over the lease term. Revenue from custom software development (included in consulting revenue) is recognized based upon its percentage completion. At June 30, 1996, $120,000 of unbilled receivables was included in accounts receivable.

           [5]        Software and courseware development costs:

           The Company capitalizes software development costs when project technological feasibility is established and concluding when the project is ready for release. Research and development costs related to software development are expensed as incurred. Software development costs are amortized on a straight-line basis over its expected life.

(continued)

                             OBJECTSOFT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
          (Information with respect to June 30, 1996 and the six months ended June 30, 1996 and June 30, 1995 is unaudited)

(NOTE A) - Summary of Significant Accounting Policies: (Continued)

           [5]        Software and courseware development costs: (continued)

           The Company capitalizes incremental costs associated with courseware development which has an estimated economic life of more than one year (not material through June 30, 1996). The courseware development costs are amortized on a straight-line basis over its expected life.

           [6]        Use of estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

           The Company's policy is to amortize capitalized software costs by the greater of (a) the ratio that current gross revenues for a product bears to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product including the period being reported on. It is reasonably possible that those estimates of anticipated future gross revenues, the remaining economic useful life of the product or both will be reduced in the near term.

           [7]        Stock options:

           The Company accounts for employee stock options using the intrinsic value method. Options granted to nonemployees in exchange for services are accounted for based upon the value of the services received.

           [8]        Net loss per share:

           Net loss per share was computed based on the weighted average number of shares of common stock outstanding during the year and the net loss increased by the dividends accruing on the cumulative preferred stock. Since, in 1995 and 1996, certain shares of common stock and common stock equivalents were issued at less than the anticipated offering price of the proposed initial public offering, all such shares of common stock were considered outstanding for all periods presented in accordance with certain rules of the Securities and Exchange Commission. Fully diluted net loss per share is not shown since it would be anti-dilutive.

           In July 1996, the Company issued units consisting of common stock and warrants (see Note M[1]) and utilized $125,000 of the proceeds to redeem the Series B preferred stock. Additionally, the Company anticipates redeeming the Series A preferred stock and repaying the short term debt with proceeds from the proposed initial public offering. Had the Series A preferred been retired on January 1, 1995, the Series B preferred stock not been issued on December 31, 1995 nor the short term debt initiated in 1996 and had the Company issued common stock instead, the net loss per share for the year ended December 31, 1995 and the six months ended June 30, 1996 would have been $(0.04) and $ (0.07). These loss per share computations assume an additional weighted average number of shares outstanding for the year ended December 31, 1995 and the six months ended June 30, 1996 of 43,367 and 111,656, respectively.

           [9]        Interim financial statements:

           The accompanying interim financial statements at June 30, 1996 and for the six months ended June 30, 1996 and 1995 are unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to be in conformity with generally accepted accounting principles have been made.

           The results of operations and cash flows for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1996.

(continued)

                             OBJECTSOFT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
          (Information with respect to June 30, 1996 and the six months ended June 30, 1996 and June 30, 1995 is unaudited)


(NOTE B) - Equipment:

           At June 30, 1996 and December 31, 1995, equipment consists of:


                                               June 30,      December 31,
                                                1996            1995
                                              --------        --------

Kiosks under construction ..................  $107,436
Equipment ..................................   114,113        $ 72,585
                                              --------        --------
                                               221,549          72,585
Accumulated depreciation ...................    62,695          49,152
                                              --------        --------

                             Total .........  $158,854        $ 23,433
                                              ========        ========

           Depreciation expense aggregated $13,543, $9,787, $19,573 and $15,818, for the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995 and 1994, respectively. Included in depreciation expense is depreciation expense on equipment under capital lease which aggregated $5,657, $4,198, $8,396 and $4,198, for the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995 and 1994, respectively.

           In 1996 and 1994, the Company acquired equipment under capital lease aggregating $22,706 and $25,188, respectively.

           Kiosks under construction represents equipment acquired for the City of New York agreement (see Note K[1]). This equipment is expected to be put into service in August 1996.


(NOTE C) - Capitalized Software and Courseware:

           The  Company   developed   software  which  is  leased  under  annual
subscriptions through the Internet. During 1995, the Company capitalized software development costs of $118,478. Amortization of capitalized software costs aggregated $9,873 and $29,620 for the year ended December 31, 1995 and six months ended June 30, 1996, respectively. During 1996, the Company has capitalized additional software development costs of $109,684. Additionally amortization of capitalized courseware costs aggregated $9,556, $14,305, $28,610 and $19,426 for the six months ended June 30, 1996 and June 30, 1995 and for the years ended December 31, 1995 and 1994, respectively.


(NOTE D) - Financing:

           In 1996, the Company sold 12.5 bridge units, each consisting of a $100,000, 7% note and warrants to purchase 30,000 shares of common stock or such other securities as might be offered in the Company's initial public offering ("IPO Securities"). The notes are due on the earlier of fourteen days of closing of the initial public offering ("IPO") or September 30, 1997. Additionally, the placement agent received a warrant to purchase 37,500 shares of common stock or IPO Securities.

           The Company valued the warrants at $138,750. Accordingly, additional paid-in capital has been credited $123,525 which represents the value of the warrants less the allocable portion of the offering costs. The short-term note has been discounted by the value of the warrants and the offering costs. The discount is being amortized as additional interest expense from the date of issuance to September 30, 1996, the anticipated maturity date. If the IPO is completed by September 30, 1997, the bridge unit warrants are exercisable into the IPO Securities at 70 percent of the offering price or, if the IPO is not


(continued)

                             OBJECTSOFT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
          (Information with respect to June 30, 1996 and the six months ended June 30, 1996 and June 30, 1995 is unaudited)

(NOTE D) - Financing: - (Continued)

completed by then, into common stock at $3.50 per share. These warrants expire September 30, 1999 if the IPO is not completed by September 30, 1997 or, if the IPO is completed by then, they expire three years after completion of the IPO. If the IPO is completed by September 30, 1997, the placement agent warrants are exercisable in the IPO Securities at the offering price or, if the IPO is not completed by then, into the common stock at $4.55 per share. These warrants expire from April 2001 through June 2001 if the IPO is not completed by September 30, 1997 or, if IPO is completed, they expire five years after its completion.

           During the six months ended June 30, 1996, amortization aggregated $77,263.


(NOTE E) - Obligations Under Capital Lease:

           Minimum future lease payments under capital leases expiring through 2001, as of June 30, 1996 are as follows:

               Twelve Months
                  Ending
                  June 30,                               Amount
                  --------                               ------
                 1997 ...............................   $16,527
                 1998 ...............................     8,210
                 1999 ...............................     7,950
                 2000 ...............................     5,080
                 2001 ...............................     4,657
                                                        -------
                                                         42,424
                 Less amount representing interest ..    12,380
                                                        -------
                 Present value of net minimum
                   lease payments ...................    30,044
                 Less present value of net minimum
                   lease payments due within one year    10,839
                                                        -------
                                                        $19,205
                                                        =======

           Minimum future lease payments under capital leases as of December 31, 1995 are as follows:

              Year Ending
              December 31,
              ------------
                 1996 ...............................   $10,488
                 1997 ...............................     3,496
                                                        -------
                                                         13,984
                 Less amount representing interest ..     1,384
                                                        -------
                 Present value of net minimum lease
                   payments .........................    12,600
                 Less present value of net minimum
                   lease payments due within one year     9,210
                                                        -------
                                                        $ 3,390
                                                        =======

(NOTE F) - Deferred Offering Costs:

           The Company has incurred $79,286 of incremental costs in connection with a proposed initial public offering of its common stock. Upon consummation of the offering, the deferred offering costs will be charged against the gross proceeds of the offering or, if not consummated, they will be charged to expense. The Company will incur substantial additional offering costs.


(continued)

                             OBJECTSOFT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
          (Information with respect to June 30, 1996 and the six months ended June 30, 1996 and June 30, 1995 is unaudited)


(NOTE G) - Preferred Stock:

           [1]        Series A preferred stock:

           The Series A 9% cumulative voting preferred stock is redeemable at any time at the Company's option and must be redeemed at the time of the initial public offering. The redemption price is $1 per share plus accrued and unpaid dividends.

           The Company has not declared any dividends. The cumulative unpaid dividends at June 30, 1996 aggregated $55,969 ($.315 per share of stock issued in 1992 and $.245 per share of stock issued in 1993).

           [2]        Series B preferred stock:

           In December 1995, the Company issued 1,250 shares of nonvoting convertible preferred stock for $100,000 in cash and a note for $25,000. The note was paid in January 1996 and is included in other current assets as of December 31, 1995. The cumulative dividend on the preferred stock is 10% per year. During the six months ended June 30, 1996, the Company declared dividends aggregating $6,250 (at June 30, 1996, $3,125 was included in accrued liabilities). In July 1996, the Company redeemed the outstanding shares (see Note M).


(NOTE H) - Capital Deficiency:

           As of January 1, 1994, the Company had issued warrants, expiring in April 1998, to purchase 143,333 shares of common stock at an exercise price of $0.50 and warrants, expiring in March 1996, to purchase 106,250 shares of common stock at an exercise price of $2.00. None of these warrants has been exercised. In 1995, the Board of Directors extended the expiration of the $2.00 warrants from March 1996 to November 1996.

           In 1995, the Company granted an option to purchase 100,000 shares of common stock at $1.00 per share in exchange for $10,000 of consulting services. As a result $10,000 was charged to operations and credited to additional paid-in capital. The options are exercisable through September 2000. In 1996, in exchange for an additional $5,000 payment to the option holder, the Company cancelled the option on 50,000 shares.

           In 1996, the Company granted a warrant to purchase 10,000 shares of common stock at $1.00 per share in exchange for $20,000 of professional services to be rendered during the vesting period. This warrant vests ratably over a ten month period ending March 1997 and is exercisable through May 2001. During 1996, the Company recognized expense of $4,000.

           The Company has reserved 1,134,587 shares of its common stock for issuance upon exercise of the outstanding warrants and options.

           See Notes M[1] and [2] with regard to warrants and options issued in July and August 1996.


(NOTE I) - Income Taxes:

           The significant components of the Company's deferred tax assets and liabilities at June 30, 1996 and December 31, 1995 are as follows:

                                          June 30,   December 31,
                                            1996         1995
                                         ---------    ---------

   Accrual to cash adjustment ........   $  67,000    $ 203,000
   Capitalized software and courseware     (70,000)     (37,000)
   Net operating losses carryforward .     424,000      145,000
   Valuation allowance ...............    (421,000)    (311,000)
                                         ---------    ---------

   Net deferred tax asset ............   $   - 0 -    $   - 0 -
                                         =========    =========

(continued)

                             OBJECTSOFT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
          (Information with respect to June 30, 1996 and the six months ended June 30, 1996 and June 30, 1995 is unaudited)

(NOTE I) - Income Taxes: - (Continued)

           The significant components of the provision for income taxes for each of the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995 and 1994, are as follows:

                                           June 30,               December 31,
                                  ----------------------    ----------------------
                                     1996         1995         1995         1994
                                  ---------    ---------    ---------    ---------
Accrual to cash adjustment ....   $(136,000)   $ (15,000)   $  62,000    $  34,000
Net operating loss carryforward     279,000       19,000       37,000      (19,000)
Capitalized software and
   courseware .................     (33,000)       2,000      (35,000)       2,000
Increase in valuation allowance    (110,000)      (6,000)     (64,000)     (17,000)
                                  ---------    ---------    ---------    ---------

Provision for income taxes ....   $   - 0 -    $   - 0 -    $   - 0 -    $   - 0 -
                                  =========    =========    =========    =========

           The difference between the statutory federal income tax rate on the Company's net loss and the Company's effective income tax rate for each of the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995 and 1994, respectively, is summarized as follows:

                                     June 30,              December 31,
                               -----------------       -------------------
                                1996       1995         1995         1994
                               ------     ------       ------       ------

Statutory federal income tax
   rate.....................     34.0%      34.0%        34.0%        34.0%

Increase in valuation
   allowance................    (36.6)     (43.5)       (39.2)       (30.8)

Research and development
   credit ..................                              7.3
Miscellaneous ..............      2.6        9.5         (2.1)        (3.2)
                               ------     ------       ------       ------
Effective income tax rate ..      0.0%       0.0%         0.0%         0.0%
                               ======     ======       ======       ======


(NOTE J) - Employee Benefit Plan:

           The Company maintains a noncontributory Employee Savings Plan, in accordance with the provisions of Section 401(k) of the Internal Revenue Code. Pursuant to the terms of the plan, participants can defer a portion of their income through contributions to the Plan.


(NOTE K) - Commitments:

           [1]        Lease income:

           In 1995, the Company entered into an agreement with the City of New York ("New York") whereby the Company would develop custom software and upon final acceptance of the software by New York, the Company will initially lease five kiosks, hardware and software to New York for one year, renewable by New York for two successive one year terms. The annual rental aggregates $361,080. Additionally, the Company can earn fees based upon the number of transactions effectuated in the kiosks. The Company anticipates purchasing additional hardware related to the kiosks project of approximately $100,000.

(continued)

                             OBJECTSOFT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
          (Information with respect to June 30, 1996 and the six months ended June 30, 1996 and June 30, 1995 is unaudited)

(NOTE K) - Commitments:  (continued)

           [2]        Leases:


           The Company leases office space and equipment under operating leases with an initial or remaining term of more than one year expiring through 2003.


                         Twelve Months
                            Ending
                            June 30,             Amount
                            --------             ------
                             1997 ..........   $ 49,908
                             1998 ..........     58,727
                             1999 ..........     78,444
                             2000 ..........     82,640
                             2001 ..........     86,933
                             Thereafter.....    162,061
                                               --------
                             T o t a l......   $518,713
                                               ========

           Rent expense approximated $24,600, $9,100, $18,300 and $19,200 for the six months ended June 30, 1996 and June 30, 1995 and for the years ended December 31, 1995 and December 31, 1994, respectively.

           [3]        Employment agreements:

           Effective July 1996, the Company entered into employment agreements with two key executives expiring in December 2001. Under the terms of the agreements, the aggregate initial annual compensation is $208,000 per executive. Additionally, the agreements include provisions for bonuses (aggregating the sum of 5 percent of earnings before depreciation, interest, taxes and amortization and other amounts, if any, to be determined by the board of directors), increases in compensation and severance payment based upon certain events.


(NOTE L) - Concentration of Risk:

           [1]        Revenues:

           For the six months ended June 30, 1996 and June 30, 1995, 76 percent of revenues were derived from two customers and 48 percent of revenues were derived from one customer, respectively. For the years ended December 31, 1995 and December 31, 1994, 56 percent of revenues were derived from two customers and 67 percent of revenues were derived from four customers, respectively.

           [2]        Microsoft Corporation:

           The Company's software is generally based upon Microsoft Windows technology. Additionally, it has established a strategic relationship with Microsoft that management believes is important to its sales, marketing and support and product development activities. Accordingly, any change in this relationship or any factor adversely affecting the demand for, or the use of, Microsoft's Windows operating system could have a negative impact on demand for the Company's products and services. Additionally, changes to the underlying components of the Windows operating system would require changes to the Company's products and could result in the loss of sales if the Company did not implement changes in a timely manner.

           [3]        Cash:

           The Company places its cash in banking institutions, which cash may at times, be in excess of the FDIC insurance limit.

(continued)

                             OBJECTSOFT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
          (Information with respect to June 30, 1996 and the six months ended June 30, 1996 and June 30, 1995 is unaudited)


(NOTE M) - Subsequent Events:

           [1]        Private placement equity offering:

           In August 1996, the Company issued 273,001 units consisting of one share of common stock and a warrant to purchase two-thirds of a share of common stock at an exercise price of $3.00 per two-thirds share. The Company received proceeds of $816,285, net of estimated offering costs of $139,215. Concurrently, the Company redeemed all of the outstanding shares of the Series B preferred stock in exchange for $125,000 and warrants to purchase 20,000 shares of common stock at an exercise price of $7.00 per share. Both issues of the warrants expire the earlier of September 2000 or three years after the effective date of the Company's initial public offering. Additionally, $100,000 of the accrued officer compensation is to be paid from the net proceeds.

           [2]        Stock Option Plan:

           In August 1996, the Company adopted a stock option plan under which 250,000 shares of common stock are reserved for issuance upon exercise of either incentive or nonincentive stock options which may be granted from time to time by the Board of Directors to employees and others. The Company granted options on 145,000 shares at exercise prices ranging from $2.50 to $3.50 per share, expiring July 2001.

                                   [PICTURES]

================================================================================
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================

                  SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1996


ALTERNATE PROSPECTUS

                             OBJECTSOFT CORPORATION

          1,142,088 Shares of Common Stock and 412,500 Class A Warrants
                     issuable upon the exercise of Warrants


           This Prospectus relates to (i) 1,142,088 shares of the common stock, par value $.0001 per share (the "Common Stock"), of ObjectSoft Corporation (the "Company") and (ii) 412,500 Redeemable Class A Warrant (the "Class A Warrants") of the Company. Such shares of Common Stock and Class A Warrants are collectively referred to herein as the "Selling Securityholder Securities," and the holders of the Selling Securityholder Securities and the warrants exercisable for certain of the Selling Securityholder Securities are collectively referred to herein as the "Selling Securityholders." The 412,500 Class A Warrants and 412,500 of the shares of Common Stock are issuable, in the form of units (the "Units"), each Unit consisting of one share of Common Stock and one Class A Warrant. The Units are issuable upon the exercise of (1) 375,000 warrants (the "Bridge Warrants") issued to investors in a private placement by the Company in April through June, 1996 (the "Bridge Loan Offering") and (2) 37,500 warrants issued to Renaissance Financial Securities Corporation ("Renaissance") in its capacity as placement agent of the Bridge Loan Offering (the "Placement Agent's Warrant"). Of the other 729,588 shares of Common Stock to which this Prospectus is related, (1) 273,001 shares are issued and outstanding and were issued to investors in a private placement by the Company in July and August 1996 (the "July 1996 Offering"), (2) 182,004 shares are issuable upon the exercise of warrants issued to the investors in the July 1996 Offering ( the "July 1996 Warrants"), (3) 45,500 shares are issuable upon the exercise of a warrant (and the July 1996 Warrants issuable upon the exercise thereof) issued to Win Capital Corporation ("Win Capital") in its capacity as placement agent of the July 1996 Offering (the "July Placement Warrant"), (4) 106,250 shares are issuable upon the exercise of warrants issued by the Company in connection with certain private placements in 1992 and 1993 (the "Investor Warrants"), (5) 43,333 shares are issuable upon the exercise of warrants originally issued to a former executive officer of the Company (the "Officer Warrants") and (6) 79,500 shares are held by certain stockholders of the Company. See "Selling Securityholders" and "Plan of Distribution." The Selling Securityholders (other than Renaissance and holders of 41,500 shares of Common Stock and 25,000 Investor Warrants) have agreed not to sell any Selling Securityholder Securities for a period of 12 months (or nine months, in the case of the holders of 81,250 of the Investor Warrants, 43,333 of the Officer Warrants and 38,000 Selling Securityholder shares of Common Stock) from the date of this Prospectus without the prior written consent of Renaissance, in its capacity as representative of the Underwriters (the "Representative") of the Company's underwritten initial public offering (the "Offering"). See "Plan of Distribution" and "Concurrent Public Offering." With respect to the Selling Securityholder Securities subject to the 12-month lock-up, the Representative has agreed with NASDAQ not to give such consent for sales during the six month period after the date of this Prospectus.


           The shares of Common Stock and Class A Warrants that comprise the Units are immediately detachable and separately transferable. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $____ per share, subject to adjustment, at any time commencing _________ __, 1997 (one year after the date of this Prospectus) until _________
__, 2001 (five years after the date of this Prospectus). The Class A Warrants are redeemable by the Company at a price of $.10 per Class A Warrant commencing one year after the date of this Prospectus (or earlier with the prior consent of the Representative), on not less than 30 days prior written notice to the holders thereof, provided the average closing bid quotation of the Common Stock as reported on the NASDAQ SmallCap Market ("NASDAQ"), if traded thereon, or if not traded thereon, the average closing bid quotation of the Common Stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 130% of the then current exercise price of the Class A Warrants (initially, $____ per share), for a period of 20 consecutive trading days ending within 15 days of the date on which the Company gives notice of redemption. The Class A Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "Description of Securities - Class A Warrants."

           The Selling Securityholder Securities may be sold from time to time by the Selling Securityholders or by their transferees. The distribution of the Selling Securityholder Securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders. The Selling Securityholders may, but are not obligated to, effect transactions through or to Renaissance.

           The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933 (the "Securities Act") with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

           The Company will not receive any of the proceeds from the sale of the Selling Securityholder Securities by the Selling Securityholders. In the event the Placement Agent's Warrant and all of the Bridge Warrants and the other warrants exercisable to acquire shares of Common Stock are exercised in full, the Company will receive gross proceeds of $__________. See "Selling Securityholders" and "Plan of Distribution."

           On the date of this Prospectus, a registration statement under the Securities Act with respect to the "Offering") of 1,250,000 Units, through the Underwriters for which Renaissance is the Representative, was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive net proceeds of approximately $__________ from the Offering (assuming no exercise of the Representative's Over-allotment Option) after payment of underwriting discounts and commissions and estimated expenses of the Offering. See "Concurrent Public Offering."

           AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" immediately following the "Prospectus Summary" section.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS                , 1996

                           [ALTERNATE PROSPECTUS PAGE]


           NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE UNITS OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE UNITS OFFERED BY THIS PROSPECTUS TO ANY PERSON TO WHOM, OR BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                             ----------------------
                                TABLE OF CONTENTS
                             ----------------------
                                                                            Page

Prospectus Summary..........................................................  3
Risk Factors................................................................  8
Use of Proceeds............................................................. 25
Dividend Policy............................................................. 27
Capitalization.............................................................. 28
Dilution.................................................................... 29
Selected Financial Data..................................................... 31
Management's Discussion and Analysis of
 Financial Condition and Results of Operations.............................. 33
Glossary.................................................................... 37
Business.................................................................... 39
Management.................................................................. 56
Principal Stockholders...................................................... 63
Certain Transactions........................................................ 65
Description of Securities................................................... 67
Shares Eligible for Future Sale............................................. 73
Selling Security holders....................................................
Plan of Distribution........................................................
Underwriting................................................................ 75
Concurrent Public Offering.................................................. 78
Legal Matters............................................................... 78
Experts..................................................................... 78
Additional Information...................................................... 78
Index to Financial Statements...............................................F-1

           As of the date of this Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material may also be obtained by mail from the Public Reference Section of the Commission at prescribed rates. Electronic registration statements made though the Electronic Data Gathering Analysis and Retrieval ("EDGAR") System are publicly available through the Commission's Website (http://www.sec.gov). See "Additional Information."

The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

ObjectSoft(TM), SmartStreet(TM), OLEBroker(TM), and CafeOLE(TM) are trademarks of the Company. This Prospectus also includes other trademarks and trade names of the Company and trademarks, service marks and trade names of other companies, including ActiveX(TM), a trademark of Microsoft Corporation ("Microsoft").

                           [ALTERNATE PROSPECTUS PAGE]

                             SELLING SECURITYHOLDERS


           Up to an aggregate of 1,142,088 shares of Common Stock and 412,500 Class A Warrants may be offered for resale by the Selling Securityholders. The Class A Warrants and 412,500 shares of Common Stock are issuable in the form of 412,500 immediately separable Units upon the exercise of the Bridge Warrants issued to investors in the Bridge Loan Offering and the Placement Agent's Warrant. Of the other 729,588 Selling Securityholder shares of Common Stock, 273,001 shares are issued and outstanding and were issued to investors in the July 1996 Offering, 182,004 shares are issuable upon the exercise of the July 1996 Warrants, 45,500 shares are issuable upon the exercise of the July Placement Warrant (and the July 1996 Warrants issuable upon the exercise thereof), 106,250 shares are issuable upon exercise of the Investor Warrants, 43,333 shares are issuable upon exercise of the Officer Warrants and 79,500 shares are held by certain stockholders of the Company.


           The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering Selling Securityholder Securities for resale to the public. The Company will not receive any of the proceeds from the sale of such securities. Renaissance acted as the Representative of the Underwriters of the Offering. A principal of Win Capital is also a principal of Cyndel & Co., Inc., a principal stockholder of the Company. Other than as described with respect to Renaissance and Win Capital, to the Company's knowledge, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

           Other than Renaissance, which will own the Unit Purchase Option after completion of the Offering, and the holders of the Investor and Officer Warrants, no Selling Securityholder currently owns securities of the Company other than the Selling Securityholder Securities or warrants exercisable to purchase Selling Securityholder Securities. Assuming all of the Selling Securityholder Securities are issued and sold, and based on the securities of the Company currently owned by the Selling Securityholders, no Selling Securityholder, with the possible exception of Renaissance, will beneficially own 1% or more of the Company's Common Stock.

                                                      MAXIMUM                  MAXIMUM NUMBER OF
                                                     NUMBER OF                 CLASS A WARRANTS
       BRIDGE OFFERING INVESTORS               SHARES TO BE SOLD (1)            TO BE SOLD (1)
       -------------------------               ---------------------           ----------------
Renaissance Financial Securities Corporation            37,500(2)                   37,500(2)
Nathan Eisen                                             7,500                       7,500
Richard, Steven and Kenneth Etra                        15,000                      15,000
William J. Ludwig                                       15,000                      15,000
Joseph W. And Ann G. Schantz                             7,500                       7,500
Gregg Gallant                                            7,500                       7,500
Mary and Mark Albritton                                 15,000                      15,000
Sydney Katz                                              7,500                       7,500
Louis Falletta                                           7,500                       7,500
Phillip Levien                                           7,500                       7,500
Pamda Retirement Trust                                  15,000                      15,000
Eric W. Larson                                          15,000                      15,000
HRIS Associates, Inc.                                   15,000                      15,000
Program Advisors Corporation                             7,500                       7,500
Program Resource Organization, Inc.                      7,500                       7,500
Association of Independent Employers, Ltd.               7,500                       7,500
Peter S. Morford                                         7,500                       7,500
Robert E. Coomes                                         7,500                       7,500
Gary G. Hammon                                           7,500                       7,500

                                                      MAXIMUM                  MAXIMUM NUMBER OF
                                                     NUMBER OF                 CLASS A WARRANTS
       BRIDGE OFFERING INVESTORS               SHARES TO BE SOLD (1)            TO BE SOLD (1)
       -------------------------               ---------------------           ----------------
Sheldon Sisken                                            7,500                      7,500
Abraham David                                             7,500                      7,500
Bay N. Sayegh                                             7,500                      7,500
American Waste Oil Services Corp.                        15,000                     15,000
Gastro Enterology Associates                             30,000                     30,000
Servesting Investment Co.                                 7,500                      7,500
Martin Hodas                                             15,000                     15,000
Richard Someck                                           15,000                     15,000
Roger Testa                                              30,000                     30,000
Cyril J. Galagan                                         15,000                     15,000
Jack P. Conlon                                           15,000                     15,000
Joseph Schanne and Theresa Schanne                       15,000                     15,000
Anthony Quaranta                                         15,000                     15,000
                                                        -------                    -------

                   TOTAL                                412,500                    412,500
                   -----                                =======                    =======


                           [ALTERNATE PROSPECTUS PAGE]



                                                                             MAXIMUM NUMBER
                                                                          OF  SHARES ISSUABLE
                                                                          ON EXERCISE OF JULY
                                             MAXIMUM NUMBER OF            1996 WARRANTS TO BE
JULY 1996 OFFERING INVESTORS                 SHARES TO BE SOLD                   SOLD
----------------------------                 -----------------            -------------------
Win Capital Corporation (3)                       27,300                       18,200
Lawrence Dell Aquila                               3,572                        2,381
David Barron                                      10,000                        6,667
Louis Chapman and Elaine Chapman                   3,000                        2,000
Michael Damiani and Beverly Damiani                5,000                        3,333
Seymour Fertig                                     7,143                        4,762
Theodore Kaplan & Selma Kaplan                     8,000                        5,334

Edgar Lindblom                                    10,000                        6,667

Thomas J. Luisi                                    9,000                        6,000
Donald Markowitz                                  12,000                        8,000
Gary O'Leary                                      10,000                        6,667
PAMCO General Contracting Corp.                    5,000                        3,334
Pension Solutions                                 10,000                        6,667
Nicholas Ponzio                                    7,143                        4,762
Jeffrey Reizner                                    5,000                        3,334
Samuel Richman                                     3,000                        2,000
Charles Ruppman                                   25,000                       16,667
Rose Salvato                                      16,000                       10,667
James R. Smith                                    22,000                       14,667
John H. Smith                                      5,000                        3,333
Stourbridge Investment Ltd.                       62,143                       41,429
Suan Investments Inc.                             30,000                       20,000
Faye Zelmanovicz                                   5,000                        3,333
                                                 -------                      -------
               TOTAL                             300,301                      200,204
               -----                             =======                      =======

                           [ALTERNATE PROSPECTUS PAGE]



                                                       MAXIMUM
                                                       NUMBER OF    SHARES OWNED
                                                     SHARES TO BE     AFTER THE
       INVESTOR WARRANT HOLDERS                          SOLD         OFFERING
       ------------------------                          ----         --------

Harold Greenberg                                         3,125          6,250
Gennaro P. Vanacore                                      3,125          6,250
Estate of Aaron Ascher                                  12,500         25,000

Harmat Capital Corp.                                     3,125          6,250

Greenberg Associates                                     3,125          6,250

Jon Farbman                                              6,250         12,500

Scott Berman                                             6,250         12,500
George Mourges                                          12,500         25,000
Agamemnon R. Mourges                                    12,500         25,000
Marshall N. Cyrlin                                       6,250         12,500
Herbert Cyrlin                                           6,250         12,500
Josephine Chast                                          3,125          6,250
John P. Philis and Peter S. Philis, JTWROS               6,250         12,500
Elogeanne Grossman                                       3,125          6,250
Anthony Larosa                                           3,125          6,250
Catherine A. Lavin                                       6,250         12,500
Debra and Wesley Oler                                    3,125          6,250
Daniel Shapiro                                           3,125          6,250
Jerome Braunstein                                        3,125          6,250
                                                       -------        -------
                      TOTAL INVESTOR WARRANTS          106,250
                                                       =======
               TOTAL SHARES OWNED AFTER OFFERING                      212,500(4)
                                                                      =======




OFFICER WARRANT HOLDERS
Alice F. Wein                                           21,666              0
Arthur Wein                                             21,667              0
Arthur Wein and Alice F. Wein, JTWROS                     --           75,000
                                                       -------        -------
                      TOTAL OFFICER WARRANTS            43,333         75,000
                TOTAL SHARES OWNED AFTER OFFERING      =======        =======

                           [ALTERNATE PROSPECTUS PAGE]


                                                                 MAXIMUM
                                                                NUMBER OF
                                                               SHARES TO BE
           OUTSTANDING SHARES                                      SOLD
           ------------------                                      ----

Gregory Lavin                                                      2,500
Leslie Seiff                                                       2,500
Bruce Seiff                                                        2,500
Stanley Simon                                                      2,000
Sylvia Bageac                                                      2,000
William F. Yetman                                                  1,000
Dr. Michael Smart                                                  5,000
Barbara Bean Hemmer                                                4,000
Regent Capital Group                                              10,000
Aaron Lehman                                                      18,000
Goldman, Zolotorofe & Corcoran, P.C.                              20,000
David I. Grauer                                                   10,000
                                                                  ------

                  TOTAL SHARES                                    79,500
                                                                  ======
-----------------------
(1) Except as to Renaissance, as described in note (2) below, consists of Common Stock and Class A Warrants comprising Units issuable upon the exercise of the Bridge Warrants. See "Certain Transactions - Recent Financings."

(2)  Consists of Common  Stock and Class A Warrants  comprising  Units  issuable upon the exercise of the Placement Agent's Warrant. Does not include 125,000 shares of Common Stock included in the Units (and issuable upon the exercise of the Class A Warrants contained in such Units) issuable upon the exercise of the Representative's Unit Purchase Option to be issued to
     Renaissance in connection with the Offering, which option is not exercisable until one year after the date of this Prospectus. Assuming all of the Selling Securityholder Securities are issued and sold and no other shares of Common Stock are issued (upon the exercise of any Class A Warrants, other outstanding options and warrants or otherwise) by the Company, Renaissance by virtue of its ownership of the Representative's Unit Purchase Option, will be deemed to own, as of __________ __, 1997, approximately 5.2% of the Company's Common Stock. See "Certain Transactions
     - Recent Financings" and "Concurrent Public Offering."

(3) Consists of shares issuable upon the exercise of the July Placement Warrant and upon the exercise July 1996 Warrants issuable upon such exercise of the July Placement Warrant. Does not include 222,500 shares of Common Stock and immediately exercisable warrants to purchase 20,000 shares of Common Stock owned by Cyndel. See "Principal Stockholders" and "Certain Transactions - Recent Financings."

(4) Does not include 212,500 shares of Series A Preferred Stock, which are being redeemed from the proceeds of the Offering.

                           [ALTERNATE PROSPECTUS PAGE]

                              PLAN OF DISTRIBUTION

           The sale of the Selling Securityholder Securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the amount of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices.

           The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions). The Selling Securityholders may, but are not obligated to, effect transaction through or to Renaissance.


           Each Selling Securityholder, other than Renaissance and holders of 41,500 shares of Common Stock and 25,000 Investor Warrants, has agreed not to sell, transfer or otherwise dispose publicly of the Selling Securityholder Securities for a period of 12 months (or nine months, in the case of the holders of 81,250 of the Investor Warrants, 43,333 of the Officer Warrants and 38,000 shares of Common Stock) after the date of this Prospectus without the prior written consent of Renaissance in its capacity as representative, which consent can be given for sales of Selling Securityholder Securities subject to the 12 month agreements beginning six months after the date of this Prospectus.


           Under applicable rules and regulations under the Securities Exchange Act of 1934 ("Exchange Act"), any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market making activities with respect to any securities of the Company during the applicable "cooling-off" period (at least two, and possibly nine, business days) prior to the commencement of such distribution. Accordingly, in the event the Renaissance is engaged in a distribution of Selling Securityholder Securities, it will not be able to make a market in the Company's securities during the applicable restrictive period. In addition, each Selling Securityholder desiring to sell Selling Securityholder Securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

           The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.


                           CONCURRENT PUBLIC OFFERING


           On the date of this Prospectus, a Registration Statement was declared effective under the Securities Act with respect to an underwritten offering by the Company of 1,250,000 Units by the Company and up to 187,500 additional Units to cover over-allotments, if any. The initial offering price of the Units in the Offering was $____, and the securities offered in the underwritten offering were identical to the securities being offered by certain Selling Securityholders pursuant to this Prospectus.

           Renaissance, a Selling Securityholder, acted as Representative of the Underwriters of the Offering and, in connection therewith, was granted an option (the "Representative's Unit Purchase Option") to purchase up to 87,500 Units at an exercise price equal to 160% of the initial public offering price of the Units sold in the Offering. The Class A Warrants included in the Units issuable upon the exercise of the Representative's Unit Purchase Option will not be redeemable by the Company and will be exercisable at a price equal to 160% of the exercise price of the Class A Warrants included in the Units offered in the Offering.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation ) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudicated to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action is brought determines such person is fairly and reasonably entitled to indemnity for such expenses. Article Ninth of the Company's Certificate of Incorporation and Article VI of the Company's Amended and Restated Bylaws provide that the Company shall indemnify all persons whom the Company shall have power to indemnify under such Section to the fullest extent permitted by such Section. In addition, Article Eighth of the Company's Certificate of Incorporation provides, in general, that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which provides that, under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

           Section 5 of the Underwriting Agreement (Exhibit 1.1) provides for indemnification by the underwriter of directors, officers and controlling person of the Company for certain liabilities, including certain liabilities under the Securities Act of 1933, under certain circumstances.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           The expenses of the offering, other than underwriting discounts and commissions, are as follows:


           Securities and Exchange Commission registration fee....... $   12,761
           NASD filing fee...........................................      4,201
           NASDAQ entry fees.........................................      7,875
           Legal fees and expenses*..................................    130,000
           Accounting fees and expenses*.............................     60,000
           Transfer agent fees*......................................      3,000
           Blue sky fees and expenses (including counsel fees)*......     40,000
           Printing and engraving expenses*..........................     60,000
           Miscellaneous*............................................     23,163
                                                                      ----------


                  Total..............................................   $341,000
                                                                      ==========
--------------------

*  Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

           The following sets forth certain information regarding sales of securities of the Company issued within the past three years, which were not registered pursuant to the Securities Act of 1933 (the "Securities Act").

           Pursuant to a private placement of securities effected between September 1992 and November 1993 (the "1992 Private Placement"), the Company sold 17 units ("Units") to 19 investors, each of whom subscribed to purchase such Units, at a price of $25,000 per Unit, each Unit consisting of (i) 12,500 shares of Common Stock, (ii) 12,500 shares of Preferred Stock and (ii) a warrant to purchase 6,250 shares of Common Stock. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

           On October 4, 1993, the Company issued 222,500 shares of Common Stock to Cyndel & Co., Inc. for an aggregate of $10,000. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

           On April 15, 1993, the Company issued to David E. Y. Sarna, Chairman, Co-Executive Officer and Secretary of the Company, George J. Febish, President, Co-Executive Officer and Treasurer and Arthur Wein, a former officer of the Company, warrants to purchase 50,000, 50,000 and 43,333 shares of Common Stock, respectively, in consideration of forgone salary in 1992. In consideration of their waiver of the registration rights with respect to the Offering and their agreement to enter into an 18 month lock-up agreement with the Representative, the expiration date of the Officer Warrants held by Messrs. Sarna and Febish was extended to April 30, 2000. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

           On August 22, 1995 the Company granted Benjamin Borneman, a consultant to the Company, the right to exchange his right to cash payments under his retainer agreement for an option to acquire up to 100,000 shares of Common Stock at an exercise price of $1.00 per share and up to 240,000 shares of Common Stock at an exercise price of $2.00 per share. On September 15, 1995 Mr. Borneman exercised his right to receive the option for 100,000 shares of Common Stock at an exercise price of $1.00 per share expiring on the fifth anniversary of the date of grant. This option is immediately exercisable; however, in May 1996, the option was canceled as to 50,000 shares in consideration of a cash payment of $5,000. Mr. Borneman's right to acquire an option for 240,000 shares of Common Stock expired on December 31, 1995. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

           On December 29, 1995, the Company issued to Cyndel & Co., Inc. 1,250 shares of Preferred Stock to be designated Series B Preferred Stock in consideration of $100,000 in cash and a promissory note in the amount of $25,000 due on January 30, 1996. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

           On December 28, 1995, the Company issued to Aaron Lehman 18,000 shares of Common Stock in consideration of $18,000 in cash. No sales commissions were paid in connection with such offerings. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

           During the period April through June 1996, the Company sold 12.5 Bridge Units to accredited investors, each Bridge Unit consisting of a $100,000 7% Note (the "Bridge Notes") and warrants to purchase 30,000 shares of Common Stock or such other securities as might be offering in the Company's initial public offering. Assuming the Offering is completed, the Bridge Warrants will be exercisable to purchase Units identical to the Units offered hereby. Interest on the Bridge Notes is payable semi-annually commencing December 31, 1996, and the Bridge Notes will mature and be payable in full within fourteen (14) days of the date of closing of the

Offering or September 30, 1997, whichever is earlier. The Bridge Warrants are exercisable at a price equal to 70% of the offering price for securities offered in an initial public offering. Each Unit Warrant is for the purchase either (i) if the Company completes an initial public offering ("IPO") on or before September 30, 1997, 30,000 shares of Common Stock (the "Shares") or other securities at 70% of the per share or other security price in the IPO exercisable for a period of three (3) years (the "IPO Securities"), or (ii) if the Company does not complete an IPO on or before September 30, 1997, 30,000 shares of Common Stock, exercisable until September 30, 1999 at $3.50 per share. The term of the Bridge Warrants if exercisable into IPO securities shall be extended for an additional period, up to one (1) year, equal to the period that lapses between September 30, 1996 and the consummation of the Company's initial public offering on or before September 30, 1997. If the Offering is completed prior to September 30, 1997, the Bridge Warrants will be exercisable to purchase 30,000 Units at $____ per Unit. In connection with Bridge Loan Offering, the Company sold to the Representative, in its capacity as Placement Agent of such offering, a warrant (the "Placement Agent's Warrant") to purchase a number of Units equal to 10% of Units issuable upon the exercise of the Bridge Warrants contained in the Bridge Units. The exercise price of the Placement Agent's Warrant is either (i) in the event an IPO is completed on or before September 30, 1997, 100% of the per IPO Security offering price exercisable commencing on or after the consummation of a public offering and ending on the fifth anniversary thereof or (ii) in the event an IPO is not completed on or before September 30, 1997, $4.55, exercisable for five (5) years from the date of issuance. Assuming the Offering is completed prior to September 30, 1997, the Placement Agent's Warrant will be exercisable at a price of $____ per Unit. The securities were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D promulgated under the Securities Act and Section 4(2) of the Securities Act.


           In July and August 1996, the Company sold , to accredited investors, an aggregate of 273,001 units (the "July 1996 Units") for an aggregate of $955,504, or $3.50 per July 1996 Unit. Each July 1996 Unit consisting of one share of Common Stock and a warrant (the "July 1996 Warrants") to purchase two-thirds (2/3) of a share of Common Stock at an exercise price of $3.00 per 2/3 share (or $4.50 per share). The July 1996 Warrants are exercisable until the later of July 30, 1999 or three years after the date of this Prospectus (but in no event later than September 30, 2000. In connection with the sale of the July 1996 Units, the placement agent for such sale, Win Capital Corporation, was granted a warrant to purchase 27,300 July 1996 Units at an exercise price of $4.50 per July 1996 Unit (the "July Placement Warrant"). The securities were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D promulgated under the Securities Act and Section 4(2) of the Securities Act.

           In July 1996, the Company redeemed the 1,250 shares of Series B Preferred Stock held by Cyndel & Co., Inc. and in connection therewith, issued to Cyndel warrants exercisable for a period of three years, to purchase 20,000 shares of Common Stock at an exercise price of $7.00 per share. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

           On May 7, 1996, the Company issued a warrant to Morton Getman, a consultant to the Company, for 10,000 shares of Common Stock. The warrants granted to Mr. Getman vest at the rate of 1,000 per month and are exercisable at a price of $1.00 per share.

           Other than as described above, during the three years immediately preceding the date hereof, no sales by the Company of its securities were consummated.

ITEM 27.  EXHIBITS.

           The following exhibits are filed as part of this registration statement:

EXHIBIT NUMBER                        DESCRIPTION


1.1            Form of Underwriting Agreement.(4)

2.1            Certificate of Ownership and Merger of ObjectSoft  Corporation (a
               New Jersey corporation) into the Company. (1)
2.2            Plan  of  Merger  of   ObjectSoft   Corporation   (a  New  Jersey
               corporation) into the Company. (1)
3.1(a)         Certificate of Incorporation of the Company. (1)
3.1(b)         Form of Amendment to Certificate of Incorporation of the Company,
               to be filed with the Secretary of State of Delaware preceding the closing of the Offering (2)
3.2(a)         By-laws of the Company. (1)
3.2(b)         Form of Amended and  Restated  Bylaws of the  Company,  to become effective upon closing of the Offering. (2)
4.1            Form of Representative's Unit Purchase Option agreement
4.2            Specimen Certificate of the Company's Common Stock (2)
4.3            Form of  Class A  Warrant  Agreement,  including  form of Class A
               Warrant. (1)
5.1            Opinion of Parker Chapin Flattau & Klimpl, LLP as to the legality of securities being registered (3)
10.1           Employment Agreement dated as of July 1, 1996 between the Company and David E.Y. Sarna. (2)
10.2           Employment Agreement dated as of July 1, 1996 between the Company and George J. Febish. (2)
10.3           1996 Stock Option Plan. (1)
10.4           Form of Bridge Loan Promissory Note. (1)
10.5           Form of Bridge Loan Warrant. (1)
10.6           Form of Warrant  Agreement with  placement  agent for Bridge Loan
               Offering. (1)
10.7           Form of Subscription  Agreement and Investment  Representation of
               Investor  with each of the  investors in the July 1996  Offering.
               (1)
10.8           Form of July 1996 Warrant Agreement. (1)
10.9           Form of  Warrant  Agreement  with  placement  agent for July 1996
               Offering. (1)
10.10          Agreement,  dated January 11, 1996, as amended,  with the City of
               New   York    (Department   of    Information    Technology   and
               Telecommunications). (1)
10.11          Cooperation Agreement with Microsoft Corporation,  dated November
               7, 1995. (2)
10.12          Agreement with ACORD Corporation dated July 5,1995. (2)
10.13          Form of Investor Warrant. (2)
10.14          Form of Officer Warrant. (2)
10.16          Cyndel Warrant (2)
23.1           Consent of Richard A. Eisner & Company, LLP.
23.2           Consent of Parker Chapin  Flattau & Klimpl,  LLP (included in the their opinion filed as Exhibit 5.1).
24.1           Power of Attorney. (1)
99.1           Consent of Gunther L. Less (3)

------------------

(1)  Filed with initial filing of Registration Statement.
(2)  Filed with Amendment No. 1.
(3)  Filed with Amendment No. 2.

(4)  Filed with Amendment No. 3.

ITEM 28.  UNDERTAKINGS.

           The Company hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

           The Company hereby undertakes that it will:

           (1) For determining any liability under the Securities Act of 1933 (the "Act"), treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective;

           (2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           The Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES



           In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on November 12, 1996.


                                       OBJECTSOFT CORPORATION


                                       BY: /S/ DAVID E. Y. SARNA
                                           ---------------------------
                                           DAVID E. Y. SARNA, CHAIRMAN

           In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE               TITLE                                             DATE
/S/ DAVID E. Y. SARNA         CHAIRMAN OF THE BOARD OF DIRECTORS AND       November 12, 1996
---------------------------   SECRETARY (CO-PRINCIPAL EXECUTIVE OFFICER
DAVID E. Y. SARNA             AND PRINCIPAL FINANCIAL OFFICER)



         *                    PRESIDENT, TREASURER AND DIRECTOR (CO-       November 12, 1996
---------------------------   PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
GEORGE J. FEBISH              ACCOUNTING OFFICER)



         *                    DIRECTOR                                     November 12, 1996
---------------------------
DANIEL E. RYAN




         *                    DIRECTOR                                     November 12, 1996
---------------------------
JULIUS GOLDFINGER






*BY: /S/ DAVID E.Y. SARNA
   -------------------------
     DAVID E.Y. SARNA,
     ATTORNEY-IN-FACT